UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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THE GEO GROUP, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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621 NW 53rd Street, Suite 700

Boca Raton, Florida 33487

Telephone: (561) 893-0101

March 13, 2018

Dear Shareholder:

You are cordially invited to attend the 2018 annual meeting of the shareholders of The GEO Group, Inc. We will hold the meeting virtually, conducted via live audio webcast on Tuesday, April 24, 2018, at 9:00 a.m. (EDT).

This year we are furnishing proxy materials to our shareholders primarily on the Internet rather than mailing paper copies of the materials to each shareholder. As a result, most of you will receive a Notice of Internet Availability of Proxy Materials instead of paper copies of this proxy statement and our annual report. The notice contains instructions on how to access the proxy statement and the annual report over the Internet, as well as instructions on how to request a paper copy of our proxy materials. This process will significantly lower the costs of printing and distributing our proxy materials. On or about March 13, 2018, we mailed to shareholders a Notice of Internet Availability of Proxy Materials.

Your vote is very important to us. Whether or not you plan to attend the meeting virtually, your shares should be represented and voted. After reading the enclosed proxy statement, please vote your shares as soon as possible. Shareholders may vote via the Internet at www.virtualshareholdermeeting.com/GEO2018, by telephone, or by completing and returning a proxy card. Submitting a vote before the annual meeting will not preclude you from voting virtually at the meeting should you decide to attend. If you wish to participate in the meeting, please refer to page 57 for additional guidelines.

Sincerely,

George C. Zoley

Chairman of the Board,

Chief Executive Officer and Founder

THE GEO GROUP, INC.

621 NW 53rd Street, Suite 700

Boca Raton, Florida 33487

Telephone: (561) 893-0101

Notice of Annual Meeting of Shareholders on April 24, 2018

March 13, 2018

The annual meeting of the shareholders of The GEO Group, Inc. will be held on Tuesday, April 24, 2018, at 9:00 a.m. (EDT). The meeting will be held virtually, conducted via live audio webcast for the purpose of considering and acting on the following proposals:

(1)	To elect six (6) directors for the ensuing year;

(2)	To ratify the appointment of Grant Thornton LLP as our independent registered public accountants for the fiscal year 2018;

(3)	To hold an advisory vote to approve named executive officer compensation;

(4)	To approve The GEO Group, Inc. 2018 Stock Incentive Plan; and

(5)	To vote on the shareholder proposal set forth in the proxy statement, if properly presented before the meeting.

Only shareholders of GEO’s common stock of record at the close of business on February 27, 2018, the record date and time fixed by the board of directors, are entitled to notice of and to vote at the annual meeting. Additional information regarding the proposals to be acted upon at the annual meeting can be found in the accompanying proxy statement.

The Securities and Exchange Commission (“SEC”) has adopted a “Notice and Access” rule that allows companies to deliver a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) to shareholders in lieu of a paper copy of the proxy statement and related materials and the Company’s Annual Report to Shareholders (the “Proxy Materials”). The Notice of Internet Availability provides instructions as to how shareholders can access the Proxy Materials online, contains a listing of matters to be considered at the meeting, and sets forth instructions as to how shares can be voted. Shares must be voted either by telephone, online or by completing and returning a proxy card. Shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability. Any Notices of Internet Availability that are returned will not be counted as votes. Instructions for requesting a paper copy of the Proxy Materials are also set forth on the Notice of Internet Availability.

By Order of the Board of Directors,

John J. Bulfin

Senior Vice President, General Counsel

and Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON TUESDAY, APRIL 24, 2018.

GEO’s proxy statement and annual report are available online at: www.proxyvote.com

i

PROXY STATEMENT

THE GEO GROUP, INC.

621 NW 53rd Street, Suite 700

Boca Raton, Florida 33487

Telephone: (561) 893-0101

March 13, 2018

The GEO Group, Inc. (“GEO,” the “Company,” “we” or “us”) is furnishing this proxy statement in connection with the solicitation of proxies by our board of directors (the “Board”) for use at the annual meeting of shareholders on April 24, 2018, at 9:00 a.m., Eastern Daylight Time. This year’s annual meeting will be a virtual meeting of shareholders, conducted via live audio webcast. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting via a live audio webcast by visiting www.virtualshareholdermeeting.com/GEO2018. Please note that the proxy card provides a means to withhold authority to vote for any individual director nominee. Also note that the format of the proxy card provides an opportunity to specify your choice between approval, disapproval or abstention with respect to the proposals indicated on the proxy card. A proxy card which is properly executed, returned and not revoked will be voted in accordance with the instructions indicated. A proxy voted by telephone or the Internet and not revoked will be voted in accordance with the shareholder’s instructions. If no instructions are given, proxies that are signed and returned or voted by telephone or the Internet will be voted as follows:

“FOR” the election of the nominated directors for the ensuing year;

“FOR” the proposal to ratify the appointment of Grant Thornton LLP as the independent registered public accountants of GEO for the fiscal year 2018;

“FOR” the advisory approval of the resolution on named executive officer compensation;

“FOR” the proposal to approve The GEO Group, Inc. 2018 Stock Incentive Plan; and

“AGAINST” the shareholder proposal regarding shareholder proxy access, if properly presented before the meeting.

Under New York Stock Exchange rules, brokerage firms have authority to vote shares on routine matters for which their customers do not provide voting instructions. The ratification of the appointment of Grant Thornton LLP as our independent registered public accountants for 2018 is considered a routine matter. As a result, if you hold your shares through a broker and do not direct the broker how to vote your shares on this routine matter, your broker may vote the shares on your behalf.

Under New York Stock Exchange rules, the election of directors, the advisory vote to approve named executive officer compensation, the proposal to approve the 2018 Stock Incentive Plan and the shareholder proposal are not considered a routine matter. As a result, if a brokerage firm does not receive voting instructions from the beneficial owner of shares held by the firm, those shares will not be voted and will be considered broker non-votes with respect to those matters. A broker non-vote will have no effect on the election of directors, the advisory vote to approve named executive officer compensation, the proposal to approve the 2018 Stock Incentive Plan and the shareholder proposal.

This proxy statement, the notice of annual meeting, the proxy card and our 2017 annual report will be mailed or made accessible via the Internet on or about March 13, 2018.

Management is not aware of any other matters to be presented for action by shareholders at the annual meeting.

Holders of GEO common stock at the close of business on February 27, 2018, the record date, will be entitled to one vote for each share of common stock outstanding in their name on the books of GEO at that date. On February 27, 2018, GEO had 123,646,068 shares of common stock outstanding.

The presence, in person or by proxy, of at least a majority of the total number of shares of common stock outstanding on the record date will constitute a quorum for purposes of the annual meeting. The election of directors requires a majority of the votes cast. The appointment of Grant Thornton LLP will be ratified if the number of votes cast in favor of ratification exceeds the number of votes cast against ratification. The advisory vote to approve named executive officer compensation will be approved if the number of votes cast in favor of approval exceeds the number of votes cast against approval. The proposal to approve the 2018 Stock Incentive Plan will be approved if the number of votes cast in favor of approval exceeds the number cast against approval. The shareholder proposal will be approved if the number of votes cast in favor or approval exceeds the number cast against approval. Shares of common stock represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the annual meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum for the proposal but will not be counted as “votes cast” with respect to the election of directors, the advisory vote to approve named executive officer compensation, the proposal to approve the 2018 Stock Incentive Plan and the shareholder proposal. If less than the majority of the outstanding shares of common stock are represented at the annual meeting, a majority of the shares so represented may adjourn the annual meeting to another date and time.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder

Meeting to be held on Tuesday, April 24, 2018. The Proxy Statement and

2017 Annual Report to Shareholders are available at www.proxyvote.com.

1.	This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

2.	The proxy statement and annual report to security holders is available at www.proxyvote.com.

3.	If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Instructions on how to request a paper or e-mail copy can be found on the “Important Notice Regarding the Availability of Proxy Materials” (“Notice”). To request the documents by email, send a blank email with the 12-digit control number (located on the Notice) in the subject line to sendmaterial@proxyvote.com. You may also call 1-800-579-1639 to request a copy. Please make your request for a copy as instructed above on or before April 10, 2018 to facilitate timely delivery.

Any person giving a proxy has the power to revoke it any time before it is voted by providing written notice to GEO addressed to the Corporate Secretary, by executing and delivering a later dated proxy, or by participating in the meeting and voting the shares electronically.

The costs of preparation, assembly and mailing this proxy statement and the accompanying materials will be borne by GEO. GEO will also pay the cost of soliciting your proxy and reimbursing brokerage firms and others for forwarding proxy materials to you. Certain of GEO’s officers, directors and employees may participate in the solicitation of proxies by mail, personal interview, letter, fax and telephone without additional consideration.

PROPOSAL 1:

ELECTION OF DIRECTORS

Director Nominees

GEO’s board of directors is currently comprised of six (6) members. All of the nominees are presently directors of GEO and were elected by the shareholders at GEO’s 2017 annual meeting.

If instructed, the persons named on the accompanying proxy card will vote for the election of the nominees named below to serve for the ensuing year and until their successors are duly elected and qualified. If any nominee for director shall become unavailable (which management has no reason to believe will be the case), it is intended that the shares represented by the enclosed proxy card will be voted for any such replacement or substitute nominee as may be nominated by the board of directors.

Director Nominees	Age	Since	Current Positions
Clarence E. Anthony	58	2010	Director
Anne N. Foreman	70	2002	Director
Richard H. Glanton	71	1998	Director
Christopher C. Wheeler	71	2010	Director
Julie Myers Wood	48	2014	Director
George C. Zoley	68	1988	Chairman and Chief Executive Officer

The following is a brief biographical statement for each director nominee:

Director Nominees

Clarence E. Anthony — Mr. Anthony has served as a director of GEO since 2010. Mr. Anthony has been the President and CEO of Anthony Government Solutions, Inc., a government relations consulting firm based in West Palm Beach, Florida since June 2009. From 2004 through 2009, he was the Chief Marketing Officer & EVP at PBS&J, an international engineering and construction management firm. From 2004 to 2006, he served as the National Business Development & Government Relations Director for PBS&J. From 1996 to 2004, Mr. Anthony was President and CEO of Emerge Consulting. Since 1999, Mr. Anthony has served on the board of directors of Bealls, Inc., a privately held $1.5 billion dollar clothing and retail corporation headquartered in Bradenton, Florida. From 2004-2009, Mr. Anthony was on the board of directors of PBS&J, Inc. where he served as Presiding Director of the Board for fiscal year 2008- 2009. From 1998-2007, Mr. Anthony served on the board of CentraCore Properties Trust (formerly Correctional Properties Trust). Mr. Anthony served as mayor of South Bay, Florida for 24 years and served as president of the National League of Cities in 1999. In January 2013, he was named the Executive Director of The National League of Cities, the oldest and largest organization of municipal officials in the United States. He is also an active member of the National Black Caucus of Local Elected Officials. Mr. Anthony earned a bachelor’s degree in Social Science from Florida Atlantic University and holds an M.P.A., Public Administration with Specialization in Environmental Growth Management, from Florida Atlantic University.

Mr. Anthony brings extensive government and corrections industry knowledge to the board of directors. Mr. Anthony’s experience as an independent director with CentraCore Properties Trust (including his familiarity with that company’s financing and operations) provides corrections industry knowledge and experience that strengthens the board of directors’ collective knowledge, capabilities and experience.

Anne N. Foreman — Ms. Foreman has served as a director of GEO since 2002. Since 1999, Ms. Foreman has been a court appointed trustee of the National Gypsum Company Bodily Injury Trust, a trust created for the purpose of resolving asbestos related bodily injury liabilities of the National Gypsum Company. Ms. Foreman served as Under Secretary of the United States Air Force from September 1989 until January 1993. Prior to her appointment as Under Secretary, Ms. Foreman was General Counsel of the Department of the Air Force, a member of the Department’s Intelligence Oversight Board and the Department’s Chief Ethics Officer. She practiced law in the Washington office of Bracewell and Patterson and with the British solicitors Boodle Hatfield, Co., in London, England from 1979 to 1985. Ms. Foreman is a former member of the U.S. Foreign Service, and served in Beirut, Lebanon; Tunis, Tunisia; and the U.S. Mission to the U.N. Ms. Foreman earned a bachelor’s degree, magna cum laude, Phi Beta Kappa, in history and French, and a master’s in history from the University of Southern California in Los Angeles. She holds her juris doctor, cum laude, from American University in Washington, D.C. where she was a member of the Law Review. She was awarded an honorary doctorate of law from Troy State University. Ms. Foreman was twice awarded the Air Force Medal for Distinguished Civilian Service. Ms. Foreman also served on the Board of The Wackenhut Corporation, a then publicly-traded security and corrections corporation, for nine years. She has served on public and private U.S. and U.K. boards of directors, and on their audit, compensation and corporate governance committees for 20 years. Ms. Foreman is chairman of the board of directors of Trust Services, Inc., a claims processing facility located in Greenville, Texas which processes the claims of and provides related financial management and administrative services to various asbestos and silica trusts. She has been a member of the board of Trust Services, Inc. since 1998. Ms. Foreman is on the board of directors of Ultra Electronics Defense, Inc. (UEDI), a US holding company which controls ten US companies owned by the publicly-traded UK corporation, Ultra Electronics, Plc. UEDI companies specialize in defense electronics and other defense solutions and is headquartered in Fishers, New York. Ms. Foreman has been a UEDI board member since 1999.

Ms. Foreman brings extensive legal, government contracting and international experience to the board of directors. Her service in two Senate-confirmed positions in the Air Force, and in private sector and government positions abroad provide leadership, government affairs and international transactional skills. Her experience as a board member of other companies strengthens the board of directors’ collective knowledge, capabilities and experience.

Richard H. Glanton — Mr. Glanton has served as a director of GEO since 1998. Mr. Glanton is the Founder and has served as Chairman, and Chief Executive Officer of Electedface Inc., a website that connects voters to the elected and appointed officials who represent them in political districts where they serve. Mr. Glanton was Senior Vice President of Corporate Development at Exelon Corporation from 2003-2008. From 1983 to 2003, he was a Partner at Wolf Block LLP (1983-86) and at Reed Smith LLP (1986-2003). From 1990 to 1998, he served as President of the Barnes Foundation in Merion, Pennsylvania, a foundation established to promote education and the appreciation of fine arts and horticulture. Mr. Glanton has approximately 33 years of continuous experience serving on boards of publicly traded companies, private companies and non-profit institutions. Mr. Glanton is a member of the board of directors, lead director, a member of the Executive Committee, and Chairman of the Risk Management and Investment Committee and served as CEO Succession Committee Chairman of Aqua America Corporation, a publicly traded holding company for regulated utilities providing water and wastewater services. Mr. Glanton is also a member of the board of directors and Chairman of the Compensation Committee of Mistras Group, Inc., a publicly traded company providing technology-enabled asset protection solutions used to evaluate the structural integrity and reliability of critical energy, industrial and public infrastructure. From 1990 until 2003, he served as director of PECO Energy and Exelon Corporation Boards until he resigned to assume a senior management position within PECO\Exelon at the request of its Chairman. He served as a director of CGU of North America, part of the Scotland based group of property casualty insurance companies, from 1983 to 2003 when it was sold to White Mountain Group of Exeter, New Hampshire and Berkshire Hathaway. From 1986 to 1988, Mr. Glanton served as Co-chairman of the George H. W. Bush National Finance Committee for Vice President of The United States and Chairman of the Pennsylvania Bush (41) Finance Committee. Mr. Glanton has served on the boards of the following non-profit institutions: Children Hospital of Philadelphia, Hahnemann University Hospital, Boy Scouts of Southeast Pennsylvania, Philadelphia Community College, Lincoln University and Morris Arboretum of the University of Pennsylvania. He received his bachelor’s degree in English from the University of West Georgia in Carrollton, Georgia and his juris doctor from the University of Virginia School of Law in Charlottesville, Virginia. On July 13, 2017, Mr. Glanton filed for personal bankruptcy under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of New Jersey. Mr. Glanton filed a proposed reorganization plan on December 5, 2017. On March 8, 2018, Mr. Glanton filed a motion for the voluntary dismissal of the bankruptcy case.

Mr. Glanton’s experience in utility acquisitions, his experience as a director of other publicly-traded companies and his demonstrated leadership roles in other business activities are important qualifications for the board of directors. His extensive corporate finance and legal knowledge also contribute to the board of directors’ collective knowledge, capabilities and experience.

Christopher C. Wheeler — Mr. Wheeler has served as a director of GEO since 2010. Mr. Wheeler retired from Proskauer Rose LLP in January 2010, where he served as a member of the Corporate Department and a partner in the firm’s Florida office for nearly 20 years. Mr. Wheeler has had extensive experience in real estate and corporate law, institutional lending, administrative law and industrial revenue bond financing. He has acted as counsel for developers, institutions and large property holders in connection with the purchase, sale, refinancing or operation of real estate properties. Mr. Wheeler is a graduate of Hamilton College and Cornell Law School and was a member of the managing Board of Editors of the Cornell Law Review. Active in professional, charitable and philanthropic matters and community affairs, Mr. Wheeler presently serves on the Board of Trustees of the Boca Raton Regional Hospital and BRRH Corporation, the parent organization for Boca Raton Regional Hospital. He is a former member of the Board of Directors of Pine Crest Preparatory School, the Board of Directors of Ronald McDonald House Charities of South Florida, and the Board of Directors of the Florida Atlantic University Foundation. Mr. Wheeler also served as a member of the Grievance Committee for the Fifteenth Judicial Circuit of Florida.

Mr. Wheeler brings extensive real estate, finance and legal knowledge to the board of directors. His credentials in lending and bond financing strengthens the board of directors’ collective knowledge, capabilities and experience.

Julie Myers Wood — Ms. Wood has served as a director of GEO since 2014. She is currently the Chief Executive Officer of Guidepost Solutions LLC (“Guidepost”), a company specializing in monitoring, compliance, international investigations and risk management solutions, after joining the organization in 2012 as president of its Compliance, Federal Practice and Software Solutions division. Ms. Wood also serves as a director of Revolutionary Security LLC, a privately held cyber security company that has formed a strategic partnership with Guidepost Solutions. Prior to joining Guidepost Solutions, Ms. Wood was the former founder and president of ICS Consulting, LLC, a firm specializing in compliance, risk assessments, immigration and customs investigations. Guidepost Solutions acquired ICS Consulting in September 2012. Ms. Wood ran ICS Consulting from November 2009 until 2012. Ms. Wood focuses on regulatory compliance and investigative work. She regularly conducts government contracting, immigration and anti-corruption due diligence risk assessments. She developed a cross-functional compliance monitoring program and conducts third-party audits on a variety of regulatory issues. Ms. Wood also has significant experience as a government-appointed monitor. Prior to joining the private sector, Ms. Wood served as the Head of Immigration and Customs Enforcement (“ICE”) for the Department of Homeland Security (“DHS”) leading its largest investigative component and the second largest investigative agency in the federal government with a budget of nearly $6 billion and 15,000 employees. Ms. Wood served at ICE from January 2006 until November 2008. At ICE, Ms. Wood also supervised the agency’s detention and removal programs, including oversight relating to its Alternatives to Detention program and detention facilities. Under her leadership, ICE created performance-based standards for detention facilities and expanded the use of alternatives to detention.

Ms. Wood’s previous leadership positions in the federal government include Assistant Secretary for Export Enforcement at the Department of Commerce and Chief of Staff for the Criminal Division at the Department of Justice. She also served as Deputy Assistant Secretary (Money Laundering and Financial Crimes) at the Treasury Department, where she helped draft regulations relating to Title III of the Patriot Act, coordinated the U.S. government’s national report/strategy on money laundering, and oversaw Treasury Enforcement activities relating to OFAC. Ms. Wood served as an Assistant U.S. Attorney for the Eastern District of New York, where she prosecuted criminal cases including financial crimes, securities fraud, and other white-collar criminal cases. Ms. Wood is nationally recognized as a speaker for her expertise on immigration and other law enforcement issues. She has testified before Congress numerous times and has appeared on CNN, C-SPAN, ABC, CNBC, MSNBC, NPR, FOX and other broadcast stations. Prior to government service, Ms. Wood was an associate at Mayer, Brown & Platt in Chicago, Illinois and she clerked for the Honorable C. Arlen Beam of the U.S. Court of Appeals for the Eighth Circuit. In addition to serving as CEO, Ms. Wood sits on the Board of Directors of Guidepost Solutions and its parent company, Solution-Point International.

Ms. Wood brings extensive federal government, legal and management experience to the board of directors. Her experience in the private sector, including in compliance and risk assessments, and her former government positions, including as Head of Immigration and Customs Enforcement, strengthens the board of directors’ collective knowledge, capabilities and experience.

George C. Zoley — Mr. Zoley is GEO’s Chairman of the Board, Chief Executive Officer and Founder. He served as GEO’s Vice Chairman and Chief Executive Officer from January 1997 to May of 2002. Mr. Zoley has served as GEO’s Chief Executive Officer since the company went public in 1994. Prior to 1994, Mr. Zoley served as President and Director since GEO’s incorporation in 1988. Mr. Zoley founded GEO in 1984 and continues to be a major factor in GEO’s development of new business opportunities in the areas of correctional and detention management, community reentry, electronic monitoring, offender rehabilitation, and other diversified government services. Mr. Zoley also serves as a director of several business subsidiaries through which The GEO Group, Inc. conducts its operations worldwide.

Mr. Zoley has bachelor’s and master’s degrees in Public Administration from Florida Atlantic University (FAU) and a Doctorate Degree in Public Administration from Nova Southeastern University (NSU). For seven years, Mr. Zoley served as a member of the Board of Trustees of Florida Atlantic University in Boca Raton, Florida, and previously served as Chairman of the Board of Trustees. Mr. Zoley was born in Florina, Greece and was the recipient of the Ellis Island Medal of Honor in 2002.

As GEO’s founder, his knowledge, experience, and leadership are invaluable to the operation and development of the company. His more than 30 years with the company make him uniquely qualified to be GEO’s Chairman of the Board and Chief Executive Officer.

Recommendation of the Board of Directors

The board of directors unanimously recommends a vote “FOR” each of the six nominees for director.

Director Emeritus

Norman A. Carlson — In connection with Mr. Carlson’s retirement from the board of directors and in recognition of Mr. Carlson’s 20 years of distinguished service, his invaluable expertise in the corrections industry and his extensive knowledge of GEO and its operations, the board of directors appointed Mr. Carlson to the position of Director Emeritus of GEO effective January 1, 2015. As Director Emeritus, Mr. Carlson will consult with GEO and the Board and may attend, but not vote at, meetings of the Board. Article VI, Section 8 of GEO’s bylaws expressly provide that the board of directors may appoint persons to serve as Director Emeritus. Mr. Carlson’s status as Director Emeritus will be reviewed annually by the Nominating and Corporate Governance Committee and the Board.

EXECUTIVE OFFICERS OF GEO

The executive officers of GEO as of February 27, 2018 are as follows:

Name	Age	Position
George C. Zoley	68	Chairman of the Board, Chief Executive Officer and Founder
Brian R. Evans	50	Senior Vice President and Chief Financial Officer
J. David Donahue	58	Senior Vice President and President, U.S. Corrections & Detention, and International Operations
Ann M. Schlarb, Ph.D.	53	Senior Vice President and President, GEO Care
John J. Bulfin	64	Senior Vice President General Counsel and Secretary
David J. Venturella	51	Senior Vice President, Business Development
Richard Long	54	Senior Vice President Project Development
Ronald A. Brack	56	Vice President, Chief Accounting Officer and Controller
Shayn P. March	52	Vice President, Finance and Treasurer

George C. Zoley — Please refer to the biographical information listed above in the “Director Nominees” section.

Brian R. Evans — Brian R. Evans joined GEO in 2000 and has over 20 years of business management experience. Since joining the company, Mr. Evans has served in increasingly senior business management positions including as Vice President of Finance, Chief Accounting Officer, and Controller and was named GEO’s Senior Vice President and Chief Financial Officer in 2009.

As Chief Financial Officer, Mr. Evans is responsible for the overall financial management of GEO and its subsidiaries and the Company’s acquisition and growth initiatives. Since joining the Company, Mr. Evans has overseen significant financial growth and shareholder value creation.

During his tenure at GEO, Mr. Evans has been instrumental in successfully executing the Company’s strategy for three secondary public offerings of equity; the execution of multiple financing transactions; and the successful completion of major business transactions including the acquisitions of Correctional Services Corporation in 2005, CentraCore Properties Trust in 2007, Cornell Companies in 2010, BI Incorporated in 2011, LCS Corrections in 2014 and Community Education Centers in 2017. Mr. Evans was also instrumental in GEO’s highly successful conversion to a Real Estate Investment Trust in 2013.

Prior to joining GEO, Mr. Evans worked for Arthur Andersen LLP as a Manager in the Audit and Business Advisory Services Group from 1994 until joining GEO. During his tenure at Arthur Andersen, Mr. Evans supervised the financial statement audits of both public and private companies and city and county governments. From 1990 until 1994, Mr. Evans served as an Officer in the Supply Corps of the United States Navy and was assigned to the USS Monterey in Jacksonville, Florida.

Mr. Evans graduated in 1990 from the University of Notre Dame with a Bachelor’s Degree in Accounting. Mr. Evans is a member of the American Institute of Certified Public Accountants.

J. David Donahue — J. David Donahue joined GEO as the Eastern Region Vice President in 2009 after a distinguished career in corrections with the States of Indiana and Kentucky as well as the Federal Bureau of Prisons. In his previous role as the Eastern Regional Vice President, he was responsible for the operational oversight of over 24 correctional facilities encompassing over 31,000 beds. Mr. Donahue was promoted to Senior Vice President and President, GEO Corrections and Detention in January 2016.

Prior to joining GEO, Mr. Donahue served as Commissioner of the Indiana Department of Correction. As Commissioner, he led a workforce of over 9,000 employees, supervising nearly 39,000 offenders in addition to 3,000 Juvenile Offenders and those individuals placed on community supervision. During his tenure with Indiana, Mr. Donahue worked diligently to instill best correctional practices. He employed his leadership skills to provide better protection to the public through an improved sex-offender registry system, enhanced facility security with the addition of state-of-the-art equipment and protocols, consolidated services to increase departmental efficiency and effectiveness, and prepared offenders for reentry using model case management practices.

Prior to leading the Indiana Department of Correction, Mr. Donahue served as Deputy Commissioner for the Kentucky Department of Corrections. In this position, he provided administrative policy direction to all departmental divisions. He was responsible for the planning and supervision of duties for the Directors of the Division of Administrative Services, the Division of the Corrections Training, the Division of Correctional Industries, and the Branch Managers of Offender Information and Information and Technology.

Mr. Donahue began his corrections career as a Correctional Officer. During his correctional career he moved up the ranks serving in various positions including Case Worker, Unit Manager, Executive Assistant and Warden of several facilities in the country. Mr. Donahue now serves as Vice President of the American Correctional Association (“ACA”) and is an ACA-Certified Corrections Executive. In addition, he is an active member of the ACA and serves on the Restrictive Housing Sub-Committee. Mr. Donahue is also a member of the Association of State Correctional Administrators. He attended Eastern Kentucky University, where he earned his Bachelors of Science in Police Administration. He later attended Spalding University, where he completed coursework in the Masters of Arts in Teaching Graduate Program.

Ann M. Schlarb — Dr. Schlarb joined GEO in 2011 as Vice President of Intensive Supervision and Appearance Program (“ISAP”) Services as a result of GEO’s acquisition of B.I. Incorporated, (“B.I.”). Dr. Schlarb joined BI Incorporated in 1995 and was involved in the development, implementation, and operations of two different national programs, one providing supervision and treatment services to offenders in the Criminal Justice System, and the other overseeing field operations for the immigration services division of BI. Dr. Schlarb left BI briefly to complete her doctoral degree in 2009 in Organizational Psychology, during which she remained a consultant. Dr. Schlarb was named Divisional Vice President in May 2012 and managed the BI location monitoring and immigration services division within GEO Care. Promoted to Senior Vice President and President of GEO Care in July 2014, Dr. Schlarb is now responsible for the GEO Care division of GEO, which encompasses the ‘GEO Continuum of Care’ organization, intensive residential and non-residential programming, youth services, electronic monitoring equipment and services, and community-based immigration services.

Dr. Schlarb began her Criminal Justice career in 1986 working as a detention and probation officer, and later as Assistant Director of Operations and Treatment for a Probation Violators facility in San Antonio, Texas. She earned her Master’s degree in Organizational Management and holds several criminal justice certifications.

John J. Bulfin — As GEO’s General Counsel and Secretary since 2000, Mr. Bulfin has oversight responsibility for all of GEO’s corporate governance, litigation, investigations, and professional responsibility.

Mr. Bulfin is a member of the Florida Bar and the American Bar Associations. He has been a trial lawyer since 1978 and is a Florida Bar Board Certified Civil trial lawyer. He has served on the Grievance Committee for the Fifteenth Judicial Circuit of Florida and has served as a member of the Board of Directors of the Leukemia and Lymphoma Society of Palm Beach.

Prior to joining GEO in 2000, Mr. Bulfin was a founding partner of the law firm Wiederhold, Moses, Bulfin & Rubin, in West Palm Beach, Florida. Mr. Bulfin attended the University of Florida, received his bachelor’s degree cum laude from Regis College in Denver, Colorado and his juris doctor from Loyola University School of Law in Chicago, Illinois.

David J. Venturella — Mr. Venturella joined GEO in 2012 as Executive Vice President, Corporate Development. In 2014, he was promoted to Senior Vice President, Business Development. Mr. Venturella is responsible for leading GEO’s business and proposal development efforts.

Prior to joining GEO, Mr. Venturella served in various leadership positions including as the Director for the Office of Enforcement and Removal Operations for ICE from February 2011 to June 2012.

In addition to his 22-year career with ICE, Mr. Venturella has worked in the private sector in business development and strategic planning. From May 2004 to September 2007, he served as Vice President of the Homeland Security Business Unit for USIS in Falls Church, Virginia, where he was credited with increasing annual revenues by an average of 15 percent during his tenure. He also served as Director of Business Development for USIS in the company’s Professional Services Division and served as Director of Business Development for the Global Security and Engineering Services Unit with L-3 Communications in Chantilly, Virginia from September 2007 to May 2008. David Venturella has more than 26 years experience in federal law enforcement operations and business development. His expertise includes strategic planning, organizational management, project development and program execution.

Mr. Venturella has a Bachelor of Science degree in Political Science from Bradley University in Peoria, Illinois. He has also completed the Harvard/MIT Executive Leadership Course at Harvard University’s Kennedy School of Government.

Richard K. Long — Mr. Long joined GEO in 2017 after a distinguished career working for Balfour Beatty Construction for the last 30 years.

Mr. Long has developed extensive expertise with commercial and federal government construction as well as engineering projects using design-build and construction management at risk delivery methods for both public and private sector clients, with a combined construction value in excess of $5.0 billion. During his 30-year career at Balfour Beatty Construction, Mr. Long held positions of Civil Engineer, Project Engineer, Chief Estimator, Assistant Project Manager, Vice President of Preconstruction, Senior Vice President of Business Acquisition, and Senior Vice President & South Florida Business Unit Leader responsible for leading Balfour Beatty’s $600 million annual South Florida business.

With 32 years of construction experience, Mr. Long also finds time for industry service. He is a long-time member and past-chairman of Florida’s largest chapter of the Associated Builders and Contractors (“ABC”). Additionally, as founding member and past-president of the Society of American Military Engineers (“SAME”) South Florida chapter, Mr. Long accepted multiple accolades at the association’s 2012 National Joint Engineer Training Conference.

Mr. Long received his Bachelor of Science in Civil Engineering from the University of Missouri and a Bachelor of Science in Construction Management from the University of Louisiana-Monroe.

Ronald A. Brack — Mr. Brack assumed the role of Vice President, Chief Accounting Officer and Controller for the Company in August 2009. Mr. Brack was GEO’s Vice President and Controller from January 2008 to August 2009 and Controller from April 2007 to January 2008. Mr. Brack joined GEO in May 2005 as Assistant Controller. From 2000 until joining GEO, Mr. Brack was with Fort Lauderdale, Florida based NationsRent, Inc. where his most recent position was Assistant Controller. From 1997 to 2000, Mr. Brack was with the Fort Lauderdale office of Arthur Andersen, LLP where his most recent position was Senior Auditor in the Audit and Business Advisory Services Group. Prior to that time, Mr. Brack spent over ten years in the fleet management business with World Omni Leasing, Inc. and GE Capital Fleet Services. Mr. Brack attended Florida Atlantic University and has a bachelor’s degree in Economics from Vanderbilt University. He is a member of the American Institute of Certified Public Accountants.

Shayn P. March — Mr. March joined GEO as Vice President of Finance and Treasurer in March 2009. Prior to joining GEO, Mr. March served as a Managing Director for the Corporate Investment Banking group at BNP Paribas, where he worked for eleven years in increasing capacities. From 1995 to 1997, Mr. March was employed at Sanwa Bank in the Corporate Finance Department. From 1988 to 1994, Mr. March was employed at UJB Financial in the Finance and Credit Audit Departments. Mr. March earned his Masters in Business Administration in Financial Management from the Lubin School of Business at Pace University and his Bachelor of Arts in Economics at Rutgers University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of GEO’s common stock that were beneficially owned at February 27, 2018 (unless stated otherwise) by (i) each nominee for election as director at the 2018 annual meeting of shareholders, (ii) each named executive officer (as defined below), (iii) all director nominees and executive officers as a group, and (iv) each person or group who was known by GEO to beneficially own more than 5% of GEO’s outstanding common stock.

Name and Address of Beneficial Owner(1)	Amount & Nature of Beneficial Ownership(2)	Percent of Class(3)
DIRECTOR NOMINEES(2)
Clarence E. Anthony	46,408	*
Anne N. Foreman	34.936	*
Richard H. Glanton	15,489	*
Christopher C. Wheeler	27,967	*
Julie Myers Wood	17,625	*
George C. Zoley	1,852,086	1.5%

NAMED EXECUTIVE OFFICERS(2)
John J. Bulfin	257,679	*
Brian R. Evans	152,362	*
J. David Donahue	84,630	*
Thomas M. Wierdsma(4)	114,065	*

ALL DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS AS A GROUP (14 Persons)(5)	2,751,049	2.2%

OTHER
The Vanguard Group, Inc.(6)	21,269,923	17.2%
Blackrock, Inc.(7)	14,071,342	11.4%
Cohen & Steers, Inc.(8)	11,733,525	9.5%
Barrow, Hanley, Mewhinney & Strauss, LLC(9)	6,889,490	5.6%

(1)	Unless stated otherwise, the address of the beneficial owners is c/o The GEO Group, Inc., 621 NW 53rd Street, Suite 700, Boca Raton, Florida 33487.

(2)	Information concerning beneficial ownership was furnished by the persons named in the table or derived from documents filed with the Securities and Exchange Commission, which we refer to as the SEC. Unless stated otherwise, each person named in the table has sole voting and investment power with respect to the shares beneficially owned. These figures include shares of common stock underlying stock options held by director nominees and the named executive officers that are immediately exercisable, or are scheduled to become exercisable within 60 days of February 27, 2018, in the following amounts: Mr. Anthony — 8,670; Ms. Foreman — 0; Mr. Glanton — 0; Mr. Wheeler — 1,734; Ms. Wood — 0; Mr. Zoley — 0; Mr. Bulfin —0; Mr. Evans — 13,872, Mr. Donahue — 0 and Mr. Wierdsma — 0. These figures include shares of restricted stock held by director nominees and the named executive officers, that are unvested but have voting rights, in the following amounts: Mr. Anthony — 13,312; Ms. Foreman — 13,312; Mr. Glanton — 13,312; Mr. Wheeler — 13,312; Ms. Wood — 12,844; Mr. Zoley — 337,500; Mr. Bulfin —60,000; Mr. Evans —82,501; Mr. Donahue — 62,625 and Mr. Wierdsma — 60,000.

(3)	As of February 27, 2018, GEO had 123,646,068 shares of common stock outstanding.

(4)	Mr. Wierdsma, the former Senior Vice President, Project Development, retired from his position with GEO on December 31, 2017. Mr. Wierdsma’s beneficial ownership includes 2,777 shares of common stock which Mr. Wierdsma owns indirectly for the benefit of B. Wierdsma, Oliver Thomas Adams and Lauren Diane Wierdsma.

(5)	Includes 32,946 shares of common stock underlying stock options held by director nominees and executive officers (14 persons in total) that are immediately exercisable or are scheduled to become exercisable within 60 days of February 27, 2018.

(6)	The principal business address of The Vanguard Group, Inc. (“Vanguard”) is 100 Vanguard Blvd., Malvern, PA 19355. Based on Amendment No. 8 to Schedule 13G filed February 9, 2018, Vanguard reported that, as of December 31, 2017, it beneficially owned 21,269,923 shares with sole voting power over 157,379 shares, shared voting power over 23,994 shares, sole dispositive power over 21,097,594 shares and shared dispositive power over 172,329 shares.

(7)

The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10035. Based on Amendment No. 9 to Schedule 13G filed January 23, 2018, BlackRock reported that, as of December 31, 2017, it beneficially owned 14,071,342 shares with sole voting power over 13,906,073 shares and sole dispositive power over 14,071,342 shares.

(8)

The principal business address of Cohen & Steers, Inc. is 280 Park Avenue, 10th Floor, New York, New York 10017. Based on Amendment No. 1 to Schedule 13G filed February 14, 2018, Cohen Steers, Inc. reported that, as of December 31, 2017, it beneficially owned 11,733,525 shares with sole voting power over 6,654,880 shares and sole dispositive power over 11,733,525 shares.

(9)

The principle business address of Barrow, Hanley, Mewhinney & Strauss, LLC (“Barrow”) is 2200 Ross Avenue, 31st Floor, Dallas, TX 75201. Based on the Schedule 13G filed February 12, 2018, Barrow reported that, as of December 31, 2017, it beneficially owned 6,889,490 shares with sole voting power over 910,795 shares, shared voting power over 5,978,695 shares and sole dispositive power over 6,889,490 shares.

THE BOARD OF DIRECTORS, ITS COMMITTEES AND OTHER CORPORATE GOVERNANCE INFORMATION

GEO’s board of directors held nine meetings during fiscal year 2017. Each director attended at least 75% of the total number of meetings of the board of directors and of the meetings held by all board committees on which such director served.

Director Independence

Pursuant to the corporate governance standards applicable to companies listed on the New York Stock Exchange (“NYSE”), the board of directors must be comprised of a majority of directors who qualify as independent directors. In determining independence, each year the board of directors affirmatively determines whether directors have a “material relationship” with GEO. When assessing the “materiality” of a director’s relationship with GEO, the board of directors considers all relevant facts and circumstances, not merely from the director’s standpoint, but also from that of the persons or organizations with which the director has an affiliation. An independent director is free from any relationship with GEO that may impair the director’s ability to make independent judgments. Particular attention is paid to whether the director is independent from management and, with respect to organizations affiliated with a director with which GEO does business, the frequency and regularity of the business conducted, and whether the business is carried out at arm’s length on substantially the same terms to GEO as those prevailing at the time from unrelated third parties for comparable business transactions. Material relationships can include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationships.

Applying the NYSE’s independence standards, the board of directors has determined that Clarence E. Anthony, Anne N. Foreman, Richard H. Glanton, Christopher C. Wheeler and Julie Myers Wood qualify as independent under the NYSE’s corporate governance standards, and that the board of directors is therefore comprised of a majority of independent directors. The board of directors’ determination that each of these directors is independent was based on the fact that none of the directors had a material relationship with GEO outside of such person’s position as a director, including a relationship that would disqualify such director from being considered independent under the NYSE’s listing standards.

Committees

Under our corporate governance guidelines, the board of directors has established eight standing committees. The members of the board of directors serving on these committees and the functions of those committees are set forth below.

AUDIT AND FINANCE COMMITTEE Richard H. Glanton, Chairman Clarence E. Anthony Christopher C. Wheeler	CORPORATE PLANNING COMMITTEE Anne N. Foreman, Chairman Clarence E. Anthony Julie Myers Wood

COMPENSATION COMMITTEE Richard H. Glanton, Chairman Anne N. Foreman Christopher C. Wheeler	OPERATIONS AND OVERSIGHT COMMITTEE Clarence Anthony, Chairman Anne N. Foreman Richard H. Glanton Julie Myers Wood

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE Anne N. Foreman, Chairman Richard H. Glanton Christopher C. Wheeler	LEGAL STEERING COMMITTEE Christopher C. Wheeler, Chairman Anne N. Foreman Richard H. Glanton Julie Myers Wood

EXECUTIVE COMMITTEE George C. Zoley, Chairman Richard H. Glanton Christopher C. Wheeler	INDEPENDENT COMMITTEE Richard Glanton, Chairman Clarence E. Anthony Anne N. Foreman Christopher C. Wheeler Julie Myers Wood

Audit and Finance Committee

The Audit and Finance Committee met five times during fiscal year 2017. The Report of the Audit and Finance Committee is included in this proxy statement.

All of the members of the Audit and Finance Committee are independent (as independence is defined under Exchange Act Rule 10A-3, as well as under Section 303A.02 of the NYSE’s listing standards). In addition, the board of directors has determined that Mr. Glanton is the “audit committee financial expert” as that term is defined under Item 407(d)(5) of Regulation S-K of the SEC’s rules.

The Audit and Finance Committee has a written charter adopted by the board of directors. It can be found on our website at http://www.geogroup.com by clicking on the link “Social Responsibility” on our homepage and then clicking on the links “Governance with Integrity-Corporate Governance.” In addition, the charter is available in print to any shareholder who requests it by contacting our Vice President of Corporate Relations at 561-999-7306. Pursuant to the charter, the main functions and responsibilities of the Audit and Finance Committee include the following:

•	select, in its sole discretion, our independent auditor and review and oversee its performance;

•	review and approve in advance the terms of our independent auditor’s annual engagement, including the proposed fees, as well as the scope of auditing services to be provided;

•	oversee the independence of the Company’s independent auditor;

•	review and approve in advance any non-audit services to be provided by the independent auditor, including the proposed fees;

•

review with management, our internal auditor and our independent auditor, our significant financial risks or exposures and assess the steps management has taken to monitor and mitigate such risks or exposures;

•

review and discuss with management and our independent auditor the audit of our annual financial statements and our internal controls over financial reporting, and our disclosure and the independent auditor’s reports thereon;

•	meet privately with our independent auditor on any matters deemed significant by the independent auditor;

•	establish procedures for the submission, receipt, retention and treatment, on an anonymous basis, of complaints and concerns regarding our accounting, internal accounting controls or auditing matters;

•

establish, review periodically and update as necessary a Code of Business Conduct and Ethics (the “Code of Conduct”), ensure that management has established a system to enforce the Code of Conduct, and review management’s monitoring of the Company’s compliance with the Code of Conduct;

•

review with our counsel legal matters that may have a material impact on our financial statements, our compliance policies and any material reports or inquiries from regulators or government agencies; and

•	address or take action with respect to any other matter specifically delegated to it from time to time by the board of directors.

Compensation Committee

The Compensation Committee met six times during fiscal year 2017. The Report of the Compensation Committee is included in this proxy statement.

All of the members of the Compensation Committee are independent (as independence is defined under Section 303A.02 of the NYSE’s listing standards).

The Compensation Committee has a written charter adopted by the board of directors. It can be found on our website at http://www.geogroup.com by clicking on the link “Social Responsibility” on our homepage and then clicking on the links “Governance with Integrity-Corporate Governance.” In addition, the charter is available in print to any shareholder who requests it by contacting our Vice President of Corporate Relations at 561-999-7306. Pursuant to the charter, the main functions and responsibilities of the Compensation Committee include the following:

•	review on a periodic basis and, if appropriate, make recommendations with respect to director compensation;

•

establish our executive compensation philosophy, and review and approve the compensation of all of our corporate officers, including salaries, bonuses, stock option grants and other forms of compensation;

•	review the general compensation structure for our corporate and key field employees;

•

establish annual and long-term performance goals for the compensation of our Chief Executive Officer (“CEO”) and other senior executive officers, evaluate the CEO’s and such other senior executive officers’ performance in light of those goals, and, either as a committee or together with the other independent members of the board of directors, determine and approve the CEO’s and such other senior executives’ compensation level based on this evaluation;

•	review our program for succession and management development;

•	review our incentive-based compensation and equity-based plans and make recommendations to the board of directors with respect thereto;

•

review and discuss with management our disclosures under “Compensation Discussion and Analysis”, or CD&A, and based on such review and discussion make a recommendation to the Board as to whether the CD&A should be included in our proxy statement; and

•	address or take action with respect to any other matter specifically delegated to it from time to time by the board of directors.

For further information on the Compensation Committee’s processes and procedures for consideration and determination of executive compensation, see “Compensation Discussion and Analysis” elsewhere in this proxy statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee met five times during fiscal year 2017.

All of the members of the Nominating and Corporate Governance Committee are independent (as independence is defined under Section 303A.02 of the NYSE’s listing standards).

The Nominating and Corporate Governance Committee has a written charter adopted by the board of directors. It can be found on our website at http://www.geogroup.com by clicking on the link “Social Responsibility” on our homepage and then clicking on the links “Governance with Integrity-Corporate Governance.” In addition, the charter is available in print to any shareholder who requests it by contacting our Vice President of Corporate Relations at 561-999-7306. Pursuant to the charter, the main functions and responsibilities of the Nominating and Corporate Governance Committee include the following:

•

identify candidates qualified to become members of the board of directors and select or recommend that the full board of directors select such candidates for nomination and/or appointment to the board of directors;

•	review candidates for the board of directors recommended by shareholders;

•	assist the Board in determining and monitoring whether or not each director and prospective director is an “independent director” within the meaning of any rules and laws applicable to GEO;

•	after consultation with the Chairman and CEO, recommend to the board of directors for approval all assignments of committee members, including designations of the chairs of the committees;

•

establish the evaluation criteria for the annual self-evaluation by the board of directors, including the criteria for determining whether the board of directors and its committees are functioning effectively, and implement the process for annual evaluations;

•	develop, adopt, review annually and, if appropriate, update, corporate governance guidelines for GEO and evaluate compliance with such guidelines;

•	periodically review our Code of Conduct for directors, officers and employees, and approve amendments to the Code of Conduct to the extent deemed appropriate by the committee;

•

advise the board of directors with regard to our policies and procedures for the review, approval or ratification of any transaction presenting a potential conflict of interest between us and any member of our board of directors or any executive officers;

•	consider other corporate governance issues that arise from time to time, and advise the board of directors with respect to such issues; and

•	address or take action with respect to any other matter specifically delegated to it from time to time by the board of directors.

In fulfilling the committee’s duties to identify and recommend candidates for election to our board of directors, the Nominating and Corporate Governance Committee considers the mix of skills, experience, character, commitment, and diversity — diversity being broadly construed to mean a variety of opinions, perspectives and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics, all in the context of the requirements of our board of directors at the time of election.

Executive Committee

Periodically during fiscal year 2017, members of the Executive Committee informally discussed various matters relating to GEO’s business. The Executive Committee has full authority to exercise all the powers of the board of directors between meetings of the board of directors, except as reserved by the board of directors. During 2017, the Executive Committee acted four times through resolutions adopted at duly convened meetings or by unanimous written consent. All actions taken by the Executive Committee in 2017 were ratified by the board of directors at their next quarterly meeting.

Corporate Planning Committee

The Corporate Planning Committee periodically reviews with management various corporate strategic initiatives, including potential merger and acquisition activities, business expansion issues and corporate finance matters.

Operations and Oversight Committee

The Operations and Oversight Committee reviews with management various issues relating to our operations that may arise from time to time.

Legal Steering Committee

The Legal Steering Committee reviews with management strategic issues with respect to material litigation and other discrete legal issues.

Independent Committee

The Independent Committee considers matters that may arise from time to time that the board of directors designates for independent director review.

Director Identification and Selection

The processes for director selection and director qualifications are set forth in Section 3 of our Corporate Governance Guidelines. The board of directors, acting on the recommendation of the Nominating and Corporate Governance Committee, will nominate a slate of director candidates for election at each annual meeting of shareholders and will elect directors to fill vacancies, including vacancies created as a result of any increase in the size of the board, between annual meetings. Nominees for director are selected on the basis of outstanding achievement in their personal careers, broad experience, wisdom, integrity, ability to make independent, analytical inquiries, understanding of the business environment, and willingness to devote adequate time to the duties of the board of directors. The board believes that each director should have a basic understanding of (i) the principal operational and financial objectives and plans and strategies of GEO, (ii) the results of operations and financial condition of GEO and of any significant subsidiaries or business segments, and (iii) the relative standing of GEO and its business segments in relation to its competitors. The board is committed to diversified membership and it does not and will not discriminate on the basis of race, color, national origin, gender, religion or disability in selecting nominees. The Nominating and Corporate Governance Committee may, to the extent it deems appropriate, engage a third party professional search firm to identify and review new director candidates and their credentials.

The Nominating and Corporate Governance Committee will consider proposed nominees whose names are submitted to it by shareholders. We adopted proxy access in advance of our 2017 annual meeting of shareholders. Our proxy access provisions are set forth in Article II, Section 6 of our Second Amended and Restated Bylaws (“Bylaws”). The proxy access provisions permit a shareholder, or a group of up to twenty (20) shareholders, owning three percent (3%) or more of the Company’s outstanding common stock continuously for at least three (3) years, to nominate twenty percent (20%) of the number of directors then in office (rounding down to the nearest whole number) provided that the shareholder or group and each nominee satisfy the eligibility, procedural and disclosure requirements for proxy access as specified in the Bylaws, including that the Company receive notice of such nominations between 90 and 120 days prior to the anniversary date of the previous year’s annual meeting of shareholders. Since our annual meeting for 2018 is scheduled for April 24, 2018, any nomination pursuant to our proxy access process to be considered at the 2019 annual meeting must be properly submitted to us not earlier than December 25, 2018 or later than January 24, 2019.

There are no differences between the considerations and qualifications for director nominees that are recommended by shareholders and director nominees recommended by the Nominating and Corporate Governance Committee. Other than adopting proxy access, the Nominating and Corporate Governance Committee has not adopted a formal process because it believes that the informal consideration process has been adequate to date. The Nominating and Corporate Governance Committee intends to review periodically whether a more formal policy should be adopted. If a shareholder wishes to suggest a proposed name of a nominee for consideration by the Nominating and Corporate Governance Committee outside of the proxy access process, the name of that nominee and related personal information should be forwarded to the Nominating and Corporate Governance Committee, in care of the Corporate Secretary, at least six months before the next annual meeting to assure time for meaningful consideration by the committee.

Board Leadership Structure

Our CEO also serves as the Chairman of the board of directors. Richard H. Glanton has served as Lead Independent Director of the Company since January 1, 2011.

Mr. Glanton has been a director of GEO since 1998 and is currently the Chairman of the Audit and Finance Committee, the Compensation Committee and the Independent Committee and a member of the Executive Committee, the Nominating and Corporate Governance Committee, the Operations and Oversight Committee and the Legal Steering Committee. As the Lead Independent Director, Mr. Glanton has input to the Chairman of the board on preparation of agendas for board and committee meetings. Mr. Glanton chairs board meetings when the Chairman of the board is not in attendance and provides input to the independent directors and ensures that the effectiveness of the board is assessed on a regular basis. The Lead Independent Director reports to the board regarding deliberations of the independent directors and may recommend special meetings of the independent directors as necessary. Because of Mr. Glanton’s long history as a board member and his service as the Chairman of the Audit and Finance Committee, the Compensation Committee and the Independent Committee, the board believes that Mr. Glanton is uniquely qualified to serve as the Lead Independent Director of the Company. In 2012, in connection with our conversion to a REIT, Mr. Glanton was the chairman of a special committee created to review and manage the divestiture of GEO Care, Inc.

As a company that is focused on its core business, we believe the CEO is in the best position to direct the independent directors’ attention on the issues of greatest importance to the Company and its shareholders. Since our CEO knows the Company’s business, is a pioneer in the industry and has over thirty years of experience, we believe that our CEO is the appropriate person to lead the board of directors. Our overall corporate governance policies and practices combined with the strength of our independent directors, including our Lead Independent Director, and our internal controls minimize any potential conflicts that may result from combining the roles of Chairman and CEO.

We believe the current leadership structure of the board of directors supports the risk oversight functions described below by providing independent leadership at the board and committee level through the Lead

Independent Director with ultimate oversight by the full board of directors led by our Chairman and CEO. The board of directors periodically reviews and considers whether the current board leadership structure continues to be appropriate for our Company.

Board Risk Oversight

Our board of directors has overall responsibility for risk oversight with a focus on the most significant risks facing the Company. Throughout the year, the board of directors and the committees to which it has delegated responsibility dedicate a portion of their meetings to review and discuss specific risk topics in greater detail. The board of directors has delegated responsibility for the oversight of specific risks to the following committees:

•	The Audit and Finance Committee oversees GEO’s risk policies and processes relating to the financial statements, financial reporting processes and credit risks.

•

The Operations and Oversight Committee oversees GEO’s operating risks. The Operations and Oversight Committee meets regularly during the year and on occasions when an operations incident occurs. The Operations and Oversight Committee may travel to the appropriate site to audit the operating practices and procedures if an incident has occurred.

•	The Compensation Committee oversees risks related to the Company’s compensation policies and practices.

•	The Legal Steering Committee oversees risks related to major litigation.

Code of Business Conduct and Ethics

The board of directors has adopted a code of business conduct and ethics applicable to GEO’s directors, officers, employees, agents and representatives, including its consultants, which we refer to as the Code of Conduct. The Code of Conduct strives to deter wrongdoing and promote honest and ethical conduct, the avoidance of conflicts of interest, full, fair, accurate, timely and transparent disclosure, compliance with the applicable government and self-regulatory organization laws, rules and regulations, prompt internal reporting of violations of the Code of Conduct, and accountability for compliance with the Code of Conduct. The Code of Conduct can be found on our website at http://www.geogroup.com by clicking on the link “Social Responsibility” on our homepage and then clicking on the links “Governance with Integrity- Business Conduct & Ethics.” In addition, the Code of Conduct is available in print to any shareholder who requests it by contacting our Vice President of Corporate Relations at 561-999-7306.

Code of Ethics for CEO, Senior Financial Officers and Other Employees

Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002, the board of directors has also adopted a code of ethics for the CEO, its senior financial officers and all other employees, which we refer to as the Code of Ethics for Senior Financial Officers. The text of this Code of Ethics for Senior Financial Officers is located in Section 19 of GEO’s Code of Conduct. The Code of Ethics for Senior Financial Officers can be found on our website at http:// www.geogroup.com by clicking on the link “Social Responsibility” on our homepage and then clicking on the links “Governance with Integrity-Business Conduct & Ethics.” In addition, the Code of Ethics for Senior Financial Officers is available in print to any shareholder who requests it by contacting our Vice President of Corporate Relations at 561-999-7306.

Corporate Governance Guidelines

The board of directors has adopted corporate governance guidelines to promote the effective functioning of the board of directors and its committees, and the continued implementation of good corporate governance practices. The corporate governance guidelines address matters such as the role and structure of the board of directors, the selection, qualifications and continuing education of members of the board of directors, board meetings, non-employee director executive sessions, board self-evaluation, board committees, CEO performance review, succession planning, non-employee director compensation, certain shareholder matters and certain shareholder rights.

The corporate governance guidelines can be found on our website at http://www.geogroup.com by clicking on the link “Social Responsibility” on our homepage and then clicking on the links “Governance with Integrity-Corporate Governance.” In addition, the corporate governance guidelines are available in print to any shareholder who requests them by contacting our Executive Vice President of Corporate Relations at 561-999-7306.

Annual Board and Committee Self-Assessments and Non-Employee Director Executive Sessions

The board of directors conducts a self-assessment annually, which is reported by the Nominating and Corporate Governance Committee to the board of directors. In addition, the Audit and Finance Committee, the Compensation Committee and the Nominating and Corporate Governance Committee also undergo annual self-assessments of their performance. The non-employee directors of the board of directors meet in executive session at least twice per year and such meetings are presided over by a presiding director who is typically the chairman of the Nominating and Corporate Governance Committee, who is currently Ms. Foreman.

Communications with Directors

The board of directors has adopted a process to facilitate written communications by shareholders or other interested parties to the entire board, the independent members of the board as a group or any individual member of the board, including the presiding director for non-employee director executive sessions. Persons wishing to write to the board of directors of GEO, or to a specified director (including the presiding director for non-employee director executive sessions) or a committee of the board, should send correspondence to the Corporate Secretary at 621 NW 53rd Street, Suite 700, Boca Raton, Florida, 33487.

The Corporate Secretary will forward to the directors all communications that, in his or her judgment, are appropriate for consideration by the directors. Examples of communications that would not be appropriate for consideration by the directors include commercial solicitations and matters not relevant to the shareholders, to the functioning of the board, or to the affairs of GEO.

Board Member Attendance at Annual Meetings

GEO encourages all of its directors to attend the annual meeting of shareholders. We generally hold a board meeting coincident with our annual meeting to minimize director travel obligations and facilitate their attendance at the annual meeting of shareholders. All of our directors attended the 2017 annual meeting of shareholders.

Adoption of Global Human Rights Policy and Ongoing Dialogue

In November 2012, GEO entered into a dialogue with the U.S. Jesuit Conference which included representatives from the National Jesuit Committee on Investment Responsibility and the Interfaith Center for Corporate Responsibility and Mercy Investments. The purpose of the dialogue was the adoption of a corporate Human Rights policy. On February 14, 2013, GEO’s Board of Directors adopted a Global Human Rights Policy. Representatives of the Jesuit Conference and Mercy Investments have toured GEO facilities and are continuing the collaboration with GEO towards full implementation of the policy.

Additional information on GEO’s Global Human Rights Policy can be found at http://geogroup.com/human_rights.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Grant Thornton LLP (“Grant Thornton”) served as GEO’s independent registered public accountants in fiscal years 2017 and 2016. A member of Grant Thornton will be present at the annual meeting to make a statement if so desired and will be available to respond to appropriate questions. The following sets forth the aggregate fees billed to GEO by Grant Thornton in fiscal years 2017 and 2016.

	2017	2016
Audit Fees(1)	$2,916,821	$2,951,962
Audit Related Fees(2)	$75,613	$154,578
Tax Fees(3)	$12,405	$33,645
All Other Fees	—	—

Total	$3,004,839	$3,140,185

(1)	Audit fees for 2017 include fees for professional services rendered in connection with the annual audit of the Company’s consolidated financial statements, audit of internal controls over financial reporting, reviews of quarterly financial statements reported on Form 10-Q, statutory requirements required domestically and internationally, comfort letters and consents related to the prospectus supplement for the at-the-market equity offering program and the prospectus supplement associated with the Company’s public equity offering. Audit fees for 2016 include fees for professional services rendered in connection with the annual audit of the Company’s consolidated financial statements, audit of internal controls over financial reporting, reviews of quarterly financial statements reported on Form 10-Q, statutory requirements required domestically and internationally, comfort letters and consents related to the prospectus supplement for the at-the-market equity offering program and the prospectus supplement associated with the 6.00% Senior Notes due 2026.

(2)	Audit related fees in 2017 and 2016 primarily consist of fees for the audit of The GEO Save 401(k) Plan and related Annual Report filed on Form 11-K and various due diligence services.

(3)	Tax fees for 2017 and 2016 consist of fees for tax compliance and consultation primarily related to GEO’s foreign locations.

The Audit and Finance Committee of the board of directors has implemented procedures to ensure that all audit and permitted non-audit services provided to GEO are pre-approved by the Audit and Finance Committee. All of the audit, audit-related, tax and all other services provided by Grant Thornton to GEO in 2017 and 2016 were approved by the Audit and Finance Committee pursuant to these procedures. All non-audit services provided in 2017 and 2016 were reviewed with the Audit and Finance Committee, which concluded that the provision of such services by Grant Thornton was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Audit and Finance Committee Pre-Approvals of Audit, Audit-Related, Tax and Permissible Non-Audit Services

The Audit and Finance Committee periodically approves the provision of various audit, audit-related, tax and other services by Grant Thornton. The Audit and Finance Committee plans to continue to review and pre-approve such services as appropriate. In addition, the Audit and Finance Committee has delegated to its Chairman, Richard H. Glanton, the authority to grant, on behalf of the Audit and Finance Committee, the pre-approvals required under the Sarbanes-Oxley Act for the provision by Grant Thornton to GEO of auditing and permissible non-audit services; provided, however, that any decision made by Mr. Glanton with respect to any such pre-approvals must be presented at the next regularly scheduled full Audit and Finance Committee meeting that is held after such decision is made.

All of the services provided by Grant Thornton to GEO in 2017 and 2016 were approved by the Audit and Finance Committee pursuant to these procedures. The Audit and Finance Committee will continue to review and pre-approve such services as appropriate.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS

Role of the Compensation Committee

The Compensation Committee of our board of directors establishes and regularly reviews our compensation philosophy and programs, exercises authority with respect to the determination and payment of base and incentive compensation to executive officers and administers the 2011 employee stock purchase plan and our 2014 stock incentive plan. Our Compensation Committee consists of three members, each of whom is independent as that term is defined in the Sarbanes-Oxley Act of 2002 and the rules and regulations that have been promulgated under that Act, and in the listing standards of the New York Stock Exchange. The Compensation Committee operates under a written charter that was first adopted by our board of directors in February 2004 and has been amended periodically. The charter more fully describes the role, responsibilities and functioning of the Compensation Committee. A current copy of this charter can be viewed on our website at www.geogroup.com by clicking the link “Social Responsibility” on our homepage and then clicking the links “Governance with Integrity—Corporate Governance.”

Say-on-Pay Results

At our 2017 Annual Meeting of Shareholders, over 98% of the votes cast voted to approve the advisory resolution on our executive compensation referred to as the “say-on-pay” vote. The Compensation Committee believes that the positive outcome of the say-on-pay vote supports the compensation arrangements established by the Compensation Committee. The Compensation Committee considered the results of the shareholder vote on the 2017 “say-on-pay” proposal as one of the many factors relevant in connection with the discharge of its responsibilities along with the advice of its independent compensation consultant and shareholder feedback. During 2017, the Compensation Committee continued the compensation program in place during 2016 with the changes noted below under the section titled, “Why Each Element of Compensation is Paid and How the Amount of Each Element is Determined”.

Role and Independence of Compensation Consultant

The Compensation Committee assessed the independence of Pay Governance LLC, (“Pay Governance”), a nationally recognized executive compensation consultant, taking into account the following factors:

•	Other services provided by Pay Governance;

•	The amount of fees paid by GEO to the consultant as a percentage of its total revenues;

•	Any business or personal relationships between the consultant (including its representatives) and GEO’s directors or senior officers; and

•	The policies and procedures the consultant has in place to prevent conflicts of interest, which includes a prohibition against stock ownership in GEO.

Pay Governance has attested to its independence and does not provide any services to GEO other than those related to executive compensation consulting. Based on its assessment, the Compensation Committee agreed that the compensation consultant is independent and that the compensation consultant’s work has not raised any conflict of interest.

During 2017, the Compensation Committee engaged Pay Governance to perform the following services: (i) a peer group analysis and review of the compensation levels of the named executive officers; (ii) review the proxy statement for the 2017 annual shareholders meeting including consultation related to the Compensation Discussion and Analysis section of the proxy statement; (iii) calculation of the Total Shareholder Return (“TSR”) Performance to determine the performance-based restricted stock payout levels and, (iv) calculation of the

Accounting Fair Value for performance-based restricted stock awards. Other than as described above, Pay Governance was not asked to perform any other services for us in 2017. GEO paid Pay Governance a total of $64,535 related to its work for the Compensation Committee in 2017.

Under its charter, the Compensation Committee has the ability to retain any advisors it deems necessary or desirable in order for it to discharge its duties. The Compensation Committee also has sole authority to terminate the retention of any advisor it has retained.

Process for Determining Compensation

When making decisions regarding the compensation of named executive officers, including the Chief Executive Officer, the Compensation Committee considers competitive market data and analyses prepared by Pay Governance, historical pay to the named executive officers and the appropriateness of such compensation, including by comparing it to a peer group of companies periodically. From time to time, the Compensation Committee will use peer group and broader general industry data to obtain a general understanding of compensation practices and therefore ensure that it is acting in an informed and responsible manner to make sure our executive compensation program is competitive. The Compensation Committee views peer group data as one factor in assisting its compensation decisions. In 2017, the Compensation Committee asked Pay Governance to conduct a peer group analysis to evaluate our compensation programs and practices as a whole, and the compensation levels of our named executive officers. When evaluating pay levels and practices of peer companies within the REIT industry, the Committee focused on data from the following group of similarly-sized, equity REITs:

AvalonBay Communities, Inc.	Essex Property Trust, Inc.
Boston Properties, Inc.	Extra Space Storage Inc.
Brixmor Property Group Inc.	GGP Inc.
CBL & Associates Properties, Inc.	Iron Mountain Incorporated
CoreCivic, Inc. (formerly known as Corrections Corporation of America)	Kimco Realty Corporation
Crown Castle International Corp.	Lamar Advertising Company
Digital Realty Trust, Inc.	Prologis, Inc.
Equinix, Inc.	Ventas, Inc.
Equity Residential	Vornado Realty Trust

The Compensation Committee also considers the compensation recommendations set forth by the Chief Executive Officer for named executive officers other than himself. Under the Compensation Committee’s charter, the Chief Executive Officer cannot provide the Compensation Committee with a compensation recommendation for himself. When considering compensation matters generally, and the compensation packages of the named executive officers in particular, the Compensation Committee meets in executive session outside the presence of the named executive officers. The Compensation Committee uses its experience and judgment to make final compensation decisions.

Important Factors Given Particular Consideration by the Compensation Committee in Setting Compensation for the Named Executive Officers

In setting executive compensation for our named executive officers, the Compensation Committee gives particular attention and focus to the following factors over a several year-period:

•	Our financial performance;

•	Our stock price performance;

•	Achievement of strategic operating objectives;

•	Our growth and prospects for continued future growth in both revenues and profitability; and

•	The performance of our senior management team.

Applying these factors to our Company during the previous several years in setting CEO and other named executive officer compensation, the Compensation Committee considered the following:

•

During the past several years, we have experienced strong growth in revenue and profitability and believe we have become the most diversified service provider in our peer group, which will continue to yield growth opportunities in excess of typical industry levels;

•

During the past several years, we have successfully completed and integrated several significant strategic acquisitions, including, most recently, the acquisition of Community Education Centers whose operations encompass over 12,000 beds nationwide, the acquisition of eight correctional and detention facilities from LCS Correctional Services, Inc. and its affiliates, the acquisition by our subsidiary, Protocol Criminal Justice, Inc., of assets relating to customer relationship management software from APAC Customer Services, Inc., our acquisition of Soberlink, Inc., a leading developer and distributor of mobile alcohol monitoring devices and services, our acquisition and integration of BI Incorporated in 2011, which allowed us to introduce important new electronic monitoring and community service offerings to our customers, and the acquisition and integration of Cornell Companies in 2010-2011, which materially expanded the scope of our U.S. Corrections Services and what we now refer to as our GEO Care segment;

•

During 2017, GEO’s total revenues increased approximately 4% to $2.26 billion, Adjusted EBITDAre increased approximately 4% to $419.8 million, and Adjusted Funds from Operations (“AFFO”) increased approximately 10% to $307.7 million. During 2017, GEO experienced significant merger and acquisition activity as a result of its acquisition of CEC which resulted in $14.8 million, net of tax, in merger and acquisition expenses and an impact of $9.6 million from the net Tax Cuts and Jobs Act. Since 2013, GEO has grown AFFO at a compounded annual growth rate of 10.7%.

•

We believe we have the most seasoned and accomplished senior management team in our industry, led by our Chairman, CEO and Founder, who is an industry pioneer and has a long and established track record of leading our company to substantial growth in revenue and profitability since the inception of our business;

•

We believe the efforts undertaken by our senior management team over the past several years to expand our company´s business, both in our core corrections business and into new diversified services, have positioned us to have what we believe are stronger prospects for stable and strong revenue and profit growth than any peer company in our industry;

•

Our senior management team has consistently demonstrated the ability over a long period of time to manage through and capably address and mitigate the key risks that face our business on an ongoing basis.

•

Our senior management team has consistently made delivering shareholder value a priority. We have had solid long-term stock price performance. The following graph compares the total shareholder return of our common stock compared to the total shareholder return of several indexes, including the MSCI U.S. Equity REITs index over the five-year period ended December 31, 2017. (GEO TSR 178.5% vs MSCI 127.9%); and

Total Shareholder Return for Five-Year Period Ended December 31, 2017

•

The successful conversion by GEO into a real estate investment trust, or a REIT, effective January 1, 2013, a transaction which we believe has significantly increased shareholder value, including through the payment of regular quarterly dividends to our shareholders. We commenced paying regular quarterly dividends in 2013. For 2015, 2016 and 2017, we paid an aggregate of $1.67, $1.73 and $1.88 per share for the year, respectively, in quarterly dividends.

The factors above are among the most critical we consider in setting our named executive officer compensation.

Elements of Compensation

Our compensation program for named executive officers consists of the following components:

•	Annual base salaries

•	Annual cash incentive compensation

•	Performance-based equity compensation

•	Other benefits and perquisites

Each of these components is reflected in the Summary Compensation Table and is also discussed in further detail below.

Why Each Element of Compensation is Paid and How the Amount of Each Element is Determined

The following is a brief discussion of each element of our named executive officer compensation. The Compensation Committee considers each of these elements in order to ensure that a desirable overall mix is established between base compensation and incentive compensation, cash and non-cash compensation and annual and long-term compensation. The committee also evaluates on a periodic basis the overall competitiveness of our executive compensation packages as compared to packages offered in the marketplace for which we compete for executive talent. Overall, our Compensation Committee believes that our executive compensation packages are currently appropriately balanced and structured to retain and motivate our named executive officers, who we believe constitute the most experienced senior management team in our industry. The Compensation Committee evaluates GEO’s executive compensation policies and practices on an ongoing basis.

Base Salaries. The cash salaries paid to the named executive officers are incorporated into the terms of existing executive employment agreements with our named executive officers. Any increases in salaries have been made either pursuant to the terms of the employment agreements or at the discretion of the Compensation Committee. Mr. Zoley, who also serves as our Chairman, receives no additional compensation for his board service, so his annual base salary reflects the workload, responsibilities and contributions made by Mr. Zoley as our Chief Executive Officer and our Chairman.

For 2017, our Compensation Committee determined it was appropriate to increase the annual base salaries of Messrs. Zoley, Evans, Donahue, Bulfin and Wierdsma by 5% as compared to their 2016 annual base salaries following their individual performance assessments and a review of projected executive salary increases in the market.

Annual Cash Incentive Compensation. Annual cash incentive compensation for each of our named executive officers is governed by our Senior Management Performance Award Plan, as Amended and Restated on April 27, 2016, which was approved by our shareholders at the Company’s 2016 annual meeting of shareholders in accordance with the performance-based compensation exception under Section 162(m) of the Internal Revenue Code (“Code”) that such a plan be approved by shareholders at least once every five years. Payments to the Chief Executive Officer made in accordance with this plan are intended to be tax deductible under Section 162(m) of the Code. The plan is administered by our Compensation Committee, which has the authority to make all discretionary determinations necessary or appropriate under the plan. The plan is governed by the Compensation Committee and is administered on a day to day basis by the Chief Executive Officer and the Vice President of Human Resources.

Under the plan, each of our named executive officers is eligible to receive annual cash incentive compensation based on our relative achievement of budgeted revenue and net income after tax for the fiscal year. We believe revenue and net income after tax are meaningful metrics to assess our performance and are used by our management team when it develops its annual operating plan and budget and are used by our investors in evaluating our performance against the annual financial guidance we give on revenue and net income. For purposes of the plan, net income after tax means our net income after all federal, state and local taxes. Extraordinary items and changes in accounting principles, as defined by U.S. generally accepted accounting principles, may be disregarded in determining our net income after tax. Non-recurring and unusual items not included or planned for in our annual budget may also be excluded from net income after tax in the sole and absolute discretion of the Compensation Committee. In determining the amount of annual incentive cash compensation awarded, our net income after tax is weighted 65% and our revenue is weighted 35% (collectively, the “Target Weighting of Revenue and Net-Income-After-Tax”).

Awards under the plan are made as follows: (i) targets for budgeted revenue and net income after tax are set at the beginning of each fiscal year; (ii) the plan includes for each named executive officer an annual incentive target amount as a percentage of the officer’s salary which forms the basis for computing the officer’s award under the plan; and (iii) at the end of the fiscal year, a multiplier set forth in the plan that is based on our relative achievement of budgeted revenue and net income after tax for the fiscal year is applied to each officer’s annual incentive target amount referenced in (ii) above. The multiplier is the same for all named executive officers.

During 2017, upon the recommendation of Pay Governance based on their peer group analysis and review of the compensation levels of the named executive officers, the Compensation Committee adjusted the annual incentive target amount as a percentage of salary for the Chief Financial Officer and the Senior Vice Presidents. The Compensation Committee adjusted the target by 25 percentage points resulting in an increase to the Chief Financial Officer’s target amount from 50% to 75% and an increase to the Senior Vice Presidents’ target amount from 45% to 70%.

The following table shows, for each named executive officer, the annual incentive target amount as a percentage of salary that the respective officer is eligible to receive under the Amended and Restated Senior Management Performance Award Plan, as adjusted in 2017 by the Compensation Committee.

Named Executive Officer	Annual Incentive Target Amount (As a Percentage of Salary)
Chief Executive Officer	150%
Chief Financial Officer	75%
Senior Vice Presidents	70%

The following table shows how each named executive officer’s annual incentive cash compensation award is calculated by applying a percentage adjustment methodology, or multiplier, separately to the respective Target Weighting of Revenue and Net-Income-After-Tax results on a straight-line basis:

Performance and Payout Relationship (as % of Target)
Component	Threshold	Target	Maximum
Performance	80%	100%	120%
Payout	50%	100%	150%

In addition to the calculations described above, if the budgeted goals for revenue and net income after tax are exceeded, the annual incentive amounts for the Chief Financial Officer and the other Senior Vice Presidents may be adjusted up to an additional 50% upon the recommendation of the Chief Executive Officer subject to the approval of the Compensation Committee based on the results of an individual performance assessment. The Chief Executive Officer is not eligible for positive individual performance adjustments. The Compensation Committee and the Chief Executive Officer consider the contribution of the particular officer during the fiscal year when determining whether to make an individual performance adjustment.

Under the terms of the plan, no amendment to the plan may alter the performance goals, increase the maximum amount which can be awarded to any participant, change the class of eligible employees or make any other change that would require shareholder approval under the exemption for performance-based compensation under Section 162(m) of the Code, in each case, without the prior approval of our shareholders (to the extent required under the performance-based compensation exception of Section 162(m) of the Code).

2017 Cash Incentive Outcomes

In 2017, the Company achieved Net Income after Tax and Revenue performance levels in excess of the Adjusted Net Income after Tax target and in excess of the Revenue target. The table below provides the 2017 cash incentive outcomes based on the Adjusted Net Income after Tax and Revenue performance levels actually achieved.

FY 2017 Performance Results
Metrics ($Millions)	Weighting	Target		Actual	Actual as a % of Target	Payout as a % of Target
Adjusted Net Income after Tax (1)	65%	$155.2		$169.0	109%	122%
Revenue	35%	$2,110	(2)	$2,263	107%	118%
					Weighted Payout as % of Target	120.8%

(1)	Adjusted Net Income after Tax reflects adjustments for the net Tax Cuts and Jobs Act impact and merger and acquisition costs.

(2)	The fiscal year 2017 revenue target was set slightly lower than the fiscal year 2016 revenue target as a result of the anticipated timing of construction revenues related to the construction of the Ravenhall facility in Australia which was completed in November of 2017. Fiscal year 2016 reflected a full year of construction revenues related to the Ravenhill project of $252.4 million compared to only three quarters of construction revenue during fiscal year 2017 of $115.4 million.

Based on these results, the following annual incentive amounts were awarded to the Named Executive Officers for fiscal year 2017 performance:

Executive	FY ‘17 Target Incentive ($)	Corporate Financial Performance Factor	Target x Financial Performance Factor ($)	Individual Performance Modifier (1)	Actual Incentive Earned ($)	Actual as a % of Target
George C. Zoley	1,622,250	120.8%	1,959,678	N/A	1,959,678	120.8%
Brian R. Evans	443,170	120.8%	535,349	—	535,349	120.8%
J. David Donahue	367,500	120.8%	443,940	—	443,940	120.8%
John J. Bulfin	359,854	120.8%	434,704	—	434,704	120.8%
Thomas M. Wierdsma	318,491	120.8%	384,737	—	384,737	120.8%

(1)	Since the Corporate Financial Performance Factor was greater than 100%, NEOs, other than the Chief Executive Officer, were eligible for individual performance multipliers of 50% on their award. The Compensation Committee did not apply the individual performance multiplier for the 2017 non-equity incentive payments.

2017 Equity Incentive Awards

Our Compensation Committee has historically granted awards under our equity compensation plans to our key employees and members of our board of directors to create a more performance-oriented culture and to further align the interests of management and our shareholders.

The amounts of awards granted under our equity compensation plans are determined by the Compensation Committee after taking into account the following factors: the recommendations of the Chief Executive Officer, the availability of awards for issuance companywide, the overall performance of the Company and the individual performances of the grantees.

On March 1, 2017 and April 11, 2017, GEO granted performance-based restricted stock to our named executive officers that vest on March 10, 2020 using the same performance criteria as the grants made in 2016.

The Compensation Committee determined that awards of performance-based restricted stock was appropriate as subsequent to the grants awarded on March 1, 2017, Pay Governance reported to the Compensation Committee that those equity awards were not appropriately aligned with the peer group companies. As a result, the Compensation Committee determined it was appropriate to increase the total equity awards granted to the named executive officers while retaining the same metrics and vesting schedule from the February grants. For 2017, 100% of our equity incentive awards provided to the NEOs were in the form of performance-based restricted stock awards which was much more performance oriented than the mix of performance and time vested equity awards observed across the peer group. On average, the peers deliver approximately 50% of their long-term incentive to NEOs in time-vested equity.

The following table lists the number of performance-based shares of restricted stock granted to each named executive officer in 2017:

Executive	Number of Performance Shares Granted in 2017	Approved Value on Date of Grant(1)
George C. Zoley	150,000	$4,808,250
Brian R. Evans	45,000	$1,444,088
J. David Donahue	37,500	$1,202,063
John J. Bulfin	30,000	$ 961,650
Thomas M. Wierdsma	30,000	$ 961,650

(1)

The approved value on the date of grant reflects the number of shares granted at the closing share price on the date of grant. The closing share price for each grant was $32.27 on March 1, 2017 and $31.84 on

April 11, 2017. This is the value that the Committee views as a fair reflection of the targeted value delivered on the date of grant. We note that this value differs from the value disclosed in the Summary Compensation Table where the portion of the shares covered by the Relative TSR metric are valued based on a Monte Carlo simulation model per the SEC’s requirements.

Specifically, the performance targets for the 2017 performance-based restricted stock grants are:

Performance Metric	Metric Weighting	Threshold	Target	Maximum
Relative TSR	50%	P30	P50	P90
Return on Capital Employed	50%	+1% of WACC	9%	12%

	Payouts (% of Target)	30%	100%	200%

The threshold required for payment under the ROCE metric is set at +1% of our weighted average cost of capital (“WACC”) over the three-year measurement period to ensure that payments only occur during periods of positive returns. The WACC is a product of the cost of our capital over the performance period and will not be known until the performance period has concluded.

Additionally, there is a performance “governor” that caps payouts under the Relative TSR metric at 100% of target if GEO’s absolute TSR is negative over the 3-year period.

Equity Incentive Outcomes for 2015 to 2017 Performance Cycle

On March 2, 2015 and June 1, 2015, the Compensation Committee granted target awards of performance-based restricted stock vesting over a three-year period beginning January 1, 2015 provided that certain TSR performance goals and ROCE goals were met as of December 31, 2017. Specifically, the performance targets were:

Performance Metric	Metric Weighting	Threshold	Target	Maximum
Relative TSR	75%	P30	P50	P90
Return on Capital Employed	25%	+1% of WACC	9%	12%

	Payouts (% of Target)	30%	100%	200%

The Compensation Committee engaged Pay Governance to calculate the final TSR rank and payout calculations for the TSR component of these awards. Pay Governance determined that based upon their calculations for the Company and the FTSE NAREIT Equity REITs Index, the Company’s 2015-2017 TSR of 13.3% places the Company in the 41st percentile of the peer group which results in a TSR component payout of 68.5%. Management of the Company calculated the return on capital employed component of the performance-based restricted stock to be 11.3% which results in a ROCE component payout of 176.6% of the target award. Based on the calculations of the TSR component and the ROCE component, management of the Company certified to the Compensation Committee that when the TSR component is combined with the ROCE component, the combined award payout is approximately 96.0% of the target award. As a result of the information provided to the Compensation Committee by Pay Governance and management, the Compensation Committee approved the vesting of the performance-based restricted stock in the amounts provided below:

Performance-Based Restricted Stock: 2015-2017 Cycle
Executive (1)	Shares at Target	Performance Factor	Shares Earned
George C. Zoley	112,500	96.0%	107,463
Brian R. Evans	18,751	96.0%	17,911
John J. Bulfin	15,000	96.0%	14,328
Thomas M. Wierdsma	15,000	96.0%	14,328

(1)	Mr. Donahue did not receive a grant of performance-based restricted stock in 2015. Mr. Donahue was appointed Senior Vice President and President of GEO Corrections and Detention in February 2016.

2018 Compensation Actions

Mr. Wierdsma retired effective as of December 31, 2017 but will remain as a consultant through January 2, 2020. As a result, the discussion of 2018 actions does not include any compensation discussion with respect to Mr. Wierdsma.

Due to Mr. Wierdsma’s valuable expertise and experience with GEO’s real estate activities, specifically, the entitlement, design and construction of GEO’s facilities, GEO entered into a consulting agreement with Mr. Wierdsma. Pursuant to the consulting agreement, Mr. Wierdsma will provide consulting services with respect to correctional project development for a two-year period from January 2, 2018 through January 2, 2020 for a consulting fee of $10,000 per month (or a total of $240,000 for the full consulting term). Additionally, all of Mr. Wierdsma’s unvested restricted shares and performance-based shares will continue to vest according to their terms as long as Mr. Wierdsma continues to serve as a consultant during the consulting term. Upon the termination of the consulting agreement, all of Mr. Wierdsma’s unvested stock options and restricted stock awards will fully vest.

Base Salary

For 2018, our Compensation Committee determined it was appropriate to increase the annual base salaries of Messrs. Zoley, Evans, Donahue and Bulfin by 2% as compared to their 2017 annual base salaries.

Equity Incentive Awards

We do not have availability under the 2014 Stock Incentive Plan to meet our equity incentive award needs for future periods. As a result, our Compensation Committee has approved the adoption of the 2018 Stock Incentive Plan, subject to shareholder approval at the 2018 annual meeting of the shareholders. Please see Proposal 4 in this proxy statement for a description of the 2018 Stock Incentive Plan. Additionally, on February 12, 2018, the Compensation Committee authorized, subject to shareholder approval of the 2018 Stock Incentive Plan, performance-based restricted stock awards to our named executive officers that would vest on March 10, 2021 based on two performance metrics measured from January 1, 2018 to December 31, 2020 as follows: (i) 50% of the shares of restricted stock in each award vest if GEO meets certain TSR performance targets for the 3-year period; and (ii) 50% of the shares of restricted stock in each award can vest if GEO meets certain ROCE performance targets for the 3-year period. For 2018, 100% of the equity grants authorized to executives were performance based. We note that awards are consistent for each NEO on a share-basis from the prior year, however, due to the decrease in share price the grant date value is significantly less than awards granted in 2017. The Compensation Committee felt this was appropriate in light of the lower overall total shareholder return realized for FY 2017.

The following lists the number of performance-based shares granted to each named executive officer:

Executive	Number of Performance Based Restricted Stock Authorized in February 2018	Value on Date of Authorization $19.94/share(1)
George C. Zoley	150,000	$2,991,000
Brian R. Evans	45,000	$ 897,300
J. David Donahue	37,500	$ 747,750
John J. Bulfin	30,000	$ 598,200

(1)	The approved value on the date of authorization reflects the number of shares authorized at the closing share price on the date of authorization. The closing share price was $19.94 on February 12, 2018. This is the value that the Committee views as a fair reflection of the targeted value delivered on the date of authorization. We note that this value will differ from the value that will be disclosed in the 2018 Summary Compensation Table where the portion of the shares covered by the Relative TSR metric will be valued based on a Monte Carlo simulation model per the SEC’s requirements.

Other Benefits and Perquisites. Our executive compensation program includes other benefits and perquisites as more fully reflected on the table set forth below titled “All Other Compensation.” These benefits and perquisites are reviewed annually by the Compensation Committee with respect to amounts and appropriateness. Currently, the benefits and perquisites which the named executive officers are eligible to receive fall into four general categories: (i) retirement benefits pursuant to our executive retirement agreement in the case of Mr. Zoley and pursuant to our senior officer retirement plan in the case of the other named executive officers; (ii) benefits under certain other deferred compensation plans; (iii) value attributable to life insurance we afford our named executive officers beyond that which is offered to our other employees generally; and (iv) travel and entertainment perquisites, such as an automobile allowance, club dues and personal use of the corporate jet. For 2017, Mr. Zoley was allotted thirty (30) hours of personal use of the corporate aircraft. For 2017, the Board authorized the allotment of five (5) hours of personal use of the corporate aircraft for Mr. Evans.

Executive Retirement Agreement. Mr. Zoley has an executive retirement agreement that requires us to pay him a lump sum amount on the date that his employment with GEO ends. Such amount is determined by his age at the time of retirement with the amount increasing by approximately 4% per year up to age 71. Mr. Zoley’s retirement agreement formerly included a tax gross-up provision for taxes applicable to his lump sum retirement payment. In 2012, Mr. Zoley agreed to amend his retirement agreement to eliminate the tax gross-up provision. In exchange for this amendment, the amount of the lump sum retirement payment which Mr. Zoley was entitled to receive was proportionally increased so that Mr. Zoley would be entitled to receive substantially the same net benefit he would otherwise have received if the tax gross-up had remained in place. Mr. Zoley’s benefits under the executive retirement agreement are fully vested and he will therefore be entitled to receive the amount called for by the agreement whenever his employment with GEO is terminated for any reason, whether by GEO or by him. If Mr. Zoley had retired at December 31, 2017, we would have had to pay him a total of $8.0 million. The $8.0 million will be delivered in a lump-sum amount and equates to $241,119 annually when divided by his 33 years of service with the company. The amount owed under the retirement agreement to Mr. Zoley would be payable from the general assets of GEO.

Senior Officer Retirement Plan. Messrs. Evans, Bulfin, and Donahue participate in our senior officer retirement plan, which is offered to all of our Senior Vice Presidents. The senior officer retirement plan is a defined benefit plan and, subject to certain maximum and minimum provisions, provides for the payment to the officer of a monthly retirement benefit based on a percentage of the officer’s final average annual salary earned during the employee’s last five years of credited service (excluding bonus) multiplied by the employee’s years of credited service. A participant will vest in his or her benefits under the senior officer retirement plan upon the completion of ten (10) years of service. The amount of benefit increases for each full year beyond ten (10) years of service except that there are no further increases after twenty-five (25) years of service. The maximum target benefit under the senior officer retirement plan is 45% of final average salary. Reduced benefits are payable for lesser service and early retirement. Benefits under the senior officer retirement plan are offset 100% by social security benefits received by the officer and are computed on the basis of a straight-life annuity. The plan also provides for pre-retirement death and disability benefits. Amounts owing under the plan are payable from the general assets of the Company.

Deferred Compensation Plans. Our named executive officers are currently excluded from participating in our 401(k) plan by virtue of their compensation level. Accordingly, we have established a deferred compensation plan for certain employees, including the named executive officers, which permits them to defer up to 100% of their compensation to provide for their retirement. Under the deferred compensation plan, the Company may make matching contributions on a discretionary basis. Mr. Evans and Mr. Bulfin are the only named executive officers who currently participate in the deferred compensation plan.

Excess Group Life Insurance. We pay rates for the life insurance policies of our named executive officers above the level that is excludable under applicable tax rules. Payments in connection with the resulting excess coverage are treated as imputed income to the officers and are not deductible by the Company.

How Each Compensation Element Fits into the Overall Compensation Objectives and Affects Decisions Regarding Other Elements

In establishing compensation packages for executive officers, numerous factors are considered, including the particular executive’s experience, expertise and performance, the Company’s overall performance and compensation packages available in the marketplace for similar positions. In arriving at amounts for each component of compensation, our Compensation Committee strives to strike an appropriate balance between base compensation and incentive compensation, including equity based compensation and cash awards under the Senior Management Performance Award Plan. The committee also endeavors to properly allocate between cash and non-cash compensation (subject to the availability of equity compensation awards under our then current equity compensation plans), and between annual and long-term compensation.

When considering the marketplace, particular emphasis is placed upon compensation packages available at a comparable group of peer companies.

Pay Governance completed in 2012 a report on behalf of the Compensation Committee to evaluate its executive compensation program in light of the marketplace to make sure the program is competitive. Pay Governance completed in 2015 an assessment of Mr. Zoley’s total compensation in light of the marketplace and the ISS peer group specifically. Additionally, Pay Governance completed in 2017 a peer group analysis to evaluate the compensation levels of our named executive officers. The Compensation Committee intends to continue this practice on a periodic basis in the future.

Executive and Director Stock Ownership Guidelines

The Company adopted stock ownership guidelines in 2012 applicable to our senior executive officers, including our named executive officers, and our board members. The guidelines require our CEO to maintain equity holdings in GEO equal in value to at least 5x his annual base salary, our other executive officers to maintain equity holdings in GEO equal in value to at least 3x their annual base salaries, and our non-employee directors to maintain equity holdings in GEO equal in value to at least 3x their annual retainers. All officers and directors must satisfy the stock ownership guidelines five years from appointment as a director or a senior executive officer.

Clawback/Recoupment Policy

The Company maintains a clawback policy providing that any incentive payment awarded by GEO to an executive officer (including a named executive officer) under any GEO incentive compensation plan may be recouped by GEO in the event of material fraud or misconduct by the recipient, among other triggers.

Prohibited Transactions Under the Insider Trading Policy

The Company prohibits certain transactions in the Company’s securities under the terms of its insider trading policy, including engaging in short sales of the Company’s securities, trading in options, warrants, puts and calls or similar instruments on the Company’s securities and holding Company securities in margin accounts.

CONCLUSION

We believe that our compensation programs appropriately reward executive performance and closely align the interests of our named executive officers and key employees with the interests of our shareholders, while also enabling the Company to attract, retain, and motivate talented executives. The Compensation Committee will continue to evolve and administer our compensation program in a manner that the Compensation Committee believes will be in the best interests of our shareholders. The Compensation Committee monitors the results of the advisory vote on our executive compensation (referred to as the “say-on-pay” vote) and incorporates such results as one of many factors considered in connection with the discharge of its responsibilities.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

Richard H. Glanton, Chairman

Anne N. Foreman

Christopher C. Wheeler

Compensation Policies and Practices as They Relate to Risk Management

Our executive compensation program is designed to attract and retain our officers and to motivate them to increase shareholder value on both an annual and longer term basis primarily by generating increasing levels of revenue and net income. To that end, compensation packages include significant forms of incentive compensation to ensure that an executive officer’s interest is aligned with the interests of our shareholders in generating revenue and net income. Based upon the Compensation Committee’s regular review of the Company’s compensation policies and practices, the Compensation committee determined that the risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company.

SUMMARY COMPENSATION TABLE

The following table shows compensation earned by each of the named executive officers of GEO during 2017, 2016 and 2015, for services in all capacities while they were employees of GEO, and the capacities in which the services were rendered. For purposes of this proxy statement, GEO’s named executive officers are (i) the Chief Executive Officer of GEO, (ii) the Chief Financial Officer of GEO, and (iii) each of the three most highly compensated executive officers as of December 31, 2017 of GEO other than the Chief Executive Officer and the Chief Financial Officer.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
George C. Zoley Chairman of the Board, CEO & Founder	2017	1,081,500	6,120,250	1,959,678	307,173	195,832	9,664,433
	2016	1,030,000	1,637,500	1,908,075	287,683	312,963	5,176,221
	2015	1,000,000	3,669,250	1,440,000	277,347	221,867	6,608,464

Brian R. Evans Senior Vice President & CFO	2017	590,893	1,833,213	535,349	302,360	20,156	3,281,971
	2016	562,755	409,375	521,252	150,083	26,940	1,670,405
	2015	546,364	660,125	262,255	55,996	12,834	1,537,574

J. David Donahue	2017	525,000	1,530,063	443,940	149,557	23,395	2,671,955
Senior Vice President & President, U.S. Corrections and Detention, & Int’l Operations	2016	500,000	409,375	416,813	93,302	6,678	1,426,168

John J. Bulfin Senior Vice President, General Counsel & Secretary	2017	514,077	1,224,050	434,704	343,996	7,564	2,524,391
	2016	489,597	327,500	408,140	219,354	7,128	1,451,719
	2015	475,337	528,100	205,346	121,402	6,335	1,336,520

Thomas M. Wierdsma, Former Senior Vice President, Project Development (6)	2017	454,987	1,224,050	384,737	146,628	5,537	2,215,939
	2016	433,321	327,500	361,227	133,081	2,653	1,257,782
	2015	420,700	528,100	181,742	103,932	2,653	1,237,127

(1)	This column reflects the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“FASB 718”) with respect to stock awards granted during 2017, 2016 and 2015 for each named executive officer. Stock awards granted in 2017, 2016 and 2015 were performance based awards and will be earned if the Company achieves its performance based targets. Assumptions used in the calculation of the amounts related to stock awards are described in Note 1 to the Company’s audited financial statements for the year ended December 31, 2017, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2018.

(2)	The 2017 approved values on the date of grant, which reflects the number of shares granted at the closing price at the date of grant, for Messrs. Zoley, Evans, Donahue, Bulfin and Wierdsma were $4,808,250, $1,444,088, $1,202,063, $961,650 and $961,650, respectively. We note that this differs from the value disclosed in the Summary Compensation Table where the portion of the shares covered by the Relative TSR metric are valued based on a Monte Carlo simulation model per the SEC’s requirements. The value based on the Monte Carlo simulation for the Relative TSR metric was $50.1 and $49.0 on March 1, 2017 and April 11, 2017, respectively, as compared to the actual closing share price of $32.27 on March 1, 2017 and $31.84 on April 11, 2017. The Compensation Committee views the closing share price on the date of grant to be a fair reflection of the targeted value delivered on the date of grant.

(3)

We regard our Senior Management Performance Award Plan as our annual bonus plan. The column of this table titled “Non-Equity Incentive Plan Compensation” consists solely of amounts accrued in 2017, 2016 and 2015, and paid in 2018, 2017 and 2016, respectively, under our Senior Management Performance Award Plan with respect to each of our named executive officers. Please see “Compensation Discussion & Analysis” and “Certain Material Executive Compensation Agreements and Arrangements” for a further description of our Senior Management Performance Award Plan. In

2017, the target adjusted net income after tax and revenue was $155,200,000 and $2,110,000, respectively. The actual 2017 results achieved for adjusted net income after tax and revenue was $169,016,000 and $2,263,000, respectively.

(4)	Figures in this column consist of amounts accrued in 2017, 2016 and 2015 and with respect to each named executive officer’s executive retirement agreement or senior officer retirement arrangement. Please see “Compensation Discussion & Analysis” and “Certain Material Executive Compensation Agreements and Arrangements” for a further description of our executive retirement agreement and our senior officer retirement arrangements.

(5)	The following sets forth for each named executive officer the description and amount of each item comprising each officer’s total compensation appearing in the “All Other Compensation” column for 2017, 2016 and 2015:

All Other Compensation
Executive	Year	Auto Allowance ($)(a)	Club Dues ($)	Excess Group Life Insurance ($)(b)	Aircraft Usage ($)(c)	Total All Other Compensation ($)
George C. Zoley	2017	—	39,124	4,191	152,517	195,832
	2016	—	181,567	3,564	127,832	312,963
	2015	92,036	7,415	3,427	118,989	221,867

Brian R. Evans	2017	12,734	—	810	6,612	20,156
	2016	12,024	—	810	14,106	26,940
	2015	12,024	—	810	—	12,834

J. David Donahue	2017	12,839	8,234	2,322	—	23,395
	2016	6,057	—	621	—	6,678

John J. Bulfin	2017	4,079	—	3,485	—	7,564
	2016	4,079	—	3,049	—	7,128
	2015	3,286	—	3,049	—	6,335

Thomas M. Wierdsma	2017	—	—	5,537	—	5,537
	2016	—	—	2,653	—	2,653
	2015	—	—	2,653	—	2,653

(a)	Under our executive automobile policy, the executive is required to make a contribution to GEO in circumstances where the cost of the executive automobile exceeds the overall cost allowance as determined under the policy.

(b)	We pay rates for the life insurance policies of our named executive officers above the level that is excludable under applicable tax rules. The resulting excess coverage represented in this column is treated as imputed income to the officers.

(c)	We provided certain perquisites to the named executive officers for personal use of the Company’s leased aircraft. For 2017, Mr. Zoley was allotted thirty (30) hours of aircraft usage and Mr. Evans was alotted five (5) hours of aircraft usage. For purposes of the Summary Compensation Table, we determine the aggregate incremental cost to us for personal use of company aircraft using a method that takes into account the cost of fuel, trip-related maintenance, crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs and other variable costs. Since the aircraft is used primarily for business travel, the calculation does not include the fixed costs that do not change based on usage, such as pilots’ salaries, aircraft acquisition costs and the cost of maintenance not related to trips.

(6)	Mr. Wierdsma retired from his position of Senior Vice President, Project Development on December 31, 2017.

CERTAIN MATERIAL EXECUTIVE COMPENSATION AGREEMENTS AND ARRANGEMENTS

The following executive compensation agreements and arrangements are material to an understanding of the amounts paid and/or payable to our named executive officers disclosed in the table above.

Executive Employment Agreements

Effective August 22, 2012, we entered into a Third Amended and Restated Executive Employment Agreement with Mr. Zoley, which was amended by the First Amendment, dated April 29, 2013, the Second Amendment, dated May 29, 2013, and the Third Amendment, dated May 14, 2015 (collectively, the “Employment Agreement”). The Employment Agreement has a continuously rolling three-year term.

The Employment Agreement provides that Mr. Zoley is entitled to receive a target annual performance award of up to a maximum of 150% of his annual base salary in accordance with the Senior Management Performance Award Plan.

The Employment Agreement provides that upon the termination of the agreement for any reason other than by GEO for cause (as defined in the Employment Agreement) or by Mr. Zoley without good reason (as defined in the Employment Agreement), he will be entitled to receive a termination payment equal to 2 (two) times his annual base salary plus target bonus for the fiscal year in which his employment is terminated or, if greater, the target bonus for the fiscal year immediately prior to such termination. In addition, the Employment Agreement provides that upon such termination, GEO will transfer all of its interest in any automobile used by the executive pursuant to its employee automobile policy and pay the balance of any outstanding loans or leases on such automobile so that the executive owns the automobile outright. In the event such automobile is leased, the Employment Agreement provides that GEO will pay the residual cost of the lease.

Upon the termination of the Employment Agreement by GEO for cause or by Mr. Zoley without good reason, Mr. Zoley will be entitled to only the amount of compensation that is due through the effective date of the termination, including any performance award that may be due and payable to him under the terms of the Senior Management Performance Award Plan. The Employment Agreement includes a non-competition covenant that runs through the three-year period following the termination of the executive’s employment, and customary confidentiality provisions.

The Employment Agreement reflects an annual base salary for Mr. Zoley for 2017 of $1,081,500 subject to increases in the sole discretion of the Board, to be determined by the board of directors. Additionally, the Employment Agreement provides that all outstanding unvested stock options and restricted stock granted to Mr. Zoley fully vest immediately upon a “termination without cause” as such term is defined in his employment agreement, as approved by the Compensation Committee. However, any restricted stock that is still subject to performance based vesting at the time of such termination shall only vest when, and to the extent, the Compensation Committee of the board of directors certifies that the performance goals have been met.

Senior Officer Employment Agreements

We have senior officer employment agreements with Messrs. Evans, Donahue and Bulfin. We had a senior officer employment agreement with Mr. Wierdsma through December 31, 2017. Mr. Wierdsma retired on December 31, 2017. Due to Mr. Wierdsma’s valuable expertise and experience with GEO’s real estate activities, GEO entered into a consulting agreement with Mr. Wierdsma. Please see p 30 for additional information regarding Mr. Weirdsma’s consulting agreement. The employment agreements have rolling two-year terms which continue until each executive reaches age 67 absent their earlier termination.

The amounts of base salaries that were paid to each of these executives during fiscal years 2017, 2016 and 2015 are set forth in the Summary Compensation Table above. The executives are also entitled to receive a target annual incentive bonus in accordance with the terms of our Senior Management Performance Award Plan which is further described below.

The senior officer employment agreements provide that upon the termination of the agreement for any reason other than by GEO for cause (as defined in the employment agreement) or by the voluntary resignation of the executive, the executive will be entitled to receive a termination payment equal to the following: (1) two years of the executive’s then current annual base salary; plus (2) the continuation of the executive’s employee benefits (as defined in the employment agreement) for a period of two years, plus (3) the dollar value of the sum of paid vacation time that the executive was entitled to take immediately prior to the termination which was not in fact taken by the executive. In addition, the employment agreements provide that upon such termination of the executive, we will transfer all of our interest in any automobile used by the executive pursuant to our employee automobile policy and pay the balance of any outstanding loans or leases on such automobile so that the executive owns the automobile outright. In the event such automobile is leased, the employment agreements provide that we will pay the residual cost of the lease. Also, upon such termination, all of the executive’s unvested stock options will fully vest immediately.

Upon the termination of the employment agreements by us for cause or by the voluntary resignation of the executive, the executive will be entitled to only the amount of salary, bonus, and employee benefits that is due through the effective date of the termination. Each employment agreement includes a non-competition covenant that runs through the two-year period following the termination of the executive’s employment, and customary confidentiality provisions.

Under the terms of the agreements, annual base salaries for 2017 approved by the Compensation Committee for Messrs. Evans, Donahue, Bulfin and Wierdsma were $590,893, $525,000, $514,077 and $454,987, respectively. Additionally, all outstanding unvested stock options and restricted stock granted to each of Messrs. Zoley, Evans, Donahue, Bulfin and Wierdsma fully vest immediately upon a “termination without cause” as such term is defined in each of their employment agreements, as approved by the Compensation Committee. Performance based awards will only vest upon the determination by the Compensation Committee that the established performance goals have been met.

Executive Retirement Agreement

We also have an executive retirement agreement with Mr. Zoley. The retirement agreement provides that upon the later of (i) the date he actually retires from employment with GEO, or (ii) his 55th birthday, GEO will make a lump sum payment to Mr. Zoley. See “Potential Payments Upon Termination or Change in Control” for the amount we would have had to pay Mr. Zoley as of December 31, 2017 pursuant to his executive retirement agreement had he retired at his current age as of that date.

The retirement agreement provides that if the executive should die after his 55th birthday but before he retires from GEO, GEO shall immediately pay to the executive’s beneficiary(ies) or estate the amount GEO would have paid to the executive had he retired immediately prior to his death. The retirement agreement includes non-competition provisions that run for a two-year period after the termination of the executive’s employment. Mr. Zoley has reached the age of 55.

Senior Officer Retirement Plan

GEO maintains a senior officer retirement plan for all of its Senior Vice Presidents, including Mr. Evans, Mr. Donahue, Mr. Bulfin and Mr. Wierdsma. The senior officer retirement plan is a non-qualified defined benefit plan and, subject to certain maximum and minimum provisions, provides for the payment to the officer of a monthly retirement benefit based on a percentage of the officer’s final average annual salary earned during the employee’s last five years of credited service (excluding bonus) multiplied by the employee’s years of credited service. A participant will vest in his or her benefits under the senior officer retirement plan upon the completion of ten (10) years of service, provided such participant remains continuously employed by the Company until at least age fifty five (55). The amount of benefit increases for each full year beyond ten (10) years of service except that there are no further increases after twenty-five (25) years of service. The maximum target benefit under the senior officer retirement plan is 45% of final average annual salary. Reduced benefits are payable for lesser service and early retirement. Benefits under the senior officer retirement plan are offset one hundred percent (100%) by social security benefits received (or estimated social security benefits to be received, if applicable) by the officer and are computed on the basis of a straight-life annuity. The plan also provides for pre-retirement death and disability benefits. Amounts owing under the plan are payable from the general assets of the company.

GRANTS OF PLAN-BASED AWARDS

The following sets forth information regarding the grants of plan-based awards to the named executive officers for the year ended December 31, 2017.

								All Other Stock Awards: Number of Shares of Stock or Units (#)(2)(3)

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock Awards ($)(2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)

George C. Zoley		811,125	1,622,250	2,433,375	—	—	—	—	—	—	—
	3/1/2017	—	—	—	—	—	—	75,000	—	—	3,088,750
	4/11/2017	—	—	—	—	—	—	75,000	—	—	3,031,500
Brian R. Evans		221,585	443,170	997,132	—	—	—	—	—	—	—
	3/1/2017	—	—	—	—	—	—	18,750	—	—	772,188
	4/11/2017	—	—	—	—	—	—	26,250	—	—	1,061,025
J. David Donahue		183,750	367,500	826,875	—	—	—	—	—	—	—
	3/1/2017	—	—	—	—	—	—	18,750	—	—	772,188
	4/11/2017	—	—	—	—	—	—	18,750	—	—	757,875
John J. Bulfin		179,927	359,854	809,671	—	—	—	—	—	—	—
	3/1/2017	—	—	—	—	—	—	15,000	—	—	617,750
	4/11/2017	—	—	—	—	—	—	15,000	—	—	606,303
Thomas M. Wierdsma		159,245	318,491	716,605	—	—	—	—	—	—	—
	3/1/2017	—	—	—	—	—	—	15,000	—	—	617,750
	4/11/2017	—	—	—	—	—	—	15,000	—	—	606,300

(1)	These columns reflect the threshold, target and maximum amounts that our named executive officers were eligible to receive under our Senior Management Performance Award Plan with respect to year 2017. For a description of how these amounts have been calculated, please see “Compensation Discussion & Analysis — Why Each Element of Compensation is Paid and How the Amount of Each Element is Determined — Annual Cash Incentive Compensation.” For information on the amounts that our named executive officers actually received under our Senior Management Performance Award Plan for 2017, please see the Non-Equity Incentive Compensation column of the Summary Compensation table above. For the purposes of the maximum calculations in this column, we have assumed that our Senior Vice Presidents would have received the maximum discretionary adjustments for which they are eligible.

(2)	The percentage of the shares related to the return on capital employed metric was valued on our closing stock price on March 1, 2017 and April 11, 2017 while the percentage of the shares related to the total shareholder return metric was valued based on a Monte Carlo simulation model.

(3)	All of these awards were granted pursuant to our 2014 stock incentive plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information regarding equity-based awards held by our named executive officers as of December 31, 2017.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
George C. Zoley	—	—	—	—	—	337,500	7,965,000
Brian R. Evans	3,468	—	—	12.15	10/28/2019	82,501	1,947,024
	10,404	—	—	14.19	3/1/2021	—	—
J. David Donahue	—	—	—	—	—	56,250	1,327,500
	—	—	—	—	—	—	—
John J. Bulfin	—	—	—	—	—	60,000	1,416,000
Thomas M. Wierdsma	—	—	—	—	—	60,000	1,416,000

(1)	All shares in this column consist of restricted stock awards. The awards granted on March 2, 2015 and June 1, 2015 cliff vested on March 1, 2018 based on the achievement of certain performance criteria. The awards granted on March 10, 2016 will cliff vest on March 10, 2019 based on the achievement of certain performance criteria. The awards granted on March 1, 2017 and April 11, 2017 will cliff vest on March 10, 2020 based on the achievement of certain performance metrics.

(2)	Amounts in this column have been calculated using an assumed stock price of $23.60, the closing price of our common stock on December 29, 2017, the last business day of our fiscal year 2017.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information regarding stock option exercises by, and the vesting of stock-based awards of, each of the named executive officers of GEO during 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
George C. Zoley	—	—	51,513	1,662,153
Brian R. Evans	—	—	12,879	415,562
J. David Donahue	6,936	140,122	6,000	189,266
John J. Bulfin	—	—	9,659	311,648
Thomas M. Wierdsma	—	—	9,659	311,648

PENSION BENEFITS

The following table sets forth certain information with respect to each plan that provides for payments to each of the named executive officers of GEO at, following, or in connection with retirement from GEO.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year
George C. Zoley	Executive Retirement Agreement	n/a	7,964,365	—
Brian R. Evans	Senior Officer Retirement Plan	17	1,118,477	—
J. David Donahue	Senior Officer Retirement Plan	8	—	—
John J. Bulfin	Senior Officer Retirement Plan	17	1,605,802	—
Thomas M Wierdsma	Senior Officer Retirement Plan	10	616,389	—

(1)	The benefit of Mr. Zoley under his executive retirement agreement is triggered upon the attainment of the retirement age of 55 years old without regard to years of credited service. Mr. Zoley is 55 or older and therefore all of his benefits under his executive retirement agreement are fully vested.

(2)	This column reflects amounts relating to each named executive officer’s retirement agreement or retirement plan. The assumptions used in GEO’s actuarial calculation of pension costs are based on payments in the form of a life annuity using market information and GEO’s historical rates for employment compensation. Such actuarial assumptions are based using mortality tables for healthy participants and include a discount rate of 4.50% and a rate of compensation increase of 4.4%. Please see “Certain Material Executive Compensation Agreements and Arrangements” for a description of our executive and senior officer retirement agreements and arrangements.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table sets forth for each named executive officer the payments that we would have been required to make as of December 31, 2017, (i) pursuant to the officer’s employment agreement, in connection with the termination of the officer’s employment as of that date by GEO without cause or by the officer for good reason (as such terms are defined in each officer’s employment agreement), (ii) pursuant to the officer’s employment agreement, in connection with the termination of the officer’s employment as of that date by GEO for cause (as defined in each officer’s employment agreement) or by the officer upon the officer’s resignation, and (iii) pursuant to the officer’s retirement agreement or arrangement, in connection with the termination of the officer’s employment as of that date for any reason (including due to the retirement, death or disability of the officer). All of the payments in the table would have been payable pursuant to the employment and retirement agreements and arrangements described more fully above under “Certain Material Executive Compensation Agreements and Arrangements.” All amounts in the table would have been payable in lump sums from the general assets of GEO.

Name	Payment Due Pursuant to Officer’s Employment Agreement upon Termination either by Company Without Cause or by Officer for Good Reason ($)(1)(2)(3)(4)	Payment Due Pursuant to Officer’s Employment Agreement upon a Termination by Company With Cause or Resignation by Officer ($)(2)(4)	Payment Due Pursuant to Officer’s Retirement Agreement or Arrangement upon a Termination for Any Reason ($)(2)(4)(5)

George C. Zoley	6,356,863	—	7,964,365
Brian R. Evans	1,226,875	—	1,118,477
J. David Donahue	1,275,162	—	—
John J. Bulfin	1,067,739	—	1,605,802
Thomas M. Wierdsma	1,025,010	—	616,389

(1)	Our current employment agreements with our named executive officers do not provide for any payments in connection with a change in control. Each officer would only have received the amount set forth in this column in connection with a change in control on December 31, 2017, if such officer was terminated by GEO without cause or the officer terminated his employment for good reason, in each case, in connection with the change in control. Currently, only the employment agreement with Mr. Zoley contains a right of the officer to terminate employment for good reason.

(2)	In the event of a termination for any reason of any named executive officer on December 31, 2017, such officer would also have been entitled to receive the amounts set forth in the column of this table titled “Payment Due Pursuant to Officer’s Retirement Agreement or Arrangement Upon a Termination For Any Reason” pursuant to the officer’s retirement agreement or arrangement.

(3)	All amounts are calculated using each named executive officer’s annual base salary on December 31, 2017.

(4)	Although no named executive officer is eligible to receive a payment in connection with a termination for cause or a resignation pursuant to the officer’s employment agreement, each officer is entitled to receive all accrued and unpaid amounts under the officer’s employment agreement through the date of termination.

(5)	The benefits of Messrs. Zoley, Evans, Bulfin and Wierdsma under the retirement agreement, in the case of Mr. Zoley and the Senior Office Retirement Plan, in the case of Messrs. Evans, Bulfin and Wierdsma are fully vested and those officers would therefore have been entitled to receive the amounts set forth in this column if their employment with GEO had been terminated for any reason on December 31, 2017, whether by GEO or the officer, regardless of whether cause or good reason existed, and including in the event of a termination due to the retirement, death or disability of the officer. Please see “Certain Material Executive Compensation Agreements and Arrangements” for a description of our executive and senior officer retirement agreements and arrangements.

Pay Ratio

Under rules adopted pursuant to the Dodd-Frank Act of 2010, we are required to calculate and disclose the total compensation paid to our median employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our CEO. The paragraphs that follow describe our methodology and the resulting CEO pay ratio.

We identified the median employee using our employee population on December 31, 2017. At December 31, 2017, we had approximately 19,000 employees located in the United States, Australia, South Africa and the United Kingdom. Approximately 87% of our total employees are located in the United States. Our diverse employee population varies significantly in experience, education and specialized training. Regardless of the employee’s role in the organization or their location, the process for determining salaries is the same. Local market competitive data is reviewed to set base pay rates. Individual salaries are then adjusted from these base pay rates to reflect the individual’s role and responsibilities as well as his or her experience, education and specialized training.

Pursuant to the de minimis exception, in identifying the median employee, we excluded 516 employees in South Africa and 87 employees in the United Kingdom which together represent approximately 3% of our workforce. We used the relevant average currency exchange rate to convert the compensation of our Australian employees to U.S. dollars. We did not make cost of living adjustments.

To identify the median employee from our employee population, we compared the amount of base salary, as reflected in our payroll records for 2017, excluding our CEO. We identified our median employee using this compensation measure, which was consistently applied to all of our employees included in the calculation. We do not grant equity to a large percentage of our employee population, so using base salary, is considered to be representative. As a result, the total annual compensation for the year ended December 31, 2017 was $35,630 for our median employee and $9,664,433 for our CEO as reflected in the “Total” column of the Summary Compensation Table. The ratio of our CEO’s pay to that of our median employee for 2017 was approximately 271 times.

Because the SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allows companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio for our Company, as other companies have headquarters and offices in different states and countries, have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

This information is being provided for compliance purposes. Neither the Compensation Committee nor management used the pay ratio measure in making compensation decisions.

DIRECTORS’ COMPENSATION

The following table shows the compensation earned by each director who was not an officer during fiscal year 2017.

Name	Fees Earned or Paid in Cash($)(1)	Stock Awards (2)(4)	Option Awards (3)(4)	All Other Compensation ($)	Total($)
Clarence E. Anthony	181,000	218,573	—	—	399,573
Norman A. Carlson (5)	75,000	—	—	—	75,000
Anne N. Foreman	199,000	218,573	—	—	417,573
Richard H. Glanton	260,000	218,573	—	—	478,573
Christopher C. Wheeler	192,000	218,573	—	—	410,573
Julie Myers Wood	172,119	218,573	—	—	390,692

(1)	These amounts consist of: (i) an annual retainer fee which was paid at a rate of $75,000 per year; (ii) a payment of $10,000 to the chairperson of the Audit and Finance Committee; (iii) a payment of $2,000 to each member of the Audit and Finance Committee; (iv) a payment of $5,000 for each committee, other than the Audit and Finance Committee, with respect to which a director served as chairperson; (v) a payment of $3,000 for each board meeting attended by each director (minimum four per year); (vi) a payment of $2,500 for each committee meeting attended by that committee’s chairperson; (vii) a payment of $2,000 for each committee meeting attended by each board member; and (viii) a per diem of $3,000 for various board related activities such as continuing education and other activities related to company business, prior to April 19, 2017. Effective April 19, 2017, the Board of directors approved an increase of the per diem fee to $5,000. The lead independent director receives an additional annual retainer of $25,000.

(2)	This column reflects the aggregate grant date fair value with respect to stock awards during 2017 for each director who is not a named executive officer. Each director received 4,500 and 2,250 shares of restricted stock on March 1, 2017 and April 11, 2017, respectively. The grant date fair value of the March 1, 2017 and April 11, 2017 awards as calculated in accordance with FASB 718 was $32.27 and $31.84 per share, which was the closing price of our common stock on the grant date.

(3)	There were no stock options awarded to directors during 2017.

(4)	The table below sets forth the aggregate number of shares of common stock subject to stock awards and option awards held by each director who is not a named executive officer outstanding as of the end of 2017.

Name	Stock Awards	Option Awards
Clarence A. Anthony	13,312	8,670
Norman A. Carlson	937	8,670
Anne N. Foreman	13,312	—
Richard H. Glanton	13,312	—
Christopher C. Wheeler	13,312	1,734
Julie Myers Wood	12,844	—

(5)	Norman A. Carlson retired from the board of directors and all committee positions effective December 31, 2014. Mr. Carlson was appointed Director Emeritus effective January 1, 2015. As consideration for his service as Director Emeritus, Mr. Carlson will receive an annual retainer of $50,000 to be paid quarterly so long as he retains the title of Director Emeritus. Mr. Carlson’s stock option awards and restricted stock awards will continue to vest according to the terms of The GEO Group, Inc. 2014 Stock Incentive Plan so long as he retains the title of Director Emeritus.

COMPENSATION COMMITTEE REPORT

In accordance with the powers and duties of the Compensation Committee as set forth in its charter, the committee hereby reports the following:

1.	The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K set forth elsewhere in this proxy statement; and

2.	Based on the review and discussion referred to in the preceding paragraph, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee:

Richard H. Glanton (Chairman)

Anne N. Foreman

Christopher C. Wheeler

AUDIT AND FINANCE COMMITTEE REPORT

In accordance with the powers and duties of the Audit and Finance Committee as set forth in its charter, the committee hereby reports the following:

1.	The Audit and Finance Committee has reviewed and discussed the audited financial statements for the fiscal year with management;

2.	The Audit and Finance Committee has discussed with the independent accountants the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, adopted by the Public Company Accounting Oversight Board (the “PCAOB”) as then modified or supplemented;

3.	The Audit and Finance Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence;

4.	Based on the review and discussions referred to in paragraphs 1.) through 3.) above, the Audit and Finance Committee recommends to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year for filing with the Securities and Exchange Commission;

5.	The Audit and Finance Committee has reviewed all fees, both audit related and non-audit related, of the independent accountant and considers the provision of non-audit services to be compatible with the maintenance of the independent accountant’s independence; and

6.	All members of the Audit and Finance Committee are independent as independence is defined in Sections 303 of the NYSE’s current listing standards.

By the Audit and Finance Committee:

Richard H. Glanton (Chairman)

Clarence E. Anthony

Christopher C. Wheeler

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In 2017, David Meehan, Divisional Vice President of Business Development for GEO Care, received compensation of $570,551. Mr. Meehan is the son-in-law of George Zoley, our Chairman, CEO and Founder. In 2017, Larry Zoley, Director of Network Services & Integration, received compensation of $157,338. Mr. Zoley is the brother of George Zoley, our Chairman, CEO and Founder. Also in 2017, Chris Zoley, Director of Business Development, received compensation of $171,352. Mr. Zoley is the son of George Zoley, our Chairman, CEO and Founder. Guidepost, Ms. Wood’s current employer, has a consulting agreement with B.I. Incorporated, one of the Company’s subsidiaries. Ms. Wood is a member of the Board of Directors of GEO. For the year ended December 31, 2017, $180,000 was paid in the aggregate pursuant to the consulting agreement. The consulting agreement was extended through December 31, 2018. The current monthly retainer payment is $15,000 per month. These relationships did not require any separate approvals under our applicable policies and procedures. Except for these relationships, there were no material relationships or related party transactions during fiscal year 2017 requiring disclosure pursuant to Item 404 of Regulation S-K. Under its charter, our Audit and Finance Committee has the authority to review and approve certain transactions involving more than $100,000 between GEO and any director, officer or employee of GEO. Our Audit and Finance Committee has reviewed and approved the related party transactions described above. The Compensation Committee did not determine, review or approve any of the compensation paid pursuant to the above related party transactions as they were not paid to executive officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2017, Richard H. Glanton, Anne N. Foreman and Christopher C. Wheeler served on our Compensation Committee. None of the members of the Compensation Committee served as an officer or employee of GEO or any of GEO’s subsidiaries during fiscal year 2017 or any prior year. There were no material transactions between GEO and any of the members of the Compensation Committee during fiscal year 2017. None of our executive officers has served on the Compensation Committee or the board of directors of any company, one of whose executive officers served on our board or our Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that GEO’s directors, executive officers and persons who beneficially own 10% or more of GEO’s common stock file with the SEC initial reports of ownership and reports of changes in ownership of our stock and our other equity securities. To GEO’s knowledge, based solely on a review of the copies of such reports furnished to GEO and written representations that no other reports were required, during the year ended December 31, 2017, all such filing requirements applicable to GEO’s directors, executive officers and greater than 10% beneficial owners were complied with except for (i) Mr. Wheeler, who filed two late reports each regarding one transaction, (ii) Ms. Wood, who filed two late reports each regarding one transaction, (iii) Mr. Anthony, who filed two late reports each regarding one transaction, (iv) Ms. Foreman, who filed two late reports each regarding one transaction, (v) Mr. Venturella, who filed one late report regarding three transactions, (vi) Mr. Bulfin, who filed one late report regarding three transactions, (vii) Mr. Evans, who filed one late report regarding three transactions, (viii) Mr. Brack, who filed one late report regarding one transaction, (ix) Mr. Glanton, who filed one late report regarding one transaction, and (x) Mr. March, who filed one late report regarding one transaction.

PROPOSAL 2:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit and Finance Committee of our board of directors has appointed Grant Thornton LLP as our independent registered public accountants for the 2018 fiscal year. The Audit and Finance Committee is responsible for the appointment, oversight and termination of our independent registered public accountants. We are seeking the ratification of our shareholders of this appointment, although our Audit and Finance Committee is not bound by any shareholder action on this matter.

If the appointment of Grant Thornton LLP as our independent registered public accountants is not ratified by our shareholders, the Audit and Finance Committee will reconsider its appointment, but may nevertheless retain Grant Thornton LLP. Also, even if the appointment of Grant Thornton LLP as our independent registered public accountants is ratified by our shareholders, the Audit and Finance Committee may direct the appointment of a different independent auditor at any time during the year if the Audit and Finance Committee determines, in its discretion, that such a change would be in our best interests. Grant Thornton LLP has advised GEO that no partner or employee of Grant Thornton LLP has any direct financial interest or any material indirect interest in GEO other than receiving payment for its services as independent certified public accountants.

Recommendation of the Board of Directors

The board of directors unanimously recommends a vote “FOR” the ratification of Grant Thornton LLP as our independent registered public accountants for the 2018 fiscal year.

PROPOSAL 3:

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

As described above in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our shareholders. Our compensation programs are designed to attract, retain and motivate our named executive officers to increase shareholder value on both an annual and a longer term basis primarily by generating increasing levels of revenue, net income, net operating income, adjusted funds from operations, total shareholder return and return on capital employed, while at the same time avoiding the encouragement of unnecessary or excessive risk taking.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. The vote is advisory, which means that the vote is not binding on the Company, our board of directors or the Compensation Committee. Although non-binding, our board of directors and Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

Accordingly, we ask our shareholders to vote on the following resolution at the annual meeting:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Recommendation of the Board of Directors

The board of directors unanimously recommends a vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement.

PROPOSAL 4:

PROPOSAL TO ADOPT THE GEO GROUP, INC. 2018 STOCK INCENTIVE PLAN

To Approve The GEO Group, Inc. 2018 Stock Incentive Plan

The board of directors have adopted The GEO Group, Inc. 2018 Stock Incentive Plan (the “2018 Plan”), subject to approval by our shareholders. The 2018 Plan is intended to replace our 2014 Stock Incentive Plan (the “Prior Plan”). Upon the approval of the 2018 Plan by shareholders, no further grants will be made under the Prior Plan. If approved, the 2018 Plan will become effective on the date that our shareholders approve the 2018 Plan. The board of directors believes the 2018 Plan will advance the long-term success of our company by enabling us to continue to attract, retain, reward and motivate eligible individuals by providing them with an opportunity to acquire or increase a proprietary interest in our company and to incentivize them to expend maximum effort for the growth and success of our company.

Background of the 2018 Plan

Our Compensation Committee has historically granted awards under our equity compensation plans to our key employees and members of our board of directors to create a more performance-oriented culture and to further align the interests of management and our shareholders.

Our current equity compensation plan is The GEO Group, Inc. 2014 Stock Incentive Plan (the “2014 Plan”), which was approved by our shareholders at our 2014 annual meeting of shareholders. The 2014 Plan replaced our 2006 Stock Incentive Plan (the “2006 Plan”) and since the date our shareholders approved the 2014 Plan, no further grants were made under the 2006 Plan. Beginning in 2012, our restricted stock grants to our executive officers have performance-based vesting which we believe is appropriate to foster a performance-oriented culture and align the interests of management and our shareholders. Further, we believe this approach is consistent with the approach taken by our peers in the equity REIT sector and our industry, and is reflective of the performance-based compensation program that our shareholders support. We currently do not have availability under the 2014

Plan to meet our needs for future periods. Upon approval of the 2018 Plan, no new awards will be granted under the 2014 Plan (outstanding awards granted under the 2014 Plan will survive the termination of the 2014 Plan). As a result, we are asking our shareholders to approve the 2018 Plan.

The following summarizes, as of December 31, 2017, the overhang under the 2006 Plan and the 2014 Plan consisting of outstanding unexercised options and unvested shares of restricted stock and the shares authorized for issuance of awards under the 2018 Plan, subject to shareholder approval:

Share Allocation	Amount of Shares	Weighted Average Exercise Price	Average Term Remaining
Options outstanding	1,229,506	$25.02	7.3
Restricted stock outstanding	1,769,598	—	—
Shares authorized for awards under the 2018 Plan	4,600,000	—	—

Total:	7,599,104	—	—

Key Features of the 2018 Plan

The following are several key features of the 2018 Plan:

•

Authorized Shares and Annual Run Rate. The 2018 Plan provides for a reserve of 4,600,000 shares of common stock that may be issued pursuant to awards granted under the 2018 Plan. The 2018 Plan also limits the number of shares awarded annually under the 2018 Plan, or the annual run rate, to a maximum of 3% of GEO’s total number of outstanding shares of common stock at any time during a fiscal year. In managing the annual run rate, the Compensation Committee will consider the potential negative impact on dilution of the granting of awards under the 2018 Plan. Any shares of common stock that we may repurchase from time to time will be factored into the Compensation Committee’s determination of awards under the 2018 Plan. Additionally, if any award under the 2014 Plan is cancelled, forfeited or terminated for any reason or is settled in cash, the shares of common stock that were subject to such award shall become available for awards under the 2018 Plan unless such shares were cancelled, forfeited, withheld or terminated in order to pay the exercise price, purchase price or any taxes or tax withholdings on a 2014 award.

•

Discounted Stock Options and Stock Appreciation Rights Prohibited. The 2018 Plan prohibits stock option awards or stock appreciation rights with an exercise price less than the fair market value of our common stock on the date of grant.

•

Re-pricing Without Shareholder Approval Prohibited. Without shareholder approval, the 2018 Plan prohibits lowering the exercise price of stock options and stock appreciation rights when the exercise price is lower, equal to or greater than the then current fair market value of GEO’s common stock, the cancellation of such awards in exchange for new awards with a lower exercise price, the repurchase of such awards which have an exercise price that is higher than the then current fair market value of GEO’s common stock, or the cancellation of such awards and grant of substitution new awards as part of a strategy to materially enhance the position of the holder of such options or stock appreciation rights.

•

Inclusion of Minimum Vesting Provisions. Awards under the 2018 Plan will have a minimum vesting schedule of at least one year following the grant date as set forth in the applicable award agreement. Notwithstanding this minimum vesting requirement, the Compensation Committee may impose a vesting schedule of less than one year from the grant date; provided, however, that the maximum number of shares of common stock that may be issued with a vesting schedule of less than one year shall not exceed five percent (5%) of the total number of shares of common stock that may be issued under the 2018 Plan. Awards granted to non-employee directors in lieu of compensation are not subject to this minimum vesting requirement.

•

Shares Surrendered to Pay Taxes or Exercise Price for Stock Options Will Not Increase the Plan Reserve. Shares tendered to us for taxes or to pay the exercise price will not provide us with additional shares for the 2018 Plan.

•

Stock Appreciation Rights Settled in Shares Will Not be Counted on a Net Basis. Each stock-settled stock appreciation right will count as a full share against the 2018 Plan share reserve limit rather than the net gain realized upon exercise.

•	Independent Plan Administrator. The 2018 Plan will be administered by the Compensation Committee, composed exclusively of independent non-employee directors.

•	Fixed Plan Term. The 2018 Plan will expire ten years after shareholders approve the 2018 Plan. However, awards granted under the 2018 Plan may survive the termination of the 2018 Plan.

•	Limit on Stock Option Period. Stock appreciation rights and stock options will have a maximum term of ten years.

Description of the 2018 Plan

The text of the 2018 Plan is attached hereto as Appendix A and is hereby incorporated by reference. The following summary of key provisions of the 2018 Plan is qualified in its entirety by reference to the attached 2018 Plan document.

Purpose of the 2018 Plan

The purpose of the 2018 Plan is to enable GEO to attract, retain, reward and motivate eligible individuals by providing them with an opportunity to acquire or increase a proprietary interest in GEO and to incentivize them to expend maximum effort for the growth and success of the Company, so as to strengthen the mutuality of the interests between the eligible individuals and the shareholders of GEO.

Eligibility and Participation

Officers, directors, employees (including prospective employees) and consultants of our company, its subsidiaries and affiliates will be eligible to participate in the 2018 Plan, as determined by the Compensation Committee. As of February 27, 2018, there were approximately 19,800 employees, of which nine were executive officers, and five non-employee directors that are eligible to participate in the 2018 Plan.

Administration of the 2018 Plan

The 2018 Plan will be administered by the Compensation Committee, composed exclusively of independent non-employee directors in accordance with New York Stock Exchange listing requirements, Rule 16b-3 under the Exchange Act and Section 162(m) of the Code. The Compensation Committee will have full authority to administer the 2018 Plan, including, without limitation, the authority to determine who will receive awards, to establish the specific terms that will govern awards as will be set forth in individual award agreements, to interpret awards and 2018 Plan provisions and to amend the 2018 Plan and outstanding awards subject to certain limitations set forth in the 2018 Plan document.

Shares Reserved for Plan Awards

The 2018 Plan provides for a reserve of 4,600,000 shares of our common stock. The 2018 Plan also limits the number of shares awarded annually under the 2018 Plan, or the annual run rate, to a maximum of 3% of GEO’s total number of outstanding shares of common stock at any time during a fiscal year. In managing the annual run rate, the Compensation Committee will consider the potential negative impact on dilution of the granting of awards under the 2018 Plan. Any shares of common stock that we may repurchase from time to time will be factored into the Compensation Committee’s determination of awards under the 2018 Plan. Additionally, if any award under the 2014 Plan is cancelled, forfeited or terminated for any reason or is settled in cash, the shares of common stock that were subject to such award shall become available for awards under the 2018 Plan unless such shares were cancelled, forfeited, withheld or terminated in order to pay the exercise price, purchase price or any taxes or tax withholdings on a 2014 award.

Shares tendered to pay the exercise price or tax withholding obligation for stock options will be treated as delivered for purposes of calculating the share reserve limit and will not be added back to the share reserve for additional grants. The pool of available shares will be reduced by the gross number of shares underlying stock appreciation right awards.

Individual Award Limits

The maximum number of shares subject to options or stock appreciation rights that may be granted to an individual participant in any one calendar year is 300,000. The maximum number of awards subject to performance shares or performance share units that may be granted to an individual participant in any one calendar year is 300,000. The aggregate fair market value of our common stock on the date of grant underlying ISOs that can be exercisable for the first time during any calendar year cannot exceed $100,000. Any excess will be treated as a non-qualified stock option.

Stock Appreciation Rights and Stock Options

The 2018 Plan provides for awards of stock appreciation rights, non-qualified stock options and ISOs intended to comply with Section 422 of the Code. The 2018 Plan specifically prohibits the following:

•

The granting of stock appreciation rights and stock options with an exercise price less than the fair market value of our common stock on the date of grant (or, in the case of an ISO granted to a 10% shareholder, 110% of fair market value); and

•	Without shareholder approval (except in the event of a stock split, certain other recapitalizations and a change in control):

•	Lowering the exercise price of stock options and stock appreciation rights when the exercise price is lower, equal to or greater than the then current fair market value of GEO’s common stock;

•	The cancellation of such awards in exchange for new awards with a lower exercise price; or

•	The repurchase of such awards which have an exercise price that is higher than the then current fair market value of GEO’s common stock.

As of February 27, 2018, the closing price of our common stock was $21.38 per share, as reported on the New York Stock Exchange.

A stock appreciation right entitles the holder to receive shares of our common stock or cash equal in value to the difference between the fair market value of our common stock on the exercise date and the value of our common stock on the grant date. Stock appreciation rights and stock options will have a maximum term of ten years (or five years in the case of an ISO granted to a 10% shareholder).

Awards under the 2018 Plan will have a minimum vesting schedule of at least one year following the grant date as set forth in the applicable award agreement. Notwithstanding this minimum vesting requirement, the Compensation Committee may impose a vesting schedule of less than one year from the grant date; provided, however, that the maximum number of shares of common stock that may be issued with a vesting schedule of less than one year shall not exceed five percent (5%) of the total number of shares of common stock that may be issued under the 2018 Plan. Awards granted to non-employee directors in lieu of compensation are not subject to this minimum vesting requirement.

Awards of Restricted Stock, Performance Shares, Performance Share Units and Performance Units

An award of restricted stock is an award of shares of our common stock subject to risk of forfeiture and a restriction on transferability. The risk of forfeiture and restriction on transferability will lapse following a stated

period of time, upon attainment of specified performance targets or some combination thereof. An award of performance shares is an award of restricted stock that vest solely upon the achievement of certain performance goals being attained during a performance period. An award of performance share units is an award of the right to receive a fixed number of shares of common stock, or the cash equivalent, which is contingent on the achievement of certain performance goals being attained during a performance period. An award of performance units is an award of the right to receive a designated dollar value, or shares of common stock of the equivalent value, which is contingent on the achievement of certain performance goals being attained during a performance period. Generally, restricted stock awards subject only to a future service requirement will vest over a period of at least one year. However, restricted stock awards to non-employee directors in lieu of cash compensation are not subject to any minimum vesting schedule. Unless the Compensation Committee provides otherwise in an award agreement, a recipient of a restricted stock or performance share award will have all of the rights of a holder of our common stock with respect to the underlying shares except for the restriction on transferability, including the right to vote the shares and receive dividends.

Change in Control and Other Events

The 2018 Plan provides the Compensation Committee with discretion to take certain actions with respect to outstanding awards in the event of a change in control or certain other material events that affect our capital structure or the number of shares of our common stock outstanding. In the event of a recapitalization, reclassification, reorganization, stock split, reverse stock split, share combination, exchange of shares, stock dividend or other event affecting the value of a share of our common stock or the number of shares outstanding, the various share limitations set forth in the 2018 Plan and the number of shares subject to outstanding awards will be adjusted as necessary and appropriate to reflect the change in the number or value of outstanding shares and to preserve the value of outstanding awards.

In the event of a change in control, the Compensation Committee may, in its sole and absolute discretion, provide that:

•	Some or all outstanding awards will become immediately exercisable or vested;

•

That all awards shall terminate, subject to the ability of the participants to exercise any vested award or to receive a cash payment equal to the difference between the change in control price and the exercise price (if any) of any vested awards;

•	In the event of a liquidation or dissolution of GEO, awards convert into the right to receive the liquidation proceeds, less the exercise price (if any); or

•	Any combination of the above.

Effective Date and Term

The 2018 Plan will be effective on the date our shareholders approve the 2018 Plan. The 2018 Plan will terminate ten years after the date shareholders approve the 2018 Plan.

Amendments

The 2018 Plan may be amended by the Board of Directors provided that no 2018 Plan amendment may alter or impair rights or obligations under any existing award and the approval of our shareholders shall be required for any amendment that:

•	Changes the class of individuals eligible to receive awards under the 2018 Plan;

•	Increases the maximum number of shares of common stock that may be issued under the 2018 Plan;

•	Amends the 2018 Plan in a manner that requires shareholder approval under state or federal law (including Rule 16b-3 under the Exchange Act) or the rules of the New York Stock Exchange; or

•	Eliminates a requirement that shareholders approve an action under the 2018 Plan.

Transferability

Awards granted under the 2018 Plan are transferable only by the participant’s will, the applicable laws of descent and distribution and, in the discretion of the Compensation Committee, to certain of the participant’s family members; provided, however, a participant may not directly or indirectly receive any payments of value in connection with the transfer of an Award.

Federal Income Tax Consequences of Awards under the 2018 Plan

The U.S. federal income tax consequences of the 2018 Plan under current federal law, which is subject to change, are summarized in the following discussion of the applicable general tax principles. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

With respect to nonqualified stock options, GEO will generally be entitled to deduct, and the participant will recognize, taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, GEO will not generally be entitled to a deduction nor will the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the 2018 Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture and performance shares result in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); performance share units, performance units, dividend equivalents, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, GEO will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2018 Plan in connection with a “change in control” (as this term is used under the Code), GEO may not be permitted to deduct the portion of the compensation attributable to the acceleration (parachute payments) if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards granted to a covered employee within the meaning of Section 162(m) of the Code may not be permitted to be deducted by GEO in certain circumstances.

If any award constitutes non-qualified deferred compensation under Section 409A of the Code, the incentive will be structured with the intent that it will comply with Section 409A to avoid the imposition of additional tax, penalties, and interest on the participant.

Foreign Employees and Foreign Law Considerations

The Compensation Committee may grant awards to individuals who are foreign nationals and are located outside of the United States. With respect to such individuals, the Compensation Committee is authorized to modify the terms and conditions of the awards granted under the 2018 Plan, establish sub-plans with such modifications as may be necessary or advisable, and take any action which it deems advisable for the purpose of complying with or obtaining any exemptions or approvals under the legal or regulatory provisions of countries outside of the United States.

New Plan Benefits Under the 2018 Plan

Awards under the 2018 Plan will depend on a number of factors, including the fair market value of the Company’s common stock on future dates and the level of achievement of certain performance goals, and as a result, the amounts that may be earned by the participants under the 2018 Plan for 2018 and beyond cannot be determined at this time. While future benefits under the 2018 Plan will be made at the discretion of the Board and the Compensation Committee, the table below shows the restricted stock and option awards authorized under the 2018 Plan to each of our named executive officers, our other executive officers as a group, our non-executive directors as a group and our non-executive officer employee group, all of which are subject to shareholder approval of the 2018 Plan:

New Plan Benefits

Name and Position	Dollar value ($)	Number of units
George C. Zoley	2,991,000	150,000
Brian R. Evans	897,300	45,000
J. David Donahue	747,750	37,500
John J. Bulfin	598,200	30,000
Thomas M. Wierdsma	—	—
Executive Group (including the named executive officers listed above and 3 additional executive officers)	7,028,850	352,500
Non-Executive Director Group	448,650	22,500
Non-Executive Officer Employee Group (326 employees) — restricted stock(1)	10,737,690	538,500
Non-Executive Officer Employee Group (379 employees) — options(2)	1,107,879	562,375

(1)	The dollar value on the date of grant reflects the number of shares granted at the closing stock price on the date of Compensation Committee approval. The closing stock price was $19.94 on February 12, 2018.
(2)	The dollar value of the options is based on a Black-Scholes valuation model which is $1.97 per option grant.

Recommendation of the Board of Directors

The board of directors unanimously recommends a vote “FOR” the approval of The GEO Group Inc. 2018 Stock Incentive Plan.

Equity Compensation Plan Information

In connection with your consideration of our proposal to approve The GEO Group Inc. 2018 Stock Incentive Plan, the following table sets forth information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our equity compensation plans as of December 31, 2017, including our 2006 Stock Incentive Plan and our 2014 Stock Incentive Plan. Our shareholders have approved all of these plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	1,229,506	$25.02	—
Equity compensation plans not approved by security holders	—	—	—

Total	1,229,506	$25.02	—

PROPOSAL 5:

SHAREHOLDER PROPOSAL REGARDING PROXY ACCESS, IF PROPERLY PRESENTED BEFORE THE MEETING

Mr. Alex Friedmann, the beneficial owner of no less than 130 shares of GEO common stock, has submitted the shareholder proposal set forth below. We are not responsible for the content of the shareholder proposal and the proponent’s supporting statement, which are set forth below as they were submitted to us.

RESOLVED: Shareholders of The GEO Group, Inc. (the “Company”) ask the Board of Directors (the “Board”) to adopt an amendment to the Company’s bylaws to provide for “proxy access.” Such amendment shall require the Company to include in proxy materials prepared for all shareholder meetings at which directors are to be elected the name, Disclosure and Statement (as defined herein) of any person nominated for election to the Board by a shareholder or an unrestricted number of shareholders forming a group (the “Nominator”) that meets the criteria described below. The Company shall allow shareholders to vote on such nominee(s) on the Company’s proxy card.

The number of shareholder-nominated Board candidates appearing in the Company’s proxy materials shall not exceed two, or one-quarter (25%) of the directors then serving, whichever is greater.

The amended bylaw shall supplement existing rights under the Company’s bylaws and shall provide that a Nominator must:

1. Have beneficially owned 3% or more of the Company’s outstanding common stock, including recallable loaned stock, continuously for at least three years before submitting the nomination;

2. Comply with the applicable requirements for director nominations currently set forth in the Company’s bylaws;

3. Give the Company, within the time period identified in its bylaws, written notice of the information required by the bylaws and any Securities and Exchange Commission (SEC) rules about (i) the nominee, including consent to being named in proxy materials and to serving as director if elected; and (ii) the Nominator, including proof the Nominator owns the required shares for the required period of time (the “Disclosure”); and

4. Certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator’s communications with Company shareholders, including the Disclosure and Statement; and (ii) it will comply with all applicable regulations and laws if it uses soliciting materials other than the Company’s proxy materials.

The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of each nominee (the “Statement”). The Board shall adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and any applicable regulations, and the priority given to multiple nominations exceeding the limits on the number of shareholder-nominated candidates as set forth above. No additional restrictions shall be placed on re-nominations.

SUPPORTING STATEMENT

The right of long-term shareholders of the Company to have a meaningful voice in nominating candidates for Board membership is fundamental to good corporate governance.

The SEC’s universal proxy access Rule 14a-111 was vacated after a court decision regarding the SEC’s cost-benefit analysis. Therefore, issues related to proxy access rights must be established on a company-by-company basis.

Proxy Access in the United States: Revisiting the Proposed SEC Rule,2 a cost-benefit analysis by CFA Institute, found proxy access would “benefit both the markets and corporate boardrooms, with little cost or disruption....”

Shareholders are asked to vote FOR this proposal.

Recommendation of the Board of Directors

GEO’s board of directors recommends a vote “AGAINST” the adoption of this proposal for the following reasons:

Our Board has carefully considered this shareholder proposal and does not believe that its adoption at this time is in the best interests of GEO and its shareholders. The Board believes the Company’s current proxy access bylaw strikes the right balance between providing our shareholders with a useful proxy access process while considering the interests of all of our shareholders.

As previously disclosed in advance of the GEO 2016 Annual Meeting of Shareholders and in connection with a series of discussions the Company had with some of its shareholders regarding proxy access, the Board and GEO senior management agreed to undergo a consultation process with shareholders to amend the Company’s bylaws before the 2017 Annual Meeting of Shareholders in order to adopt “proxy access” provisions. This process allowed the Company to gain valuable feedback from its shareholders regarding proxy access. At the GEO 2016 Annual Meeting of Shareholders, the same proponent of the current proxy access proposal submitted a similar shareholder proposal regarding proxy access. In the 2016 proposal, the proponent advocated for a shareholder or an unrestricted number of shareholders forming a group to have the ability to nominate a number of proxy access nominated candidates not to exceed two, or one quarter (25%) of the directors then serving, whichever was greater. The 2016 proposal also provided that the nominating shareholder or group had to beneficially own 3% or more of the Company’s outstanding common stock, including recallable loaned stock, continuously for at least three years before submitting the nomination. At that 2016 Annual Meeting, the Company’s shareholders rejected the proxy access proposal with 40,491,648 votes (57.4%) against the proposal, 22,627,847 votes (32.1%) for the proposal, 760,778 votes (1.1%) abstaining and 6,612,192 broker non-votes (9.4%). Although the GEO shareholders rejected the proponent’s 2016 proxy access proposal, the board of directors adopted the current proxy access bylaws on April 11, 2017 prior to the 2017 Annual Meeting of Shareholders based on valuable shareholder feedback and market best practices and trends.

The Company’s bylaws adopted by the Board currently permits a shareholder, or a group of up to twenty (20) shareholders, owning three percent (3%) or more of the Company’s outstanding common stock continuously for at least three (3) years, to nominate twenty percent (20%) of the number of directors then in office (rounding down to the nearest whole number) provided that the shareholder or group and each nominee satisfy the eligibility, procedural and disclosure requirements for proxy access as specified in the bylaws. The current bylaws allow the share ownership quantity to include shares loaned provided that the person has the power to recall such loaned shares on three (3) business days’ notice. The current bylaws also provide that a proxy access nominated candidate that does not receive at least twenty (20%) of the votes cast shall be ineligible to be a proxy access nominated candidate for the next annual meeting of shareholders. In crafting the bylaws, the Board

[1]	https://www.sec.gov/rules/final/2010/33-9136.pdf
[2]	http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1

believed they were implementing proxy access based on shareholder interests while also protecting the Company against potential disruption. The Board has considered the proponent’s new proxy access proposal and concluded to recommend to shareholders to reject the new provisions in the proposal for the following reasons.

The changes to the Company’s proxy access bylaws requested by the proponent’s proposal would upset the balance of interests in the current bylaws.

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Number of shareholders allowed to aggregate their shares to form a group. The proposal would allow a proxy access nomination by a shareholder or a group formed by an unrestricted number of shareholders. A twenty (20) shareholder group limit has been widely adopted by companies that have adopted proxy access and is widely endorsed among institutional shareholders. The shareholder proposal would place no limit on the size of the group which could be unworkable and could impose a significant administrative burden on the Company. The aggregation limit of 20 is widely used by most companies that provide for proxy access. Of the 475 companies that have implemented proxy access bylaws from January 1, 2015 through December 31, 2017, 439 out of 475 companies (92%) have a twenty (20) shareholder limit. The proposal’s unrestricted number of shareholders could result in an excessive and expensive administrative burden for the Company. In order to verify the qualifications of shareholder nominators, the Company could be required to conduct numerous inquiries into the nature and duration of share ownership of the unrestricted number of members in the group. This excessive administrative burden placed on the Company, and therefore on all shareholders, does not balance the benefits received by the select group members with the special interest.

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Number of shareholder nominee directors. The proposal requests an increase in the number of permitted shareholder nominees from 20% of the Board to the greater of two (2) or 25% of the Board. In selecting director nominees, the Nominating & Corporate Governance Committee of the Board seeks to achieve the appropriate balance of skills and characteristics required of Board members. The director nominees are expected to be selected based on, among other things, broad experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of the Company’s business, and willingness and ability to devote adequate time to Board duties. It is the Company’s goal that the selection of the director nominees should also include the objective of ensuring diversity in the background, experience and viewpoints of Board members. The limit of 20% of the Board for shareholder nominees through the proxy access provision ensures that shareholders have a meaningful right without overly disrupting the balance of characteristics the Board seeks to achieve through the regular nomination process. The limit also helps address concerns expressed by some public company investors that a shareholder could use the process to lay the groundwork for effecting a change of control that is not in the interest of all shareholders or to pursue other special interests that are not broadly supported by all shareholders. Of the 475 companies that have implemented proxy access bylaws from January 1, 2015 through December 31, 2017, only 60 out of 475 companies (13%) have adopted a 25% cap for the number of shareholder nominees.

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Limit on re-nomination. The Company’s current proxy access bylaws prohibit the re-nomination of a candidate who was nominated using the proxy access provisions at the preceding annual meeting and who did not receive support of at least 20% of the shares voted in the prior election. Additionally, this restriction applies to a candidate who is nominated using the proxy access provisions that withdraws from or becomes ineligible or unavailable for election at the meeting. The one (1) year restriction is not a permanent prohibition from utilizing the Company’s proxy access process. The proposal requests that this limitation be removed. This limitation prevents a candidate who has not demonstrated the ability to garner significant shareholder support from continuing to impose the expense and disruption of invoking the proxy access process. The provision also prevents such a candidate from needlessly limiting the opportunity of other candidates who may have more support to use the proxy access provision.

The shortcomings of the requested changes in the proponent’s proposal are reflected in their limited market place acceptance. Based on a review of proxy access bylaws adopted from January 1, 2015 through December 31, 2017:

•	only 2% allowed an unlimited number of shareholders to form groups to nominate a director nominee;

•	only 13% included a limit on the number of nominees equal to a cap of 25%; and

•	only 30% had no limitation on the resubmission of nominees who had not achieved a minimum level of support in previous director elections.

The need for the unnecessary changes requested by this proposal should be measured against the Company’s collection of governance practices. These practices include:

•	Annual Election of Board of Directors — Our directors are elected annually by the shareholders, and shareholders can remove directors with or without cause.

•	Majority Voting — We have adopted a majority voting standard for the election of directors in uncontested elections.

•	Lead Independent Director Structure — Our independent directors are led by an experienced lead independent director with clear powers and authorities.

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Composition and Independence of Board — We have a strong board of directors, consisting of a diverse group of highly qualified directors with substantial experience in the public and private sector as well as experience with respect to government relations, government agencies and the military. The Board currently consists of six directors, and shareholders may nominate one proxy access candidate. Additionally, of the six directors on our Board, our Board has determined that five are independent.

•	No Shareholder Rights Plan — We do not have a shareholder rights plan, also known as a poison pill.

•	No Supermajority Provisions — Our charter and bylaw provisions do not have supermajority voting provisions.

•	Shareholder Right to Call Special Meetings — Our shareholders may call a special meeting at the request of holders of at least 10% of our outstanding common stock.

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Active Shareholder Engagement — We regularly engage with our shareholders to solicit their input on important issues. Shareholders can communicate directly with the Board, individual committees and/or individual directors.

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Shareholder Impact on Board Composition — Shareholders can directly influence the composition of our Board by providing direct feedback to the Board, including proposing director nominees for consideration by the Nominating and Corporate Governance Committee or using the existing proxy access procedures.

We believe the existing proxy access procedures and the above corporate governance measures provide our shareholders with a meaningful voice in the nomination and election of directors. We believe that our current director nominating process, in which the Nominating and Corporate Governance Committee evaluates all potential director nominees, including nominees recommended by shareholders, is the most appropriate process to ensure that the highest quality director candidates are nominated for election. Our Nominating and Corporate Governance Committee is comprised solely of independent directors who owe fiduciary duties to act in the best interests of all shareholders and as a result we believe it is in the best position to review and recommend director nominees who (i) possess the right skills and qualifications, (ii) who are free from conflicts of interest and (iii) represent the interests of all shareholders, not just those with special interests. We operate in a unique industry and as a result we need directors who possess the unique knowledge, skill set and experience to understand our business and the challenges we face. As part of its role, our Nominating and Corporate Governance Committee takes into account how a director candidate’s qualifications, experiences, skills and other attributes, when combined with those of existing directors and other prospective candidates, would allow the Board to operate most effectively.

Once the nominees are selected, our bylaws require each director be elected by a majority vote unless the number of nominees exceeds the number of Board positions that are being elected. In non-contested elections, any director that is not elected by a majority of the votes cast, shall tender his or her resignation to the Board. Upon the Nominating and Corporate Governance Committee’s recommendation, the Board shall determine whether to accept or reject the resignation. In contested elections, directors are elected by a plurality of the votes cast.

Our Board and its Nominating and Corporate Governance Committee evaluate a range of corporate governance practices each year in an effort to ensure that our practices serve the best interests of our shareholders. Our corporate governance program is strong and there is no corporate governance problem that needs remedying by adopting these new revisions to our proxy access procedures pursuant to this proposal. The Board believes that significant changes to our governance structure have long-term consequences that must be deliberately and carefully considered.

Conclusion

The Board believes that the recently adopted proxy access provisions, along with the Company’s other corporate governance practices, are consistent with best practices for corporate governance. The existing proxy access provisions reflect the current market standards. The proponent of this current proposal is promoting proxy access changes that are unnecessary and are not widely accepted. The proposal could cause the Company to sustain an expensive and excessive administrative burden while providing special interest groups with special benefits. Furthermore, the proponent is attempting to change the proxy access procedures before any shareholder has attempted to utilize the current proxy access process.

For these reasons, the Board recommends that you vote “AGAINST” this proposal. Proxies solicited by the Board of Directors will be voted against the proposal unless instructed otherwise.

SHAREHOLDER PROPOSAL AND NOMINATIONS DEADLINE

As more specifically provided in our Amended and Restated Bylaws, no business may be brought before an annual meeting by a shareholder unless the shareholder has provided proper notice to us not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, since our annual meeting for 2018 is scheduled for April 24, 2018, any shareholder proposal to be considered at the 2019 annual meeting must be properly submitted to us not earlier than December 25, 2018 nor later than January 24, 2019. Additionally, please refer to the “Director Identification and Selection” section above for the requirements regarding how to submit a director nominee under our proxy access provisions. These requirements are separate from the Securities and Exchange Commission’s requirements that a stockholder must meet in order to have a proposal included in our proxy statement. For the 2019 annual meeting, under the Securities and Exchange Commission’s requirements, any stockholder proposals and recommendations for director nominees must be received by GEO no later than November 12, 2018, in order to be included in our 2019 proxy statement.

ANNUAL SHAREHOLDER MEETING GUIDELINES

Place, Date and Time

The GEO Group’s Annual Shareholder Meeting (the “Meeting”) will be held virtually on April 24, 2018 at 9:00 a.m. (EDT). You can access the meeting at www.virtualshareholdermeeting.com/GEO2018. You will need to have your 16-digit Control Number included on your Notice or your proxy card (if you received a printed copy of the proxy materials) to join the Meeting.

HOUSEHOLDING

As permitted by rules adopted by the Securities and Exchange Commission, we are delivering a single Notice of Internet Availability of Proxy Materials, annual report and proxy statement, as applicable, to any household at which two or more shareholders reside if we believe the shareholders are members of the same family, unless otherwise instructed by one or more of the shareholders. We will promptly deliver separate copies of these documents upon the written or oral request of any shareholders at a shared address to which a single copy of the documents were delivered.

If your household received a single set of any of these documents, but you would prefer to receive your own copy, or if you share an address with another stockholder and together both of you would like to receive only a single set of these documents, please follow these instructions:

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If your shares are registered in your own name, please contact our transfer agent, Computershare, and inform them of your request by calling them at (800) 635-9270 or writing them at 480 Washington Boulevard, Jersey City, New Jersey 07310.

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If an intermediary, such as a broker or bank, holds your shares, please contact Broadridge and inform them of your request by calling them at (800) 542-1061 or writing them at Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Be sure to include your name, the name of your brokerage firm and your account number.

OTHER MATTERS

The board of directors knows of no other matters to come before the shareholders’ meeting.

By Order of the Board of Directors,

John J. Bulfin

Senior Vice President, General Counsel

and Corporate Secretary

March 13, 2018

A copy of GEO’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, including the financial statements and the schedules thereto, but excluding exhibits thereto, which has been filed with the SEC will be made available without charge to interested shareholders upon written request to Director, Corporate Relations, The GEO Group, Inc., 621 NW 53rd Street, Suite 700, Boca Raton, Florida 33487.

APPENDIX A

THE GEO GROUP, INC.

2018 STOCK INCENTIVE PLAN

1. ESTABLISHMENT, EFFECTIVE DATE AND TERM

The GEO Group, Inc., a Florida corporation (“GEO”) hereby establishes The GEO Group, Inc. 2018 Stock Incentive Plan, effective March 9, 2018, subject to the approval by the shareholders of GEO in accordance with the laws of the State of Florida. Unless earlier terminated pursuant to Section 15(l) hereof, the Plan shall terminate on the tenth anniversary of the Effective Date. Capitalized terms used herein are defined in Annex A attached hereto.

As of the Effective Date no new awards shall be granted under the amended and restated The GEO Group, Inc. 2014 Stock Incentive Plan (the “2014 Plan”); provided, however, that the awards outstanding under the 2014 Plan as of the Effective Date shall continue pursuant to the terms of the 2014 Plan and the applicable award agreements.

2. PURPOSE

The purpose of the Plan is to enable GEO to attract, retain, reward and motivate Eligible Individuals by providing them with an opportunity to acquire or increase a proprietary interest in GEO and to incentivize them to expend maximum effort for the growth and success of the Company, so as to strengthen the mutuality of the interests between the Eligible Individuals and the shareholders of GEO.

3. ELIGIBILITY

Awards may be granted under the Plan to any Eligible Individual, as determined by the Committee from time to time, on the basis of their importance to the business of the Company pursuant to the terms of the Plan.

4. ADMINISTRATION

(a) Committee. The Plan shall be administered by the Compensation Committee of the Board. The Board (or those members of the Board who are “independent directors” under the corporate governance requirements of the Listing Market) may, in its discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee. The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Individuals to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Individual or Participant in a manner consistent with the treatment of any other Eligible Individual. The Committee cannot grant reload or other automatic Awards made upon exercise of Options or Stock Appreciation Rights under the Plan.

(b) Delegation to Officers or Employees. The Committee may designate officers or employees of the Company to assist the Committee in the administration of the Plan. The Committee may delegate authority to officers or employees of the Company to grant Awards and execute Award Agreements or other documents on behalf of the Committee in connection with the administration of the Plan, subject to whatever limitations or restrictions the Committee may impose in accordance with applicable law and to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not result in a related-person transaction with an executive officer required to be disclosed under Item 404(a) of Regulation S-K (in accordance with Instruction 5.a.ii thereunder) under the Exchange Act.

(c) Designation of Advisors. The Committee may designate professional advisors to assist the Committee in the administration of the Plan. The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any advice and any computation received from any such counsel, consultant, or agent. The Company shall pay all expenses and costs incurred by the Committee for the engagement of any such counsel, consultant, or agent.

(d) Participants Outside the U.S. In order to conform with the provisions of local laws and regulations in foreign countries in which the Company operates, the Committee shall have the sole discretion to (i) modify the terms and conditions of the Awards granted under the Plan to Eligible Individuals located outside the United States; (ii) establish subplans with such modifications as may be necessary or advisable under the circumstances present by local laws and regulations; and (iii) take any action which it deems advisable to comply with or otherwise reflect any necessary governmental regulatory procedures, or to obtain any exemptions or approvals necessary with respect to the Plan or any subplan established hereunder.

(e) Liability and Indemnification. No Covered Individual shall be liable for any action or determination made in good faith with respect to the Plan, any Award granted hereunder or any Award Agreement entered into hereunder. The Company shall, to the maximum extent permitted by applicable law and the Articles of Incorporation and Bylaws of GEO, indemnify and hold harmless each Covered Individual against any cost or expense (including reasonable attorney fees reasonably acceptable to the Company) or liability (including any amount paid in settlement of a claim with the approval of the Company), and amounts advanced to such Covered Individual necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, any Award granted hereunder or any Award Agreement entered into hereunder. Such indemnification shall be in addition to any rights of indemnification such individuals may have under applicable law or under the Articles of Incorporation or Bylaws of GEO. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by a Covered Individual with regard to Awards granted to such Covered Individual under the Plan or arising out of such Covered Individual’s own fraud or bad faith.

5. SHARES OF COMMON STOCK SUBJECT TO PLAN

(a) Shares Available for Awards. The Common Stock that may be issued pursuant to Awards granted under the Plan shall be treasury shares or authorized but unissued shares of the Common Stock. The total number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be Four Million Six Hundred Thousand (4,600,000) shares. If any 2014 Award is cancelled, forfeited, terminated for any reason or is settled in cash, the shares of Common Stock that were subject to such 2014 Award shall, to the extent cancelled, forfeited, terminated or settled in cash, immediately become available for Awards under this Plan; provided, however, that any shares of Common Stock subject to 2014 Award which are tendered, cancelled, forfeited, withheld or terminated in order to pay the exercise price, purchase price or any taxes or tax withholdings on a 2014 Award shall not be available for Awards granted under this Plan.

(b) Maximum Shares Issuable During a Fiscal Year. The maximum number of shares of Common Stock that may be issued under all Awards granted in a fiscal year shall not exceed three percent (3%) of GEO’s maximum authorized and outstanding shares of Common Stock at any time during said fiscal year; provided, however, that (i) such limitation shall not include any substitute grants made in settlement of any awards under any other plan sponsored by GEO or substitute grants or equity assumed in connection with a corporate transaction, and (ii) any shares of Common Stock repurchased or redeemed by GEO after any Awards have been made which have been authorized by the Board shall nevertheless be deemed to be outstanding for purposes of calculating whether there has been a violation of this Section 5(b).

(c) Certain Limitations on Specific Types of Awards. The granting of Awards under this Plan shall be subject to the following limitations:

(i) With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of Four Million One Hundred Thousand (4,600,000) of such shares may be subject to grants of Incentive Stock Options;

(ii) With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of Three Hundred Thousand (300,000) of such shares may be issued in connection with Awards that are settled in Common Stock to any one Eligible Individual during any one fiscal year; and

(iii) The maximum value at Grant Date of Awards that may be granted to any Non-Employee Director during any one fiscal year shall be $500,000.

(d) Reduction of Shares Available for Awards. Upon the granting of an Award, the number of shares of Common Stock available under this Section hereof for the granting of further Awards shall be reduced as follows:

(i) In connection with the granting of an Option or Stock Appreciation Right, the number of shares of Common Stock shall be reduced by the full number of shares of Common Stock subject to the Option or Stock Appreciation Right; and

(ii) In connection with the granting of an Award that may be settled in Common Stock, other than the granting of an Option or Stock Appreciation Right, the number of shares of Common Stock shall be reduced by the full number of shares of Common Stock subject to the Award.

(e) Cancelled, Forfeited, or Surrendered Awards. If any Award that may be settled in Common Stock is cancelled, forfeited, terminated or settled in cash for any reason, the shares of Common Stock that were subject to such Award shall, to the extent cancelled, forfeited, terminated or settled in cash, immediately become available for future Awards granted under the Plan as if said Award had never been granted; provided, however, that any shares of Common Stock subject to an Award which are tendered, cancelled, forfeited, withheld or terminated in order to pay the Exercise Price, purchase price or any taxes or tax withholdings on an Award shall not be available for future Awards granted under the Plan. Shares of Common Stock that have been repurchased by the Company using the proceeds from Stock Option exercise shall not be available for future Awards granted under the Plan.

(f) Recapitalization. If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of GEO by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of GEO or other increase or decrease in such shares effected without receipt of consideration by GEO occurring after the Effective Date, an appropriate and proportionate adjustment shall be made by the Committee to (i) the aggregate number and kind of shares of Common Stock available under the Plan (including, but not limited to, the aggregate limits of the number of shares of Common Stock described in Sections 5(c)(i) and (ii), (ii) the limits on the number of shares of Common Stock that may be granted to an Eligible Employee in any one fiscal year, (iii) the calculation of the reduction of shares of Common Stock available under the Plan, (iv) the number and kind of shares of Common Stock issuable upon exercise (or vesting) of outstanding Awards granted under the Plan; (v) the Exercise Price of outstanding Options granted under the Plan, and/or (vi) the number of shares of Common Stock subject to Awards granted to Non-Employee Directors under Section 10. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment under this Section 5(f), and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit. In furtherance of the foregoing, a Participant shall have a legal right to an adjustment to an outstanding Award that constitutes a “share-based payment arrangement” in the event of an “equity restructuring,” as such terms are defined under FASB ASC Topic 718, which adjustment shall preserve without enlarging the value of the Award to the Participant. Any adjustments made under this Section 5(f) with respect to any Incentive Stock Options must be made in accordance with Code Section 424.

6. OPTIONS

(a) Grant of Options. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Options to purchase such number of shares of Common Stock and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of an Option shall satisfy the requirements set forth in this Section.

(b) Type of Options. Each Option granted under the Plan may be designated by the Committee, in its sole discretion, as either (i) an Incentive Stock Option, or (ii) a Non-Qualified Stock Option. Options designated as Incentive Stock Options that fail to continue to meet the requirements of Code Section 422 shall be re-designated as Non-Qualified Stock Options automatically on the date of such failure to continue to meet such requirements without further action by the Committee. In the absence of any designation, Options granted under the Plan will be deemed to be Non-Qualified Stock Options.

(c) Exercise Price. Subject to the limitations set forth in the Plan relating to Incentive Stock Options, the Exercise Price of an Option shall be fixed by the Committee and stated in the respective Award Agreement, provided that the Exercise Price of the shares of Common Stock subject to such Option may not be less than Fair Market Value of such Common Stock on the Grant Date, or if greater, the par value of the Common Stock.

(d) Limitation on Option Period. Subject to the limitations set forth in the Plan relating to Incentive Stock Options, Options granted under the Plan and all rights to purchase Common Stock thereunder shall terminate no later than the tenth anniversary of the Grant Date of such Options, or on such earlier date as may be stated in the Award Agreement relating to such Option. In the case of Options expiring prior to the tenth anniversary of the Grant Date, the Committee may in its discretion, at any time prior to the expiration or termination of said Options, extend the term of any such Options for such additional period as it may determine, but in no event beyond the tenth anniversary of the Grant Date thereof.

(e) Limitations on Incentive Stock Options. Notwithstanding any other provisions of the Plan, the following provisions shall apply with respect to Incentive Stock Options granted pursuant to the Plan.

(i) Limitation on Grants. Incentive Stock Options may only be granted to Section 424 Employees. The aggregate Fair Market Value (determined at the time such Incentive Stock Option is granted) of the shares of Common Stock for which any individual may have Incentive Stock Options which first become vested and exercisable in any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000. Options granted to such individual in excess of the $100,000 limitation, and any Options issued subsequently which first become vested and exercisable in the same calendar year, shall automatically be treated as Non-Qualified Stock Options.

(ii) Minimum Exercise Price. In no event may the Exercise Price of a share of Common Stock subject to an Incentive Stock Option be less than 100% of the Fair Market Value of such share of Common Stock on the Grant Date.

(iii) Ten Percent Shareholder. Notwithstanding any other provision of the Plan to the contrary, in the case of Incentive Stock Options granted to a Section 424 Employee who, at the time the Option is granted, owns (after application of the rules set forth in Code Section 424(d)) stock possessing more than ten percent of the total combined voting power of all classes of stock of GEO, such Incentive Stock Options (i) must have an Exercise Price per share of Common Stock that is at least 110% of the Fair Market Value as of the Grant Date of a share of Common Stock, and (ii) must not be exercisable after the fifth anniversary of the Grant Date.

(f) Vesting Schedule and Conditions. Subject to Section 10 of the Plan, no Options may be exercised prior to the satisfaction of the conditions and vesting schedule provided for in the Award Agreement relating thereto.

(g) Exercise. When the conditions to the exercise of an Option have been satisfied, the Participant may exercise the Option only in accordance with the following provisions. The Participant shall deliver to GEO a written notice stating that the Participant is exercising the Option and specifying the number of shares of Common Stock which are to be purchased pursuant to the Option, and such notice shall be accompanied by payment in full of the Exercise Price of the shares for which the Option is being exercised, by one or more of the methods provided for in the Plan. Said notice must be delivered to GEO at its principal office and addressed to the attention of John J. Bulfin, General Counsel, The GEO Group Inc., 621 NW 53rd Street, Suite 700, Boca Raton, Florida 33487. An attempt to exercise any Option granted hereunder other than as set forth in the Plan shall be invalid and of no force and effect.

(h) Payment. Payment of the Exercise Price for the shares of Common Stock purchased pursuant to the exercise of an Option shall be made by one of the following methods:

(i) by cash, certified or cashier’s check, bank draft or money order;

(ii) through the delivery to GEO of shares of Common Stock which have been previously owned by the Participant for the requisite period necessary to avoid a charge to GEO’s earnings for financial reporting purposes; such shares shall be valued, for purposes of determining the extent to which the Exercise Price has been paid thereby, at their Fair Market Value on the date of exercise; without limiting the foregoing, the Committee may require the Participant to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in GEO incurring any liability under Section 16(b) of the Exchange Act; or

(iii) by any other method which the Committee, in its sole and absolute discretion and to the extent permitted by applicable law, may permit, including, but not limited to, any of the following: (A) through a “cashless exercise sale and remittance procedure” pursuant to which the Participant shall concurrently provide irrevocable instructions (1) to a brokerage firm approved by the Committee to effect the immediate sale of the purchased shares and remit to GEO, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable federal, state and local income, employment, excise, foreign and other taxes required to be withheld by the Company by reason of such exercise and (2) to GEO to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale; or (B) by any other method as may be permitted by the Committee.

(i) Termination of Employment, Disability or Death. Unless otherwise provided in an Award Agreement, upon the termination of the employment or other service of a Participant with Company for any reason, all of the Participant’s outstanding Options (whether vested or unvested) shall be subject to the rules of this paragraph. Upon such termination, the Participant’s unvested Options shall expire. Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with the Company for any reason (i) any unvested Options held by the Participant that vest solely upon a future service requirement shall vest in whole or in part, at any time subsequent to such termination of employment or other service, and/or (ii) a Participant or the Participant’s estate, devisee or heir at law (whichever is applicable), may exercise an Option, in whole or in part, at any time subsequent to such termination of employment or other service and prior to the termination of the Option pursuant to its terms. Unless otherwise determined by the Committee, temporary absence from employment because of illness, vacation, approved leaves of absence or military service shall not constitute a termination of employment or other service.

(i) Termination for Reason Other Than Cause, Disability or Death. If a Participant’s termination of employment or other service is for any reason other than death, Disability, Cause or a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment or other service by the Company for Cause, any Option held by such Participant, may be exercised, to the extent exercisable at termination, by the Participant at any time within a period not to exceed ninety (90) days from the date of such termination, but in no event after the termination of the Option pursuant to its terms.

(ii) Disability. If a Participant’s termination of employment or other service with the Company is by reason of a Disability of such Participant, the Participant shall have the right at any time within a period not to exceed one (1) year after such termination, but in no event after the termination of the Option pursuant to its terms, to exercise, in whole or in part, any vested portion of the Option held by such Participant at the date of such termination; provided, however, that if the Participant dies within such period, any vested Option held by such Participant upon death shall be exercisable by the Participant’s estate, devisee or heir at law (whichever is applicable) for a period not to exceed one (1) year after the Participant’s death, but in no event after the termination of the Option pursuant to its terms.

(iii) Death. If a Participant dies while in the employment or other service of the Company, the Participant’s estate or the devisee named in the Participant’s valid last will and testament or the Participant’s heir at law who inherits the Option has the right, at any time within a period not to exceed one (1) year after the date of such Participant’s death, but in no event after the termination of the Option pursuant to its terms, to exercise, in whole or in part, any portion of the vested Option held by such Participant at the date of such Participant’s death.

(iv) Termination for Cause. In the event the termination is for Cause or is a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment or other service by the Company for Cause (without regard to any notice or cure period requirement), any Option held by the Participant at the time of such termination shall be deemed to have terminated and expired upon the date of such termination.

7. STOCK APPRECIATION RIGHTS

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Stock Appreciation Rights, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of a Stock Appreciation Right shall satisfy the requirements as set forth in this Section.

(b) Terms and Conditions of Stock Appreciation Rights. The terms and conditions (including, without limitation, the limitations on the Exercise Price, exercise period, repricing and termination) of the Stock Appreciation Right shall be substantially identical (to the extent possible taking into account the differences related to the character of the Stock Appreciation Right) to the terms and conditions that would have been applicable under Section 6 above were the grant of the Stock Appreciation Rights a grant of an Option.

(c) Exercise of Stock Appreciation Rights. Stock Appreciation Rights shall be exercised by a Participant only by written notice delivered to the General Counsel of GEO, specifying the number of shares of Common Stock with respect to which the Stock Appreciation Right is being exercised.

(d) Payment of Stock Appreciation Right. Unless otherwise provided in an Award Agreement, upon exercise of a Stock Appreciation Right, the Participant or Participant’s estate, devisee or heir at law (whichever is applicable) shall be entitled to receive payment, in cash, in shares of Common Stock, or in a combination thereof, as determined by the Committee in its sole and absolute discretion. The amount of such payment shall be determined by multiplying the excess, if any, of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the Grant Date, by the number of shares of Common Stock with respect to which the Stock Appreciation Rights are then being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to a Stock Appreciation Right by including such limitation in the Award Agreement.

8. RESTRICTED STOCK

(a) Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Restricted Stock, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of Restricted Stock shall satisfy the requirements as set forth in this Section.

(b) Restrictions. The Committee shall impose such restrictions on any Restricted Stock granted pursuant to the Plan as it may deem advisable.

(c) Certificates and Certificate Legend. With respect to a grant of Restricted Stock, the Company may issue a certificate evidencing such Restricted Stock to the Participant or issue and hold such shares of Restricted Stock for the benefit of the Participant until the applicable restrictions expire. The Company may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions. In addition to any such legends, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, are subject to certain terms, conditions, and restrictions on transfer as set forth in The GEO Group, Inc. 2018 Stock Incentive Plan (the “Plan”), and in an Agreement entered into by and between the registered owner of such shares and The GEO Group, Inc. (the “Company”), dated                     , 20     (the “Award Agreement”). A copy of the Plan and the Award Agreement may be obtained from the Secretary of the Company.”

(d) Removal of Restrictions. Except as otherwise provided in the Plan, shares of Restricted Stock shall become freely transferable by the Participant upon the lapse of the applicable restrictions. Once the shares of Restricted Stock are released from the restrictions, the Participant shall be entitled to have the legend required by paragraph (c) above removed from the share certificate evidencing such Restricted Stock and the Company shall pay or distribute to the Participant all dividends and distributions held in escrow by the Company with respect to such Restricted Stock.

(e) Shareholder Rights. Unless otherwise provided in an Award Agreement, until the expiration of all applicable restrictions, (i) the Restricted Stock shall be treated as outstanding, (ii) the Participant holding shares of Restricted Stock may exercise full voting rights with respect to such shares, and (iii) the Participant holding shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are so held. If any such dividends or distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Notwithstanding anything to the contrary, at the discretion of the Committee, all such dividends and distributions may be held in escrow by the Company (subject to the same restrictions on forfeitability) until all restrictions on the respective Restricted Stock have lapsed.

(f) Termination of Service. Unless otherwise provided in an Award Agreement, if a Participant’s employment or other service with the Company terminates for any reason, all unvested shares of Restricted Stock held by the Participant and any dividends or distributions held in escrow by GEO with respect to such Restricted Stock shall be forfeited immediately and returned to the Company. Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with the Company for any reason, any unvested shares of Restricted Stock held by the Participant that vest solely upon a future service requirement shall vest in whole or in part, at any time subsequent to such termination of employment or other service.

9. PERFORMANCE AWARDS

(i) Grant of Performance Awards. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Performance Shares, Performance Share Units and Performance Units, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of a Performance Award shall satisfy the requirements as set forth in this Section.

(ii) Performance Goals. Performance Goals will be based on one or more of the following criteria, as determined by the Committee in its absolute and sole discretion: (i) the attainment of certain target levels of, or a specified increase in, GEO’s enterprise value or value creation targets; (ii) the attainment of certain target levels of, or a percentage increase in, GEO’s after-tax or pre-tax profits including, without limitation, that attributable to GEO’s continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase relating to, GEO’s operational cash flow or working capital, or a component thereof; (iv) the attainment of certain target levels of, or a specified decrease relating to, GEO’s operational costs, or a component thereof (v) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other of GEO’s long-term or short-term public or private debt or other similar financial obligations of GEO, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (vi) the attainment of a specified percentage increase in earnings per share or earnings per share from GEO’s continuing operations; (vii) the attainment of certain target levels of, or a specified percentage increase in, GEO’s net sales, revenues, net income or earnings before income tax or other exclusions; (viii) the attainment of certain target levels of, or a specified increase in, GEO’s return on capital employed or return on invested capital; (ix) the attainment of certain target levels of, or a percentage increase in, GEO’s after-tax or pre-tax return on shareholder equity; (x) the attainment of certain target levels in the fair market value of GEO’s Common Stock; (xi) the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends; and/or (xii) the attainment of certain target levels of, or a specified increase in, EBITDA (earnings before income tax, depreciation and amortization). In addition, Performance Goals may be based upon the attainment by a subsidiary, division or other operational unit of GEO of specified levels of performance under one or more of the measures described above. Further, the Performance Goals may be based upon the attainment by GEO (or a subsidiary, division, facility or other operational unit of GEO) of specified levels of performance under one or more of the foregoing measures relative to the performance of other corporations. The Committee may, in its sole and absolute discretion: (i) designate additional business criteria upon which the Performance Goals may be based; (ii) modify, amend or adjust the business criteria described herein; or (iii) incorporate in the Performance Goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances. Performance Goals may include a threshold level of performance below which no Performance Award will be earned, levels of performance at which a Performance Award will become partially earned and a level at which a Performance Award will be fully earned.

(iii) Terms and Conditions of Performance Awards. The applicable Award Agreement shall set forth the number and type of Performance Awards; (ii) the Performance Period; and the Performance Goals with respect to each such Performance Award; (iii) the maximum shares of Common Stock that may be issued pursuant to a Performance Award and (iv) any other terms and conditions as the Committee determines in its sole and absolute discretion. The Committee shall establish, in its sole and absolute discretion, the Performance Goals for the applicable Performance Period for each Performance Award granted hereunder. Performance Goals for different Participants and for different grants of Performance Awards need not be identical. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Performance Awards, but may not exercise discretion to increase any amount payable in respect of a Performance Award. A holder of a Performance Award is not entitled to the rights of a holder of Common Stock.

(iv) Determination and Payment of Performance Awards. As soon as practicable after the end of a Performance Period, the Committee shall determine the extent to which Performance Awards have been earned on the basis of the Company’s actual performance in relation to the established Performance Goals as set forth in the applicable Award Agreement and shall certify these results in writing. As soon as practicable after the Committee has determined that an amount is payable or should be distributed with respect to a Performance Share Unit or Performance Unit, but in any event no later than 70 days following the end of the applicable Performance Period, the Committee shall cause the amount of such Performance Share Unit or Performance Unit to be paid or distributed to the Participant or the Participant’s estate, devisee or heir at law (whichever is applicable). For purposes of making payment or a distribution with respect to a Performance Cash Unit, the value of a share of Common Stock shall be determined by the Fair Market Value of the Common Stock on the day the Committee designates the Performance Cash Units to be payable.

(v) Termination of Employment. Unless otherwise provided in an Award Agreement, if a Participant’s employment or other service with the Company terminates for any reason, all of the Participant’s outstanding Performance Awards shall be subject to the rules of this Section.

(vi) Termination for Reason Other Than Death or Disability. If a Participant’s employment or other service with the Company terminates prior to the expiration of a Performance Period with respect to any Performance Awards held by such Participant for any reason other than death or Disability, the outstanding Performance Awards held by such Participant for which the Performance Period has not yet expired shall terminate upon such termination and the Participant shall have no further rights pursuant to such Performance Awards.

(vii) Termination of Employment for Death or Disability. If a Participant’s employment or other service with the Company terminates by reason of the Participant’s death or Disability prior to the end of a Performance Period, the Participant, or the Participant’s estate, devisee or heir at law (whichever is applicable) shall be entitled to a payment or vesting, as the case may be, of the Participant’s outstanding Performance Awards at the end of the applicable Performance Period, pursuant to the terms of the Plan and the Participant’s Award Agreement; provided, however, that the Participant shall be deemed to have earned only that proportion (to the nearest whole unit or share) of the Performance Awards granted to the Participant under such Performance Award as the number of full months of the Performance Period which have elapsed since the first day of the Performance Period for which the Performance Award was granted to the end of the month in which the Participant’s termination of employment or other service, bears to the total number of months in the Performance Period, subject to the attainment of the Performance Goals associated with the Award as certified by the Committee. The right to any remaining Performance Awards shall be canceled and forfeited.

10. VESTING OF AWARDS

Subject to Sections 12 and 13 of the Plan, all Awards under this Plan shall have a minimum vesting schedule of at least one year following the Grant Date. Notwithstanding this minimum vesting requirement, the Committee may impose a vesting schedule of less than one year from the Grant Date on Awards; provided, however, the maximum number of shares of Common Stock that may be issued under this Plan with respect to Awards having a vesting schedule of less than one year shall not exceed five percent (5%) of the total number of shares of Common Stock that may be issued under this Plan. Awards granted to a Non-Employee Director in lieu of cash compensation shall not be subject to any minimum vesting requirements.

11. OTHER AWARDS

Awards of shares of Common Stock, phantom stock, restricted stock units and other awards that are valued in whole or in part by reference to, or otherwise based on, Common Stock, may also be made, from time to time, to Eligible Individuals as may be selected by the Committee. Such Common Stock may be issued in satisfaction of awards granted under any other plan sponsored by the Company or compensation payable to an Eligible Individual. In addition, such awards may be made alone or in addition to or in connection with any other Award granted hereunder. The Committee may determine the terms and conditions of any such award. Each such award shall be evidenced by an Award Agreement between the Eligible Individual and the Company which shall specify the number of shares of Common Stock subject to the award, any consideration therefore, any vesting or performance requirements and such other terms and conditions as the Committee shall determine in its sole and absolute discretion. With respect to the Awards that may be issued solely pursuant to this Section 11 and not pursuant to any other provision of the Plan, a maximum number of shares of Common Stock with respect to which such Awards may be issued, shall not exceed five percent (5%) of the total number of shares of Common Stock that may be issued under the Plan, as described in Section 5(a).

12. CHANGE IN CONTROL

Unless otherwise provided in an Award Agreement, upon the occurrence of a Change in Control of GEO, the Committee may in its sole and absolute discretion, provide on a case by case basis that (i) some or all outstanding

Awards may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan, (ii) that all Awards shall terminate, provided that Participants shall have the right, immediately prior to the occurrence of such Change in Control and during such reasonable period as the Committee in its sole discretion shall determine and designate, to exercise any vested Award in whole or in part, (iii) that all Awards shall terminate, provided that Participants shall be entitled to a cash payment equal to the Change in Control Price with respect to shares subject to the vested portion of the Award net of the Exercise Price thereof (if applicable), (iv) provide that, in connection with a liquidation or dissolution of GEO, Awards shall convert into the right to receive liquidation proceeds net of the Exercise Price (if applicable) and (v) any combination of the foregoing. In the event that the Committee does not terminate or convert an Award upon a Change in Control of GEO, then the Award shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof).

13. CHANGE IN STATUS OF PARENT OR SUBSIDIARY

Unless otherwise provided in an Award Agreement or otherwise determined by the Committee, in the event that an entity or business unit which was previously a part of the Company is no longer a part of the Company, as determined by the Committee in its sole discretion, the Committee may, in its sole and absolute discretion: (i) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan; (ii) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may remain outstanding, may continue to vest, and/or may remain exercisable for a period not exceeding one (1) year, subject to the terms of the Award Agreement and this Plan; and/or (ii) treat the employment or other services of a Participant employed by such entity or business unit as terminated if such Participant is not employed by GEO or any entity that is a part of the Company immediately after such event.

14. REQUIREMENTS OF LAW

(a) Violations of Law. The Company shall not be required to sell or issue any shares of Common Stock under any Award if the sale or issuance of such shares would constitute a violation by the individual exercising the Award, the Participant or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any provisions of the Sarbanes-Oxley Act, and any other federal or state securities laws or regulations. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Award, the issuance of shares pursuant thereto or the grant of an Award to comply with any law or regulation of any governmental authority.

(b) Registration. At the time of any exercise or receipt of any Award, the Company may, if it shall determine it necessary or desirable for any reason, require the Participant (or Participant’s heirs, legatees or legal representative, as the case may be), as a condition to the exercise or grant thereof, to deliver to the Company a written representation of present intention to hold the shares for their own account as an investment and not with a view to, or for sale in connection with, the distribution of such shares, except in compliance with applicable federal and state securities laws with respect thereto. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Participant (or Participant’s heirs, legatees or legal representative, as the case may be) upon the Participant’s exercise of part or all of the Award or receipt of an Award and a stop transfer order may be placed with the transfer agent. Each Award shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with, the issuance or purchase of the shares thereunder, the Award may not be exercised in whole or in part and the restrictions on an Award may not be removed unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion. The Participant shall provide the Company with any certificates, representations and information that the Company requests and shall otherwise cooperate with the Company in obtaining any listing, registration, qualification, consent or approval that the Company deems necessary or appropriate. The Company shall not be obligated to take any affirmative action in order to cause the exercisability or vesting of an Award, to cause the exercise of an Award or the issuance of shares pursuant thereto, or to cause the grant of Award to comply with any law or regulation of any governmental authority.

(c) Withholding. The Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the grant or exercise of an Award, or the removal of restrictions on an Award including, but not limited to: (i) the withholding of delivery of shares of Common Stock until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes; (ii) the canceling of any number of shares of Common Stock issuable in an amount sufficient to reimburse the Company for the amount it is required to so withhold; (iii) withholding the amount due from any such person’s wages or compensation due to such person; or (iv) requiring the Participant to pay the Company cash in the amount the Company is required to withhold with respect to such taxes.

(d) Governing Law. The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida.

15. GENERAL PROVISIONS

(a) Award Agreements. All Awards granted pursuant to the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall specify the terms and conditions of the Award granted and shall contain any additional provisions as the Committee shall deem appropriate, in its sole and absolute discretion (including, to the extent that the Committee deems appropriate, provisions relating to confidentiality, non-competition, non-solicitation and similar matters). The terms of each Award Agreement need not be identical for Eligible Individuals provided that all Award Agreements comply with the terms of the Plan.

(b) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant and sales transactions to persons other than the Company). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b). In the event Rule 16b-3 is revised or replaced, the Board, or the Committee acting on behalf of the Board, may exercise discretion to modify this Plan in any respect necessary to satisfy the requirements of the revised exemption or its replacement.

(c) Purchase Price. To the extent the purchase price of any Award granted hereunder is less than par value of a share of Common Stock and such purchase price is not permitted by applicable law, the per share purchase price shall be deemed to be equal to the par value of a share of Common Stock.

(d) Dividends and Dividend Equivalents. Except as provided by Section 5(f) or 8(e) of the Plan, a Participant shall not be entitled to receive, currently or on a deferred basis, cash or stock dividends, Dividend Equivalents, or cash payments in amounts equivalent to cash or stock dividends on shares of Common Stock covered by an Award which has not vested, an Option, a Stock Appreciation Right or a Performance Award. To the extent that dividends and distributions relating to an Award are held in escrow by the Company, or Dividend Equivalents are credited to an Award, a Participant shall not be entitled to any interest on any such amounts.

(e) Deferral of Awards. The Committee may from time to time establish procedures pursuant to which a Participant may elect to defer, until a time or times later than the vesting of an Award, receipt of all or a portion of the shares of Common Stock or cash subject to such Award and to receive Common Stock or cash at such later time or times, all on such terms and conditions as the Committee shall determine. The Committee shall not permit the deferral of an Award unless counsel for GEO determines that such action will not result in adverse tax consequences to a Participant under Code Section 409A. If any such deferrals are permitted, then notwithstanding anything to the contrary herein, a Participant who elects to defer receipt of Common Stock shall not have any rights as a shareholder with respect to deferred shares of Common Stock unless and until shares of Common Stock are actually delivered to the Participant with respect thereto, except to the extent otherwise determined by the Committee.

(f) Prospective Employees. Notwithstanding anything to the contrary, any Award granted to a Prospective Employee shall not become vested prior to the date the Prospective Employee first becomes an employee of the Company.

(g) Issuance of Certificates; Shareholder Rights. GEO shall deliver to the Participant a certificate evidencing the Participant’s ownership of shares of Common Stock issued pursuant to the exercise of an Award as soon as administratively practicable after satisfaction of all conditions relating to the issuance of such shares. A Participant shall not have any of the rights of a shareholder with respect to such Common Stock prior to satisfaction of all conditions relating to the issuance of such Common Stock, and, except as expressly provided in the Plan, no adjustment shall be made for dividends, distributions or other rights of any kind for which the record date is prior to the date on which all such conditions have been satisfied.

(h) Transferability of Awards. A Participant may not Transfer an Award other than by will or the laws of descent and distribution. Awards may be exercised during the Participant’s lifetime only by the Participant. No Award shall be liable for or subject to the debts, contracts, or liabilities of any Participant, nor shall any Award be subject to legal process or attachment for or against such person. Any purported Transfer of an Award in contravention of the provisions of the Plan shall have no force or effect and shall be null and void, and the purported transferee of such Award shall not acquire any rights with respect to such Award. Notwithstanding anything to the contrary, the Committee may in its sole and absolute discretion permit the Transfer of an Award to a Participant’s “family member” as such term is defined in the Form S-8 Registration Statement under the Securities Act of 1933, as amended, under such terms and conditions as specified by the Committee; provided, however, that the Participant will not directly or indirectly receive any payment of value in connection with the transfer of the Award. In such case, such Award shall be exercisable only by the transferee approved of by the Committee. To the extent that the Committee permits the Transfer of an Incentive Stock Option to a “family member”, so that such Option fails to continue to satisfy the requirements of an incentive stock option under the Code such Option shall automatically be re-designated as a Non-Qualified Stock Option.

(i) Buyout and Settlement Provisions. Except as prohibited in Section 15(k)(ii) of the Plan, the Committee may at any time on behalf of GEO offer to buy out any Awards previously granted based on such terms and conditions as the Committee shall determine which shall be communicated to the Participants at the time such offer is made.

(j) Use of Proceeds. The proceeds received by GEO from the sale of Common Stock pursuant to Awards granted under the Plan shall constitute general funds of GEO.

(k) Modification or Substitution of an Award.

(i) Generally. Subject to the terms and conditions of the Plan, the Committee may modify outstanding Awards. Notwithstanding the following, no modification of an Award shall adversely affect any rights or obligations of the Participant under the applicable Award Agreement without the Participant’s consent. The Committee in its sole and absolute discretion may rescind, modify, or waive any vesting requirements or other conditions applicable to an Award.

(ii) Limitation on Repricing. Unless such action is approved by GEO’s shareholders in accordance with applicable law: (i) no outstanding Option or Stock Appreciation Right granted under the Plan may be amended to provide an Exercise Price that is lower than the then-current Exercise Price of such outstanding Option or Stock Appreciation Right (other than adjustments to the Exercise Price pursuant to Sections 5(f) and 12); (ii) the Committee may not cancel any outstanding Option or Stock Appreciation Right when its Exercise Price is equal to or greater than the Fair Market Value of the underlying Common Stock and grant in substitution therefore new Awards, equity, cash or other property (other than adjustments pursuant to Section 12); (iii) the Committee may not authorize the repurchase of an outstanding Option or Stock Appreciation Right which has an Exercise Price that is higher than the then-current fair market value of the Common Stock (other than adjustments pursuant to Section 12); (iv) the Committee may not cancel any outstanding Option or Stock Appreciation Right and grant in substitution therefore new Awards as part of a strategy to materially enhance the position of the holder of such Options or Stock Appreciation Rights with respect to their value as of the time of such substitution (other than adjustments pursuant to Section 12), and (v) the Committee may not take any other action that is treated as a repricing under generally accepted accounting principles (other than adjustments pursuant to Sections 5(f) and 12). A cancellation and exchange or substitution described in clauses (ii) and (iv) of the preceding sentence will be considered a repricing regardless of whether the Option, Restricted Stock or other equity is delivered simultaneously with the cancellation, regardless of whether it is treated as a repricing under generally accepted accounting principles, and regardless of whether it is voluntary on the part of the Participant.

(l) Amendment and Termination of Plan. The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Common Stock as to which Awards have not been granted; provided, however, that the approval of the shareholders of GEO in accordance with applicable law and the Articles of Incorporation and Bylaws of GEO shall be required for any amendment (other than those permitted under Section 5 or 12): (i) that changes the class of individuals eligible to receive Awards under the Plan; (ii) that increases the maximum number of shares of Common Stock in the aggregate that may be subject to Awards that are granted under the Plan; or (iii) that proposes to eliminate a requirement provided herein that the shareholders of GEO must approve an action to be undertaken under the Plan. Except as permitted under Section 5 or Section 12 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of an Award, alter or impair rights or obligations under any Award theretofore granted under the Plan. Awards granted prior to the termination of the Plan may extend beyond the date the Plan is terminated and shall continue subject to the terms of the Plan as in effect on the date the Plan is terminated.

(m) Code Section 409A. The Award Agreement for any Award that the Committee reasonably determines to constitute “nonqualified deferred compensation plan” under Code Section 409A (a “Section 409A Plan”), and the provisions of the Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Code Section 409A, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Code Section 409A. If any Award constitutes a Section 409A Plan, then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Code Section 409A:

(i) Payments under the Section 409A Plan may not be made earlier than (u) the Participant’s “separation from service”, (v) the date the Participant becomes “disabled”, (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in the Award Agreement at the date of the deferral of such compensation, (y) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets” of the corporation, or (z) the occurrence of an “unforeseeable emergency”;

(ii) The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;

(iii) Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Code Section 409A(a)(4); and

(iv) In the case of any Participant who is a “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).

(v) For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Code Section 409A, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Code Section 409A that are applicable to the Award.

(n) Notification of 83(b) Election. If in connection with the grant of any Award, any Participant makes an election permitted under Code Section 83(b), such Participant must notify GEO in writing of such election within ten (10) days of filing such election with the Internal Revenue Service.

(o) Detrimental Activity. All Awards shall be subject to cancellation by the Committee in accordance with the terms of this Section 15(o) if the Participant engages in any Detrimental Activity. To the extent that a Participant engages in any Detrimental Activity at any time prior to, or during the one year period after, any exercise or vesting of an Award but prior to a Change in Control, the Company shall, upon the recommendation of the Committee, in its sole and absolute discretion, be entitled to (i) immediately terminate and cancel any Awards held by the Participant that have not yet been exercised, and/or (ii) with respect to Awards of the Participant that have been previously exercised, recover from the Participant at any time within two (2) years after such exercise but prior to a Change in Control (and the Participant shall be obligated to pay over to the Company with respect to any such Award previously held by such Participant): (A) with respect to any Options exercised, an amount equal to the excess of the Fair Market Value of the Common Stock for which any Option was exercised over the Exercise Price paid (regardless of the form by which payment was made) with respect to such Option; (B) with respect to any Award other than an Option, any shares of Common Stock granted and vested pursuant to such Award, and if such shares are not still owned by the Participant, the Fair Market Value of such shares on the date they were issued, or if later, the date all vesting restrictions were satisfied; and (C) any cash or other property (other than Common Stock) received by the Participant from the Company pursuant to an Award. Without limiting the generality of the foregoing, in the event that a Participant engages in any Detrimental Activity at any time prior to any exercise of an Award and the Company exercises its remedies pursuant to this Section 15(o) following the exercise of such Award, such exercise shall be treated as having been null and void, provided that the Company will nevertheless be entitled to recover the amounts referenced above.

(p) Disclaimer of Rights. No provision in the Plan, any Award granted hereunder, or any Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of or other service with the Company or to interfere in any way with the right and authority of the Company either to increase or decrease the compensation of any individual, including any holder of an Award, at any time, or to terminate any employment or other relationship between any individual and the Company. The grant of an Award pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

(q) Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to such Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

(r) Nonexclusivity of Plan. The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its sole and absolute discretion determines desirable.

(s) Other Benefits. No Award payment under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any agreement between a Participant and the

Company, nor affect any benefits under any other benefit plan of the Company now or subsequently in effect under which benefits are based upon a Participant’s level of compensation.

(t) Headings. The section headings in the Plan are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

(u) Pronouns. The use of any gender in the Plan shall be deemed to include all genders, and the use of the singular shall be deemed to include the plural and vice versa, wherever it appears appropriate from the context.

(v) Successors and Assigns. The Plan shall be binding on all successors of the Company and all successors and permitted assigns of a Participant, including, but not limited to, a Participant’s estate, devisee, or heir at law.

(w) Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

(x) Notices. Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, to GEO, to its principal place of business, attention: John J. Bulfin, General Counsel, The GEO Group Inc., and if to the holder of an Award, to the address as appearing on the records of the Company.

ANNEX A

DEFINITIONS

“2014 Award” means any outstanding award under the 2014 Plan that can be settled in Common Stock.

“2014 Plan” means the amended and restated The GEO Group, Inc. 2014 Stock Incentive Plan, effective May 2, 2014.

“Award” means any Common Stock, Option, Performance Unit, Performance Share, Performance Share Unit, Restricted Stock, Stock Appreciation Right or any other award granted pursuant to the Plan.

“Award Agreement” means a written agreement entered into by GEO and a Participant setting forth the terms and conditions of the grant of an Award to such Participant.

“Board” means the board of directors of GEO.

“Cause” means, with respect to a termination of employment or other service with the Company, a termination of employment or other service due to a Participant’s dishonesty, fraud, insubordination, willful misconduct, refusal to perform services (for any reason other than illness or incapacity) or materially unsatisfactory performance of the Participant’s duties for the Company; provided, however, that if the Participant and the Company have entered into an employment agreement or consulting agreement which defines the term Cause, the term Cause shall be defined in accordance with such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement. The Committee shall determine in its sole and absolute discretion whether Cause exists for purposes of the Plan.

“Change in Control” shall be deemed to occur upon the occurrence of any of the following after the Effective Date:

(a) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than GEO, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of GEO in substantially the same proportions as their ownership of common stock of GEO), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of GEO representing thirty percent (30%) or more of the combined voting power of GEO’s then outstanding securities;

(b) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this Section) whose election by the Board or nomination for election by GEO’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(c) consummation of a merger, consolidation, reorganization, or other business combination of GEO with any other entity, other than a merger or consolidation which would result in the voting securities of GEO outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of GEO or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of GEO (or similar transaction) in which no person acquires more than twenty-five percent (25%) of the combined voting power of GEO’s then outstanding securities shall not constitute a Change in Control; or

(d) the shareholders of GEO approve a plan of complete liquidation of GEO, and such liquidation occurs, or the consummation of the sale or disposition by GEO of all or substantially all of GEO’s assets other than (x) the sale or disposition of all or substantially all of the assets of GEO to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of GEO at the time of the sale or (y) pursuant to a spin-off type transaction, directly or indirectly, of such assets to the shareholders of GEO.

However, to the extent that Code Section 409A would cause an adverse tax consequence to a Participant using the above definition, the term “Change in Control” shall have the meaning ascribed to the phrase “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Department Proposed Regulation 1.409A-3(g)(5), as revised from time to time in either subsequent proposed or final regulations, and in the event that such regulations are withdrawn or such phrase (or a substantially similar phrase) ceases to be defined, as determined by the Committee.

“Change in Control Price” means the price per share of Common Stock paid in any transaction related to a Change in Control of GEO.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Committee” means the Committee designated to administer the Plan in accordance with Section 4.

“Common Stock” means the common stock, par value $0.01 per share, of GEO.

“Company” means The GEO Group, Inc., a Florida corporation, the subsidiaries of The GEO Group, Inc., and all other entities whose financial statements are required to be consolidated with the financial statements of The GEO Group, Inc. pursuant to United States generally accepted accounting principles, and any other entity determined to be an affiliate of The GEO Group, Inc. as determined by the Committee in its sole and absolute discretion.

“Covered Individual” means any current or former member of the Committee, any current or former officer or director of the Company, or any individual designated pursuant to Section 4(c).

“Detrimental Activity” means any of the following: (i) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without written authorization from the Company, of any confidential information or proprietary information, relating to the business of the Company, acquired by a Participant prior to a termination of the Participant’s employment or service with the Company; (ii) activity while employed or providing services that is classified by the Company as a basis for a termination for Cause; (iii) the Participant’s Disparagement, or inducement of others to do so, of the Company or its past or present officers, directors, employees or services; or (iv) any other conduct or act determined by the Committee, in its sole discretion, to be injurious, detrimental or prejudicial to the interests of the Company. For purposes of subparagraph (i) above, the Chief Executive Officer and the General Counsel of the Company shall each have authority to provide the Participant with written authorization to engage in the activities contemplated thereby and no other person shall have authority to provide the Participant with such authorization.

“Disability” means a “permanent and total disability” within the meaning of Code Section 22(e)(3); provided, however, that if a Participant and the Company have entered into an employment or consulting agreement which defines the term Disability for purposes of such agreement, Disability shall be defined pursuant to the definition in such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement. The Committee shall determine in its sole and absolute discretion whether a Disability exists for purposes of the Plan.

“Disparagement” means making any comments or statements to the press, the Company’s employees, clients or any other individuals or entities with whom the Company has a business relationship, which could adversely affect in any manner: (i) the conduct of the business of the Company (including, without limitation, any products or business plans or prospects), or (ii) the business reputation of the Company or any of its products, or its past or present officers, directors or employees.

“Dividend Equivalents” means an amount equal to the cash dividends paid by the Company upon one share of Common Stock subject to an Award granted to a Participant under the Plan.

“Effective Date” shall mean March 9, 2018, subject to the Plan being approved by the shareholders of GEO in accordance with the laws of the State of Florida.

“Eligible Individual” means any employee, officer, director (employee or non-employee director) or consultant of the Company and any Prospective Employee to whom Awards are granted in connection with an offer of future employment with the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the purchase price per share of each share of Common Stock subject to an Award.

“Fair Market Value” means, unless otherwise required by the Code, as of any date, the last sales price reported for the Common Stock on the day immediately prior to such date (i) as reported by the national securities exchange in the United States on which it is then traded, or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc., or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted; provided, however, that the Committee may modify the definition of Fair Market Value to reflect any changes in the trading practices of any exchange or automated system sponsored by the National Association of Securities Dealers, Inc. on which the Common Stock is listed or traded. If the Common Stock is not readily traded on a national securities exchange or any system sponsored by the National Association of Securities Dealers, Inc., the Fair Market Value shall be determined in good faith by the Committee.

“GEO” means The GEO Group, Inc., a Florida corporation.

“Grant Date” means the date on which the Committee approves the grant of an Award or such later date as is specified by the Committee and set forth in the applicable Award Agreement.

“Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422.

“Listing Market” means the New York Stock Exchange or, if the securities of the Company are not then listed on the New York Stock Exchange, such other national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading on any national securities exchange, or an automated quotation system sponsored by the Financial Industry Regulatory Authority.

“Non-Employee Director” means a director of GEO who is not an active employee of the Company.

“Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means an option to purchase Common Stock granted pursuant to Sections 6 of the Plan.

“Participant” means any Eligible Individual who holds an Award under the Plan and any of such individual’s successors or permitted assigns.

“Performance Award” means an award of Performance Shares, Performance Share Units or Performance Units.

“Performance Goals” means the specified performance goals that have been established by the Committee in connection with an Award.

“Performance Period” means the period during which Performance Goals must be achieved in connection with an Award granted under the Plan.

“Performance Shares” means Restricted Stock that is subject to the achievement of certain Performance Goals being attained during a Performance Period pursuant to Section 9 hereunder.

“Performance Share Unit” means a right to receive a fixed number of shares of Common Stock, or the cash equivalent, that is contingent on the achievement of certain Performance Goals during a Performance Period.

“Performance Unit” means a right to receive a designated dollar value, or shares of Common Stock of the equivalent value, that is contingent on the achievement of certain Performance Goals during a Performance Period.

“Person” shall mean any person, corporation, partnership, joint venture or other entity or any group (as such term is defined for purposes of Section 13(d) of the Exchange Act), other than a parent or subsidiary.

“Plan” means this The GEO Group, Inc. 2018 Stock Incentive Plan.

“Prospective Employee” means any individual who has committed to become an employee of the Company within sixty (60) days from the date an Award is granted to such individual.

“Restricted Stock” means Common Stock subject to certain restrictions, as determined by the Committee, and granted pursuant to Section 8 hereunder.

“Section 424 Employee” means an employee of GEO or any “subsidiary corporation” or “parent corporation” as such terms are defined in and in accordance with Code Section 424. The term “Section 424 Employee” also includes employees of a corporation issuing or assuming any Options in a transaction to which Code Section 424(a) applies.

“Stock Appreciation Right” means the right to receive all or some portion of the increase in value of a fixed number of shares of Common Stock granted pursuant to Section 7 hereunder.

“Transfer” means, as a noun, any direct or indirect, voluntary or involuntary, exchange, sale, bequeath, pledge, mortgage, hypothecation, encumbrance, distribution, transfer, gift, assignment or other disposition or attempted disposition of, and, as a verb, directly or indirectly, voluntarily or involuntarily, to exchange, sell, bequeath, pledge, mortgage, hypothecate, encumber, distribute, transfer, give, assign or in any other manner whatsoever dispose or attempt to dispose of.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY E37832-P02681 ! ! ! For All Withhold All For All Except For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 2. To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the 2018 fiscal year. 3. To hold an advisory vote to approve named executive officer compensation. 4. To approve The GEO Group, Inc. 2018 Stock Incentive Plan. 5. To vote on a shareholder proposal regarding shareholder proxy access, if properly presented before the meeting. For address change/comments, mark here. (see reverse for instructions) 01) Clarence E. Anthony 02) Anne N. Foreman 03) Richard H. Glanton 04) Christopher C. Wheeler 05) Julie Myers Wood 06) George C. Zoley 1. Election of Directors Nominees: The Board of Directors recommends you vote “FOR” the following: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. The Board of Directors recommends you vote “FOR” proposals 2, 3 and 4: The Board of Directors recommends you vote “AGAINST” proposal 5: THE GEO GROUP, INC. 621 NW 53RD STREET SUITE 700 BOCA RATON, FL 33487 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/GEO2018 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTE w THE GEO GROUP, INC.

E37833-P02681 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. THE GEO GROUP, INC. Annual Meeting of Shareholders April 24, 2018 9:00 AM This Proxy is solicited by the Board of Directors The undersigned hereby appoints George C. Zoley and John J. Bulfin as Proxy, each with the power to appoint his substitute, and hereby authorizes each to represent and to vote, as designated on the reverse side, all the shares of Common Stock of The GEO Group, Inc. held of record by the undersigned at the close of business on February 27, 2018, at the Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/GEO2018, at 9:00 A.M. (EDT), April 24, 2018 or at any adjournment thereof. This Voting Instruction Form also instructs MassMutual Financial Group as Trustee of The GEO Group, Inc. 401(k) Plan, to vote by Proxy at the virtual Annual Meeting of Shareholders, all the shares of Common Stock of The GEO Group, Inc. for which the undersigned shall be entitled to instruct in the manner appointed on the other side hereof. MassMutual Financial Group will vote the shares represented by this Voting Instruction Form that is properly completed, signed, and received by MassMutual Financial Group before 12 P.M. EDT on April 23, 2018. Please note that if this Voting Instruction Form is not properly completed and signed, or if it is not received by The Trustee as indicated above, shares allocated to a participant’s account will not be voted. MassMutual Financial Group will hold your voting instructions in complete confidence except as may be necessary to meet legal requirements. MassMutual Financial Group makes no recommendation regarding any voting instruction. This Proxy is solicited by the Board of Directors and will be voted in accordance with the instructions specified on the reverse side. If no instructions are specified, this Proxy will be voted FOR the election of the nominees, FOR Proposals 2, 3 and 4 and AGAINST Proposal 5. Continued and to be signed on reverse side Address Changes/Comments: _______________________________________________________________________________ _____________________________ (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)